Preliminary Offering Circular, Dated [*], 2023

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

American Rebel Holdings, Inc.

909 18th Avenue South, Suite A

Nashville, Tennessee 37212

833-267-3235

www.americanrebel.com

BEST EFFORTS OFFERING OF UP TO 2,666,666 SHARES OF

SERIES C REDEEMABLE CONVERTIBLE PREFERRED STOCK

American Rebel Holdings, Inc., which we refer to as “our company,” “we,” “our” and “us,” is offering up to 2,666,666 shares of series C redeemable convertible preferred stock, par value $0.001 per share, which we refer to as the Series C Preferred Stock, at an offering price of $7.50 per share, for a maximum offering amount of $19,999,995. There is a minimum initial investment amount per investor of $300.00 for the Series C Preferred Stock and any additional purchases must be made in increments of at least $7.50.

The Series C Preferred Stock being offered will rank, as to dividend rights and rights upon our liquidation, dissolution, or winding up, senior to our Common Stock. Holders of our Series C Preferred Stock will be entitled to receive cumulative dividends in the amount of $0.16 per share each quarter; provided that upon an event of default (generally defined as our failure to pay dividends when due or to redeem shares when requested by a holder), such amount shall be increased to $0.225 per quarter. The liquidation preference for each share of our Series C Preferred Stock is $7.50. Upon a liquidation, dissolution or winding up of our company, holders of shares of our Series C Preferred Stock will be entitled to receive the liquidation preference with respect to their shares plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment with respect to such shares. Commencing on the fifth anniversary of the initial closing of this offering and continuing indefinitely thereafter, we shall have a right to call for redemption the outstanding shares of our Series C Preferred Stock at a call price equal to 150% of the original issue price of our Series C Preferred Stock, and correspondingly, each holder of shares of our Series C Preferred Stock shall have a right to put the shares of Series C Preferred Stock held by such holder back to us at a put price equal to 150% of the original issue purchase price of such shares. The Series C Preferred Stock will have no voting rights (except for certain matters) and each share of the Series C Preferred Stock is convertible into five (5) shares of our Common Stock at the option of the holder. The shares of Common Stock underlying the Series C Preferred Stock will be registered following this offering. See “Description of Securities” beginning on page 71 for additional details.

There is no existing public trading market for the Series C Preferred Stock. Our common stock, $0.001 par value per share (the “Common Stock”) and certain existing warrants are traded on the Nasdaq Capital Market (which we sometimes refer to as “Nasdaq”) under the symbols “AREB” and “AREBW,” respectively. On [*], 2023, the closing price of our Common Stock as reported on the Nasdaq Capital Market was $[*] per share. Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this offering circular reflects a reverse stock split of the outstanding Common Stock of the Company at a 1-for-25 ratio, which was effectuated on June 27, 2023.

The offering price of the Series C Preferred Stock may not reflect the market price of our Series C Preferred Stock after this offering.

We intend to apply to have our Series C Preferred Stock listed on the Nasdaq Capital Market under the symbol “AREBP” after the final closing of this offering. We intend to list our Series C Preferred Stock on the Nasdaq Capital Market following Nasdaq’s certification of the Form 8-A of the Company to be filed after, and to begin trading within 120 days after, the final closing of this offering. The listing of the Company’s Series C Preferred Stock on the Nasdaq Capital Market is not a condition of the Company’s proceeding with this offering, and no assurance can be given that our application to list on Nasdaq Capital Market will be approved or that an active trading market for our Series C Preferred will develop. Our Series C Preferred Stock is not currently listed or quoted on any exchange.

This offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings. This offering will terminate at the earliest of: (1) the date at which the maximum amount of offered shares has been sold, (2) the date which is one year after this offering is qualified by the U.S. Securities and Exchange Commission, or the Commission, and (3) the date on which this offering is earlier terminated by us in our sole discretion.

Digital Offering, LLC is a broker-dealer registered with the Commission and members of the Financial Industry Regulatory Authority, or FINRA, and the Securities Investor Protection Corporation, or SIPC, which we refer to as the lead selling agent or managing broker-dealer, is the lead selling agent for this offering. The lead selling agent is selling our shares in this offering on a best-efforts basis and is not required to sell any specific number or dollar amount of shares offered by this offering circular but will use their best efforts to sell such shares.

We may undertake one or more closings on a rolling basis. Until we complete a closing, the proceeds for this offering will be kept in an escrow account maintained at Wilmington Trust, National Association (“Wilmington Trust”). At each closing, the proceeds will be distributed to us and the associated Series C Preferred Stock will be issued to the investors. If there are no closings or if funds remain in the escrow account upon termination of this offering without any corresponding closing, the funds so deposited for this offering will be promptly returned to investors, without deduction and without interest. See “Plan of Distribution.”

	Price to Public(1)	Selling Agent Commissions(2)	Proceeds to issuer(1)
Per Share	$7.50	$0.6375	$6.8625
Total Maximum	$19,999,995	$1,699,999.58	$18,299,995.40

1.	Per Share price represents the offering price for one share of Series C Preferred Stock.
2.	The Company has engaged Digital Offering, LLC (“Digital Offering”) to act as lead selling agent to offer the shares of our Series C Redeemable Convertible Preferred Stock, par value $0.001 (the “Series C Preferred Stock”) to prospective investors in this offering on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be received by the Company in this offering. In addition, the lead selling agent may engage one or more sub-agents or selected dealers to assist in its marketing efforts. Digital Offering is not purchasing the shares of Series C Preferred Stock offered by us and is not required to sell any specific number or dollar amount of shares in this offering before a closing occurs. The Company will pay a cash commission of 8.5% to Digital Offering on sales of the shares of Series C Preferred Stock. See “Plan of Distribution” on page 78 for details of compensation payable to the lead selling agent in connection with the offering.
3.	Before deducting expenses of the offering, which are estimated to be approximately $___,000. See the section captioned “Plan of Distribution” for details regarding the compensation payable in connection with this offering. This amount represents the proceeds of the offering to us, which will be used as set out in the section captioned “Use of Proceeds.”

Our business and an investment in our Series C Preferred Stock involve significant risks. See “Risk Factors” beginning on page 13 of this offering circular to read about factors that you should consider before making an investment decision. You should also consider the risk factors described or referred to in any documents incorporated by reference in this offering circular, before investing in these securities.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been received by the Company, (2) one year from the date upon which the Commission qualifies the offering statement of which this offering circular forms a part, and (3) the date at which the offering is earlier terminated by the Company in its sole discretion. This offering is being conducted on a best-efforts basis. The Company intends to undertake one or more closings in this offering on a rolling basis. After the closing, funds tendered by investors will be made available to the Company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The approximate date of commencement of proposed sale to the public is [*], 2023.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular and the documents incorporated by reference herein contain, in addition to historical information, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections. We may use words such as “may,” “could,” “should,” “anticipate,” “expect,” “project,” “position,” “intend,” “target,” “plan,” “seek,” “believe,” “foresee,” “outlook,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted. These risks and uncertainties include the following:

●	our ability to efficiently manage and repay our debt obligations;
●	we recently consummated the purchase of our safe manufacturer and sales organizations, and future acquisitions and operations of new manufacturing facilities and/or sales organizations might prove unsuccessful and could fail;
●	our inability to raise additional financing for working capital, especially related to purchasing critical inventory;
●	our ability to generate sufficient revenue in our targeted markets to support operations;
●	significant dilution resulting from our financing activities:
●	actions and initiatives taken by both current and potential competitors;
●	shortages of components and materials, as well as supply chain disruptions, may delay or reduce our sales and increase our costs, thereby harming our results of operations;
●	we do not have long-term purchase commitments from our customers, and their ability to cancel, reduce, or delay orders could reduce our revenue and increase our costs;
●	our success depends on our ability to introduce new products that track customer preferences;
●	if we are unable to protect our intellectual property, we may lose a competitive advantage or incur substantial litigation costs to protect our rights;
●	as a significant portion of our revenues are derived by demand for our safes and the personal security products for firearms storage, we depend on the availability and regulation of ammunition and firearm storage;
●	as we continue to integrate the recent purchase of our safe manufacturer and sales organization, any compromised operational capacity may affect our ability to meet the demand for our safes, which in turn may affect our generation of revenue;
●	our future operating results;
●	our ability to diversify our operations;
●	our inability to effectively meet our short- and long-term obligations;
●	the fact that our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require management to make estimates about matters that are inherently uncertain;
●	given our limited corporate history it is difficult to evaluate our business and future prospects and increases the risks associated with an investment in our securities;
●	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;
●	changes in generally accepted accounting policies in the United States (“U.S. GAAP”) or in the legal, regulatory and legislative environments in the markets in which we operate;
●	deterioration in general or global economic, market and political conditions;
●	inability to efficiently manage our operations;
●	inability to achieve future operating results;
●	the unavailability of funds for capital expenditures;
●	our ability to recruit and hire key employees;
●	the global impact of COVID-19 on the United States economy and our operations;
●	the inability of management to effectively implement our strategies and business plans;
●	our business prospects;

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●	any contractual arrangements and relationships with third parties;
●	the dependence of our future success on the general economy;
●	any possible financings; and
●	the adequacy of our cash resources and working capital.

Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. New factors emerge from time to time, and their emergence is impossible for us to predict. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The specific discussions herein about our company include financial projections and future estimates and expectations about our company’s business. The projections, estimates and expectations are presented in this offering circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on our company management’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Market and Industry Data

The market and industry data used in this report are based on independent industry publications, customers, trade or business organizations, reports by market research firms and other published statistical information from third parties (collectively, the “Third Party Information”), as well as information based on management’s good faith estimates, which we derive from our review of internal information and independent sources. Such Third Party Information generally states that the information contained therein or provided by such sources has been obtained from sources believed to be reliable.

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Please read this offering circular carefully. It describes our business, our financial condition and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on the information contained in this offering circular. We have not, and the lead selling agent has not, authorized anyone to provide you with any information other than that contained in this offering circular. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. The information in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of the securities covered hereby. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the lead selling agent is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not, and the lead selling agent has not, taken any action that would permit this offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this offering circular must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby or the distribution of this offering circular outside the United States.

This offering circular includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this offering circular.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the offering statement of which this offering circular is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Except as otherwise indicated by the context, references in this offering circular to “Company,” “American Rebel Holdings,” “American Rebel,” “we,” “us” and “our” are references to American Rebel Holdings, Inc. and its operating subsidiaries, American Rebel, Inc., Champion Safe Co., Inc., Superior Safe, LLC, Safe Guard Security Products, LLC and Champion Safe De Mexico, S.A. de C.V. All references to “USD” or United States Dollar refer to the legal currency of the United States of America.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS OFFERING CIRCULAR. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS OFFEIRNG CIRCULAR IS NOT AN OFFER TO SELL OR BUY ANY SECURITIES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS OFFERING CIRCULAR IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR.

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SUMMARY

This summary highlights selected information contained elsewhere in this offering circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire offering circular, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this offering circular, before making an investment decision.

Our Company

Corporate Summary

The Company is setting out to establish itself as “America’s Patriotic Brand.” American Rebel is a lifestyle brand that we believe presents our customers the opportunity to express their values with the products they buy. We currently operate primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products. American Rebel acquired Champion Safe Company, Inc., a Utah corporation (“Champion Safe”), and its associated entities on July 29, 2022. This acquisition dramatically grew the Company’s revenues and built a solid base to position the Company for future growth. Additionally, the Company designs and produces branded apparel and accessories. On August 9, 2023, the Company entered into a Master Brewing Agreement (the “Brewing Agreement”) with Associated Brewing Company, a Minnesota limited liability company (“Associated Brewing”). Under the terms of the Brewing Agreement, Associated Brewing has been appointed as the exclusive producer and seller of American Rebel branded spirits, with the initial product being American Rebel Light Beer (“American Rebel Beer”). American Rebel Beer plans to launch regionally in early 2024. The beer industry in the United States is a more than $110 billion   dollar market. We believe there is a substantial opportunity to enter the beer market at this time to present our customers with a beer they can support that aligns with their values.

We believe American Rebel is boldly positioning itself as “America’s Patriotic Brand” in a time when national spirit and American values are being rekindled and redefined. The typical American Rebel customer loves their family, their country and their community. We believe the time is right for American Rebel Beer, we believe we have the right expertise, and we believe we have the right brand. We believe recent trends have revealed that beer consumers want to express their values through their choice of beer. We believe that American Rebel Beer will have a receptive target audience for our product. American Rebel Light Beer will be the first product introduced on a regional basis, with plans to launch in early 2024. Consumers are already registering their email addresses at www.AmericanRebelBeer.com to be notified when American Rebel Beer is available in their local market. We are also offering our American Rebel Beer can cooler as a free incentive to visit our website.

Our safes have an established legacy of quality and craftsmanship since Champion Safe was founded in 1999   . We believe that when it comes to their homes, consumers place a premium on their security and privacy. Our products are designed to offer our customers convenient, efficient and secure home and personal safes from a provider that they can trust. We are committed to offering products of enduring quality that allow customers to keep their valuable belongings protected and to express their patriotism and style, which is synonymous with the American Rebel brand.

Our safes and personal security products are constructed primarily of U.S.-made steel. We believe our products are designed to safely store firearms, as well as store our customers’ priceless keepsakes, family heirlooms and treasured memories and other valuables, and we aim to make our products accessible at various price points for home and office use. We believe our products are designed for safety, quality, reliability, features and performance.

To enhance the strength of our brand and drive product demand, we work with our manufacturing facilities and various suppliers to emphasize product quality and mechanical development in order to improve the performance and affordability of our products while providing support to our distribution channel and consumers. We seek to sell products that offer features and benefits of higher-end safes at mid-line price ranges.

We believe that safes are becoming a ‘must-have appliance’ in a significant portion of households in the United States. We believe our current safes provide safety, security, style and peace of mind at competitive prices.

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In addition to branded safes, we offer an assortment of personal security products as well as apparel and accessories for men and women under the Company’s American Rebel brand. Our backpacks utilize what we believe is a distinctive sandwich-method concealment pocket, which we refer to as Personal Protection Pocket, to hold firearms in place securely and safely. The concealment pockets on our Freedom 2.0 Concealed Carry Jackets incorporate a silent operation opening and closing with the use of a magnetic closure.

We believe that we have the potential to continue to create a brand community presence around the core ideals and beliefs of America, in part through our Chief Executive Officer, Charles A. “Andy” Ross, Jr., who has written, recorded and performs a number of songs about the American spirit of independence. We believe our customers identify with the values expressed by our Chief Executive Officer through the “American Rebel” brand.

Through our growing network of dealers, we promote and sell our products in select regional retailers and local specialty safe, sporting goods, hunting and firearms stores, as well as online, including our website and e-commerce platforms such as Amazon.com.

American Rebel is an advocate for the 2nd Amendment and conveys a sense of responsibility to teach and preach good common practices of gun ownership. American Rebel products keep our customers concealed and safe both inside and outside the home. American Rebel Safes protect our customers’ firearms and valuables from children, theft, fire and natural disasters inside the home; and American Rebel Concealed Carry Products provide quick and easy access to our customers’ firearms utilizing American Rebel’s Proprietary Protection Pocket in its backpacks and apparel outside the home. Our concealed carry product releases embrace the “concealed carry lifestyle” with a focus on personal security and defense.

The Company’s “concealed carry lifestyle” motto refers to a set of products and a set of ideas around the emotional decision to carry a gun everywhere a customer goes. The American Rebel brand strategy is similar to the successful Harley-Davidson Motorcycle philosophy, referenced in this quote from Richard F. Teerlink, Harley’s chairman and former chief executive, “It’s not hardware; it is a lifestyle, an emotional attachment. That’s what we have to keep marketing to.” As an American icon, we believe Harley-Davidson Motorcycle has come to symbolize freedom, rugged individualism, excitement and a sense of “bad boy rebellion.” We believe American Rebel    has significant potential for branded products as a lifestyle brand. We believe our Concealed Carry Product line and Safe line serve a large and growing market segment; but it is important to note we have product opportunities beyond Concealed Carry Products and Safes. One of these opportunities is American Rebel Beer, offering beer consumers a chance to celebrate life and celebrate freedom.

Recent Events

American Rebel Beer

On August 9, 2023, the Company entered into a Master Brewing Agreement with Associated Brewing. Under the terms of the Brewing Agreement, Associated Brewing has been appointed as the exclusive producer and seller of American Rebel branded spirits, with the initial product being American Rebel Light Beer. American Rebel Light Beer will launch regionally in early 2024.

Acquisition of Champion Entities

On June 29, 2022, the Company entered into a stock and membership interest purchase agreement with Champion Safe, Superior Safe, LLC (“Superior Safe”), Safe Guard Security Products, LLC (“Safe Guard”), Champion Safe De Mexico, S.A. de C.V. (“Champion Safe Mexico” and, together with Champion Safe, Superior Safe, Safe Guard, and Champion Safe Mexico, collectively, the “Champion Entities”) and Mr. Ray Crosby (“Seller”) (the “Champion Purchase Agreement”), pursuant to which the Company agreed to acquire all of the issued and outstanding capital stock and membership interests of the Champion Entities from the Seller. This transaction was completed on July 29, 2022. We have included the Champion Entities assets and liabilities as of that date and the subsequent financial activity through the date of this offering circular in our consolidated financial statements which consist of the consolidated balance sheets, consolidated statement of operations, consolidated statement of stockholders’ equity (deficit) and consolidated statement of cash flows (the “Consolidated Financial Statements”). The Champion Entities have been integrated with our existing operations and are under the control of our management team.

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The closing contemplated by the Champion Purchase Agreement occurred on July 29, 2022. Under the terms of the Champion Purchase Agreement, the Company paid the Seller (i) cash consideration in the amount of $9,150,000, along with (ii) cash deposits previously paid of $350,000, and (iii) reimbursement to the Seller for $397,420 of agreed upon acquisitions and equipment purchases completed by the Seller and the Champion Entities since June 30, 2021.

Our Competition

Safes - The North American safe industry is dominated by a small number of companies. We compete primarily on the quality, safety, reliability, features, performance, brand awareness, and price of our products. Our primary competitors include companies such as Liberty Safe, Fort Knox Security Products, American Security, Sturdy Safe Company, Homeland Security Safes, SentrySafe, as well as certain other domestic manufacturers, as well as certain China-based manufactured safes. Safes manufactured in China, including Steelwater and Alpha-Guardian, were subject to import tariffs initiated under the administration of former U.S President Donald Trump and continued during the first half of the current administration. We believe that given the current substantial uncertainty related to the supply chain and delivery of international goods, we have a competitive advantage because our safes are not manufactured overseas. Our higher end safes and vault doors are made in the USA in our Provo, UT manufacturing facility, which we believe resonates with our customer base. Our middle and value line safes are made with USA made steel in our manufacturing facility in Nogales, Mexico. We believe the combination of having all our safes made with USA made steel along with our higher end safes and vault doors being made in America put the Company in a strong position against our competitors because we do not rely on importing safes from China and US-made steel is the strongest steel available. Chinese imports are less appealing due to rising raw material and labor costs in China as well as the ever-present risk that tariffs could be reinstated at any time.

Beer - The Beer industry in the United States is highly competitive due to large domestic and international brewers and the increasing number of craft brewers in this category who distribute similar products that have similar pricing and target beer drinkers. The two largest brewers in the United States, AB InBev and Molson Coors, participate actively in mass appeal beer offerings as well as the high end and beyond beer categories, through numerous hard seltzers, flavored malt beverages, and spirit ready to drink packaged beverages, or RTDs, from existing beer brands or new brands, importing and distributing import brands, and with their own domestic specialty beers, either by developing new brands or by acquiring, in whole or part, existing brands. Imported beers, such as Corona®, Heineken®, Modelo Especial® and Stella Artois®, continue to compete aggressively in the United States and have gained market share over the last ten years. All of these companies have substantially greater financial resources, marketing strength and distribution networks than the Company. We believe our brand positioning will present opportunities for us to compete in this crowded marketplace. American Rebel won’t be all things to all people; but we do believe we can be important to a large potential market.

Our Competitive Strengths

We believe we are progressing toward long-term, sustainable growth, and our business has, and our future success will be driven by, the following competitive strengths:

● Powerful Brand Identity – We believe we have developed a distinctive brand that sets us apart from our competitors. This has contributed significantly to the success of our business. Our brand is predicated on patriotism and quintessential American character: protecting our loved ones and expressing one’s values and beliefs. We strive to equip our safes with technologically advanced features, improved designs and accessory benefits that offer customers advanced security to provide the peace of mind they need. Our beer offerings are formulated for the mass appeal beer market and our can will boldly proclaim the drinker’s values as we believe the beer consumer has an almost unlimited number of options, but actually very few beer choices that clearly convey the drinker’s values. Maintaining, protecting and enhancing the “American Rebel” brand is critical to expanding our loyal enthusiasts base, network of dealers, distributors and other partners. Through our beer, our safes, and branded apparel and accessories, we seek to further enhance our connection with the American Rebel community and share the values of patriotism and safety for which our Company stands for. We strive to continue to meet their need for our safes and our success will depend largely on our ability to maintain customer trust, become a gun safe storage leader and continue to provide high-quality safes. Introducing American Rebel Beer will further expand our brand identity due to the size and potential customer base available to us in the beer market.

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● Beverage Operations – We believe that our agreement with Associated Brewing provides an operational advantage for American Rebel Beer. Associated Brewing is a premier beverage partner that provides turn-key operational support for American Rebel Beer. Associated Brewing’s resources and expertise jump-start American Rebel’s entry into the beer market providing a base of initial scale for the Company to utilize to enter this new market.

● Safe Product Design and Development – Our current safe models rely on time-tested features, such as Four-Way Active Boltworks, pinning the door shut on all four sides (compared to Three-Way Bolt works, which is prevalent in many of our competitors’ safes), and benefits that would not often be available in our price point, including 12-gauge and heavier US-made steel. The sleek exterior of our American Rebel safes has garnered attention and earned the moniker from our dealers as the “safe with an attitude.” When we set out to enter the safe market, we wanted to offer a safe that we would want to buy, one that would get our attention and provide excellent value for the cost. Our Champion and Superior safes draw on decades of exemplary craftsmanship and dependability. Champion Safe – Built Up to a Standard, Not Down to a Price.

● Focus on Safe Product Performance – Since the introduction of our first safes, we have maintained a singular focus on creating a full range of safe, quality, reliable safes that were designed to help our customers keep their family and valuables safe at all times. We incorporate advanced features into our safes that are designed to improve strength and durability. Key elements of our current model safes’ performance include:

Double Plate Steel Door - 4 ½” Thick

Reinforced Door Edge – 7/16” Thick

Double-Steel Door Casement

Steel Walls – 11-Gauge

Diameter Door Bolts – 1 ¼” Thick

Four-Way Active Boltworks – AR-50(14), AR-40(12), AR-30(10), AR-20(10), AR-15(8), AR-12(8)

Diamond-Embedded Armor Plate

* Double Plate Steel Door is formed from two U.S.-made steel plates with fire insulation sandwiched inside. Thicker steel is placed on the outside of the door while the inner steel provides additional door rigidity and attachment for the locking mechanism and bolt works. The door edge is reinforced with up to four layers of laminated steel. Pursuant to industry-standard strength tests performed, this exclusive design offers up to 16 times greater door strength and rigidity than the “thin metal bent to look thick” doors.

* Double-Steel Door Casement is formed from two or more layers of steel and is welded around the perimeter of the door opening. Pursuant to industry-standard strength tests performed, it more than quadruples the strength of the door opening and provides a more secure and pry-resistant door mounting. Our manufacturer installs a Double-Steel Door Casement™ on our safes. We believe the reinforced door casement feature provides important security as the safe door is often a target for break-in attempts.

* Diamond-Embedded Armor Plate Industrial diamond is bonded to a tungsten steel alloy hard plate. Diamond is harder than either a cobalt or carbide drill. If drilling is attempted the diamond removes the cutting edge from the drill, thus dulling the drill bit to where it will not cut.

● Trusted Brand – We believe that we have trusted brands with both retailers and consumers for delivering reliable, secure safe solutions.

● Customer Satisfaction – We believe we have established a reputation for delivering high-quality safes and personal security products in a timely manner, in accordance with regulatory requirements and our retailers’ delivery requirements and supporting our products with a consistent merchandising and marketing message. We also believe that our high level of service, combined with strong consumer demand for our products and our focused distribution strategy, produces substantial customer satisfaction and loyalty. We also believe we have cultivated an emotional connection with the brand which symbolizes a lifestyle of freedom, rugged individualism, excitement and a sense of bad boy rebellion.

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● Proven Management Team - Our founder and Chief Executive Officer, Charles A. “Andy” Ross, Jr., has led the expansion and focus on the select product line we offer today. We believe that Mr. Ross had, and continues to have, an immediate and positive impact on our brand, products, team members, and customers. Under Mr. Ross’s leadership, we believe that we have built a strong brand and strengthened the management team. We are refocusing on the profitability of our products, reinforcing the quality of safes to engage customers and drive sales. We believe our management team possesses an appropriate mix of skills, broad range of professional experience, and leadership designed to drive board performance and properly oversee the interests of the Company, including our long-term corporate strategy. We believe our management team also reflects a balanced approach to tenure that will allow the Board to benefit from a mix of newer members who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our complex business. Associated Brewing provides expertise in the beverage industry which is anticipated to increase our efficiency in our American Rebel Beer launch, and they are very excited about the American Rebel brand, marketing abilities and market opportunity. Associated Brewing and their affiliate copackers have significant capacity to supply American Rebel Beer.

Our Growth Strategy

Our goal is to enhance our position as a designer, producer and marketer of premium safes and personal security products. In addition, we recently announced we are entering the beverage business, through the introduction of American Rebel Beer. We have established plans to grow our business by focusing on three key areas: (1) organic growth and expansion in existing markets; (2) targeted strategic acquisitions that increase our on-premise and online product offerings, distributor and retail footprint and/or have the ability to increase and improve our manufacturing capabilities and output, and (3) expanding the scope of our operation activities to new applications and new business categories.

We have developed what we believe is a multi-pronged growth strategy, as described below, to help us capitalize on a sizable opportunity. Through methodical sales and marketing efforts, we believe we have implemented several key initiatives we can use to grow our business more effectively. We believe we made significant progress in 2023 in the largest growing segment of the safe industry, sales to first-time buyers. We also intend to opportunistically pursue the strategies described below to continue our upward trajectory and enhance stockholder value. Key elements of our strategy to achieve this goal are as follows:

Organic Growth and Expansion in Existing Markets - Build our Core Business

The cornerstone of our business has historically been our safe product offerings. We are focused on continuing to develop our home, office and personal safe product lines. We are investing in adding what we believe are distinctive and advanced technological solutions for our safes and protective product lines.

We are working to increase floor space dedicated to our safes and strengthen our online presence in order to expand our reach to new enthusiasts and build our devoted American Rebel community. We intend to continue to endeavor to create and provide retailers and customers with what we believe are responsible, safe, reliable and stylish products, and we expect to concentrate on tailoring our supply and distribution logistics in response to the specific demands of our customers. We pledge to our customers to fight to protect their privacy just as we would fight to protect our own privacy. Customers purchase our safes with an expectation of security and privacy and we have to live up to their trust placed in us and fight for them.

Additionally, our Concealed Carry Product line and Safe line serve a large market segment. We believe that interest in safes increases, as well as in our complimentary concealed carry backpacks and apparel as a byproduct, when interest of the general population in firearms increases. To this extent, the Federal Bureau of Investigation’s National Instant Criminal Background Check System (NICS), which we believe serves as a proxy for gun sales since a background check is generally needed to purchase a firearm, reported a record number of background checks in 2020, 39,695,315. The prior annual record for background checks was 2019’s 28,369,750. In 2021, there were 38,876,673 background checks conducted, similar to that of 2020’s annual record which was 40% higher than the previous annual record in 2019. Background checks in 2023 are continuing on a pace to exceed the 2019 totals as well. While we do not expect this increase in background checks to necessarily translate to an equivalent number of additional safes purchased, we do believe it might be an indicator of the increased demand in the safe market. In addition, certain states (such as Massachusetts, California, New York and Connecticut) are starting to legislate new storage requirements in respect of firearms, which is expected to have a positive impact on the sale of safes. We have also recognized a growth in first-time gun buyers and their propensity to purchase a gun safe simultaneously with their first-time gun purchase. The previous trend was that gun buyers would wait to purchase a gun safe until multiple firearms were owned.

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We continue to strive to strengthen our relationships and our brand awareness with our current distributors, dealers, manufacturers, specialty retailers and consumers and to attract other distributors, dealers, and retailers. We believe that the success of our efforts depends on the distinctive features, quality, and performance of our products; continued manufacturing capabilities and meeting demand for our safes; the effectiveness of our marketing and merchandising programs; and the dedicated customer support.

In addition, we seek to improve customer satisfaction and loyalty by offering distinctive, high-quality products on a timely and cost-attractive basis and by offering efficient customer service. We regard the features, quality, and performance of our products as the most important components of our customer satisfaction and loyalty efforts, but we also rely on customer service and support for growing our business.

Furthermore, we intend to continue improving our business operations, including research and development, component sourcing, production processes, marketing programs, and customer support. Thus, we are continuing our efforts to enhance our production by increasing daily production quantities through equipment acquisitions, expanded shifts and process improvements, increased operational availability of our equipment, reduced equipment down times, and increased overall efficiency.

We believe that by enhancing our brand recognition, our market share might grow correspondingly. Champion Safe and its legacy of nearly 25 years of craftsmanship and quality position its products as viable alternatives to Liberty Safe product. Firearm industry sources estimate that 70 million to 80 million people in the United States own an aggregate of more than 400 million firearms, creating a large potential market for our safes and personal security products. We are focusing on the premium segment of the market through the quality, distinctiveness, and performance of our products; the effectiveness of our marketing and merchandising efforts; and the attractiveness of our competitive pricing strategies.

Targeted Strategic Acquisitions for Long-term Growth

We are consistently evaluating and considering acquisition opportunities that fit our overall growth strategy as part of our corporate mission to accelerate long-term value for our stockholders and create integrated value chains.

Expand into New Business Categories

We recently entered into an agreement to introduce American Rebel Beer as a new product offering, which is anticipated to launch regionally in early 2024. The Company has strived to be innovative, building products around its brand, and is committed to becoming a leading innovator in the industries in which it competes. To that end, the Company plans to continually test new alcohol beverages and may sell them under various brand labels for evaluation of drinker interest. The Company will also continue to consider new markets for its safe products and new product applications. The Company has already identified opportunities in the cannabis industry to lock inventory after hours as well as locking cabinets for tools and automotive parts in garages. Also, Champion Safe has focused on the middle and premium segments of the safe market. We believe introducing a value line series will grow customer and dealer loyalty to our brands as nearly 60% of current safe industry sales are going to value line products. We believe our value line product will have features and benefits other value line safes won’t offer and that our value line safe will be a better product.

Our Risks and Challenges

Our prospects should be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by similar companies. Our ability to realize our business objectives and execute our strategies is subject to risks and uncertainties, including, among others, the following:

●	we recently consummated the purchase of our safe manufacturer and sales organizations, and future acquisitions and operations of new manufacturing facilities and/or sales organizations might prove unsuccessful and could fail;

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●	our success depends on our ability to introduce new products that track customer preferences;

●	We face substantial risks relating to our planned entry into the beer and alcoholic beverage market;

●	we may be unsuccessful introducing new products, thereby increasing our expenditures without corresponding increases in our revenues;

●	if we are unable to protect our intellectual property, we may lose a competitive advantage or incur substantial litigation costs to protect our rights;

●	as a significant portion of our revenues are derived by demand for our safes and the personal security products for firearms storage, we depend on the availability and regulation of ammunition and firearm storage;

●	as we continue to integrate the recent purchase of our safe manufacturer and sales organization, any compromised operational capacity may affect our ability to meet the demand for our safes, which in turn may affect our generation of revenue;

●	shortages of components and materials, as well as supply chain disruptions, may delay or reduce our sales and increase our costs, thereby harming our results of operations;

●	we do not have long-term purchase commitments from our customers, and their ability to cancel, reduce, or delay orders could reduce our revenue and increase our costs;

●	our inability to effectively meet our short- and long-term obligations;

●	given our limited corporate history it is difficult to evaluate our business and future prospects and increases the risks associated with an investment in our securities;

●	our inability to raise additional financing for working capital;

●	our ability to generate sufficient revenue in our targeted markets to support operations;

●	significant dilution resulting from our financing activities;

●	the actions and initiatives taken by both current and potential competitors;

●	our ability to diversify our operations;

●	the fact that our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require management to make estimates about matters that are inherently uncertain;

●	changes in U.S. GAAP or in the legal, regulatory and legislative environments in the markets in which we operate;

●	the deterioration in general of global economic, market and political conditions;

●	the inability to efficiently manage our operations;

●	the inability to achieve future operating results;

●	the unavailability of funds for capital expenditures;

●	the inability of management to effectively implement our strategies and business plans; and

In addition, we face other risks and uncertainties that may materially affect our business prospects, financial condition, and results of operations. You should consider the risks discussed in “Risk Factors” and elsewhere in this offering circular before investing in our Series C Preferred Stock.

Corporate Information

Our principal executive offices are located at 909 18th Avenue South, Suite A, Nashville, Tennessee. Our telephone number is (833) 267-3235. Our website addresses are www.americanrebel.com, www.championsafe.com, www.superiorsafe.com and www.americanrebelbeer.com. Information available on our websites is not incorporated by reference in and is not deemed a part of this offering circular. Investors should not rely on any such information in deciding whether to purchase our Series C Preferred Stock.

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The Offering

Securities being offered:	Up to 2,666,666 shares of Series C Convertible Cumulative Preferred Stock (“Series C Preferred Stock”) at an offering price of $7.50 per share, for a maximum offering amount of $19,999,995.

Terms of Series C Preferred Stock:	●	Ranking - The Series C Preferred Stock ranks, as to dividend rights and rights upon our liquidation, dissolution, or winding up, senior to our Common Stock and our Series B Preferred Stock (as defined below) and junior to our Series A Preferred Stock (as defined below). The terms of the Series C Preferred Stock will not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that are equal or junior in rank to the shares of our Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

	●	Dividend Rate and Payment Dates - Dividends on the Series C Preferred Stock being offered will be cumulative and payable quarterly in arrears to all holders of record on the applicable record date. Holders of our Series C Preferred Stock will be entitled to receive cumulative dividends in the amount of $0.16 per share each quarter, which is equivalent to the annual rate of 8.53% of the $7.50 liquidation preference per share described below; provided that upon an event of default (generally defined as our failure to pay dividends when due or to redeem shares when requested by a holder), such amount shall be increased to $0.225 per quarter, which is equivalent to the annual rate of 12% of the $7.50 liquidation preference per share described below. Dividends on shares of our Series C Preferred Stock will continue to accrue even if any of our agreements prohibit the current payment of dividends or we do not have earnings. Dividends may be paid in cash or in kind in the form of Common Stock of the Company equal to the closing price of Common Stock on the last day of the quarter at the Company’s discretion.

	●	Liquidation Preference - The liquidation preference for each share of our Series C Preferred Stock is $7.50. Upon a liquidation, dissolution or winding up of our company, holders of shares of our Series C Preferred Stock will be entitled to receive the liquidation preference with respect to their shares plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment with respect to such shares.

	●	Conversion – At any time our Series C Preferred Stock is convertible into 5 (five) shares of our Common Stock at the option of the holder. The shares underlying the Series C Preferred Stock will be registered following this offering.

	●	Company Call and Stockholder Put Options - Commencing on the fifth anniversary of the initial closing of this offering and continuing indefinitely thereafter, we shall have a right to call for redemption the outstanding shares of our Series C Preferred Stock at a call price equal to 150% of the original issue price of our Series C Preferred Stock, and correspondingly, each holder of shares of our Series C Preferred Stock shall have a right to put the shares of Series C Preferred Stock held by such holder back to us at a put price equal to 150% of the original issue purchase price of such shares. Such price will be $11.25 per share.

	●	Further Issuances - The shares of our Series C Preferred Stock have no maturity date, and we will not be required to redeem shares of our Series C Preferred Stock at any time except as otherwise described above under the caption “Company Call and Stockholder Put Options.” Accordingly, the shares of our Series C Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our call right, the holder of the Series C Preferred Stock exercises his put right.

	●	Voting Rights - We may not authorize or issue any class or series of equity securities ranking senior to the Series C Preferred Stock as to dividends or distributions upon liquidation (including securities convertible into or exchangeable for any such senior securities) or amend our articles of incorporation (whether by merger, consolidation, or otherwise) to materially and adversely change the terms of the Series C Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on such matter by holders of our outstanding shares of Series C Preferred Stock, voting together as a class. Otherwise, holders of the shares of our Series C Preferred Stock will not have any voting rights.

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Investor Perks:	Investment Level	Perks(1)
	$300-524	1 American Rebel Hat
2 American Rebel Koozies
1 American Rebel T-shirt

	$525-1,004	1 American Rebel Hat
2 American Rebel Koozies
1 American Rebel T-shirt
1 American Rebel Tank Top
1 Andy Ross Album

	$1,005-2,504	1 American Rebel Hat
4 American Rebel Koozies
2 American Rebel T-shirt
2 American Rebel Tank Top
1 Andy Ross Album
1 American Rebel Hoodie

	$2,505-5,024	1 American Rebel Hat
4 American Rebel Koozies
2 American Rebel T-shirt
2 American Rebel Tank Top
1 Andy Ross Album
2 American Rebel Hoodie
1 Commemorative Plaque

	$5,025-10,004	1 American Rebel Hat
4 American Rebel Koozies
2 American Rebel T-shirt
2 American Rebel Tank Top
1 Andy Ross Album
2 American Rebel Hoodie
1 Commemorative Plaque
1 We The People Guitar

	$10,005-25,004	1 American Rebel Hat
4 American Rebel Koozies
2 American Rebel T-shirt
2 American Rebel Tank Top
1 Andy Ross Album
2 American Rebel Hoodie
1 Commemorative Platinum Plaque
1 We The People Guitar
2 VIP Invitations to our Kick-Off Party in Nashville, TN

	$25,005+	1 American Rebel Hat
4 American Rebel Koozies
2 American Rebel T-shirt
2 American Rebel Tank Top
1 Andy Ross Album
2 American Rebel Hoodie
1 Commemorative Platinum Plaque
1 We The People Guitar
2 $1,000 Event and Accommodations Vouchers to our Kick-Off Party in Nashville, TN

(1) Subject to change at the Company’s sole option.

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Conversion to Common:	Each holder of the Series C Preferred Stock is entitled to convert any portion of the outstanding shares of Series C Preferred Stock held by such holder into validly issued, fully paid and non-assessable shares of our Common Stock. Each share of the Series C Preferred Stock is convertible into our Common Stock at the conversion rate of 1 share of Series C Preferred Stock to 5 shares of Common Stock at $1.50 per share, subject to vesting requirements and adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock. Should the Company issue a redemption notice any conversion of Series C Preferred Stock initiated after the redemption notice date shall occur on or prior to the fifth (5th) day prior to the redemption date, as may have been fixed in any redemption notice with respect to the Existing Series C Preferred Stock shares, at the office of the Company or any transfer agent for such stock.

Selling Agent; Best Efforts Offering:	We have engaged Digital Offering to serve as our lead selling agent to assist in the placement of our Series C Preferred Stock in this offering on a “best efforts” basis. In addition, Digital Offering may engage one or more sub-agents or selected dealers to assist in its marketing efforts. The Selling Agents are not required to sell any specific number or dollar amount of Series C Preferred Stock offered by this offering circular but will use their best efforts to sell such shares. See “Plan of Distribution” for further details.

Securities issued and outstanding before this offering:	[4,032,920] shares of Common Stock; 100,000 shares of Series A convertible preferred stock (“Series A Preferred Stock”); 75,143 shares of Series B convertible preferred stock (“Series B Preferred Stock”); warrants to purchase [*] shares of Common Stock; and no shares of Series C Preferred Stock.

Securities issued and outstanding after this offering:(1)	[4,032,920] shares of Common Stock; 100,000 shares of Series A Preferred Stock; 75,143 shares of Series B Preferred Stock; warrants to purchase [*] shares of Common Stock; and 2,666,666 shares of Series C Preferred Stock if the maximum number of shares being offered are sold.

[1]	The total number of shares of our capital stock outstanding after this offering is based on 4,032,920 shares of common stock outstanding as of October 31, 2023 and excludes:

●	67,723 shares of our common stock reserved for future grants pursuant to our 2021 Long-Term Incentive Plan; and

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Minimum subscription price:	The minimum initial investment is per investor is $300.00 and any additional purchases must be made in increments of at least $7.50.

Use of proceeds:	We intend to use the net proceeds from this offering to fund acquisitions pursuant to the exercise of existing option agreements with certain operating businesses, general working capital and for debt repayment. For a discussion, see “Use of Proceeds.”

Proposed listing of Series C Preferred Stock	We intend to apply to list the Series C Preferred Stock on Nasdaq under the symbol “AREBP” after the closing of this offering. If this application is approved, we expect trading in the Series C Preferred Stock to begin on Nasdaq within 120 days of closing of the offering, but cannot provide any assurance that a liquid or established trading market for the Series C Preferred Stock will develop.

Termination of the offering:	This offering will terminate at the earliest of: (1) the date at which the maximum amount of offered shares has been sold, (2) the date which is 365 days after this offering is qualified by the Commission, or (3) the date on which this offering is earlier terminated by us in our sole discretion.

Closings of the offering:

We may undertake one or more closings on a rolling basis. Until we complete a closing, the proceeds for this offering will be kept in an escrow account maintained at Wilmington Trust (or Enterprise Bank for investments through DealMaker Securities, LLC). At each closing, the proceeds will be distributed to us and the associated shares will be issued to the investors.

You may not subscribe to this offering prior to the date offering statement of which this offering circular forms a part is qualified by the Commission. Before such date, you may only make non-binding indications of your interest to purchase securities in the offering. For any subscription agreement received after such date, we have the right review the subscription for completeness, complete anti-money laundering, know your client and similar background checks and accept the subscription if it is complete and passes such checks or reject the subscription if it fails any of such checks. If rejected and your funds are held in bank escrow, we will return all funds to the rejected investor within ten business days. If a closing doesn’t occur or your subscription is rejected and you have an account with My IPO or another clearing broker, your funds for such subscription will not be debited from My IPO or other clearing broker and your subscription will be cancelled. The funds will remain in the escrow account pending the completion of anti-money laundering, know your client and similar background checks. We intend to conduct the initial closing on a date mutually determined by us and the lead selling agent. In determining when to conduct the initial closing we and the lead selling agent will take into account the number of investors with funds in escrow that have cleared the requisite background checks and the total amount of funds held in escrow pending an initial closing (although no minimum amount of funds is required to conduct an initial closing). Upon the initial closing all funds in escrow will be transferred into our general account.

Following the initial closing of this offering, we expect to have several subsequent closings of this offering until the maximum offering amount is raised or the offering is terminated. We expect to have closings on a monthly basis and expect that we will accept all funds subscribed for each month subject to our working capital and other needs consistent with the use of proceeds described in this offering circular. Investors should expect to wait approximately one month and no longer than forty-five days before we accept their subscriptions and they receive the securities subscribed for. An investor’s subscription is binding and irrevocable and investors will not have the right to withdraw their subscription or receive a return of funds prior to the next closing unless we reject the investor’s subscription. You will receive a confirmation of your purchase promptly following the closing in which you participate.

Restrictions on investment amount:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

No market for Series C Preferred Stock; transferability:	There is no existing public trading market for the Series C Preferred Stock and we do not anticipate that a secondary market for the stock will develop. We do not intend to apply for listing of the Series C Preferred Stock on any securities exchange or for quotation in any automated dealer quotation system or other over-the-counter market until after the final closing. Nevertheless, you will be able to freely transfer or pledge your shares subject to the availability of applicable exemptions from the registration requirements of the Securities Act of 1933, as amended.

Current symbols:	Our Common Stock and certain existing warrants are traded on the Nasdaq Capital Market under the symbols “AREB” and “AREBW,” respectively.

Risk factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 13 before deciding to invest in our securities.

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Summary Financial Data

The following tables summarize selected financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this offering circular and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The summary consolidated financial data as of December 31, 2022 and 2021 and for the years then ended for our company are derived from our audited consolidated financial statements included elsewhere in this offering circular. We derived the summary consolidated financial data as of June 30, 2023 and for the six months ended June 30, 2023 and 2022 from our unaudited consolidated financial statements included elsewhere in this offering circular, which include all adjustments, consisting of normal recurring adjustments, that our management considers necessary for a fair presentation of our financial position and results of operations as of the dates and for the periods presented. Our consolidated financial statements include the accounts of American Rebel Holdings, Inc. and all subsidiaries.

The summary financial data information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein. The financial statements contained elsewhere in this offering circular fully represent our financial condition and operations; however, they are not necessarily indicative of our future performance.

	Six Months Ended June 30,		Years Ended December 31,
	2023	2022	2022	2021
	(unaudited)	(unaudited)
Statements of Operations Data
Total revenues	$8,072,670	$492,786	$8,449,800	$986,826
Cost of goods sold	5,774,014	337,797	6,509,382	812,130
Consulting/payroll and other costs	1,876,104	709,396	2,000,624	2,012,803
Administrative and other	1,195,000	1,610,723	3,190,092	986,306
Other operating expenses	943,971	376,682	1,762,901	501,383
Depreciation and amortization expense	54,365	1,355	50,087	3,643
Operating income (loss)	(1,770,784)	(2,543,167)	(5,063,286)	(3,311,439)

Interest expense	(155,547)	(310,406)	(703,111)	(2,061,782)
Employee retention credit funds, net of costs to collect	1,107,672	-	-	-
Gain/(loss) on sale of equipment	1,400	-	-	-
Gain/(loss) on extinguishment of debt	-	(1,376,756)	(1,376,756)	(725,723)
Net (loss)	$(817,259)	$(4,230,329)	$(7,143,153)	$(6,098,944)

Weighted average common shares outstanding – basic and diluted	678,000	126,760	298,760	50,320
Basic and diluted income (loss) per share	$(1.21)	$(33.37)	$(24.00)	$(121.25)

	As of June 30, 2023	As of December 31, 2022	As of December 31, 2021
	(unaudited)
Balance Sheet Data
Current Assets	$13,750,083	$9,908,675	$967,699
Other Assets	5,716,391	6,195,361	-
Total assets	19,868,630	16,560,561	968,599
Total liabilities	6,868,242	5,207,442	5,138,976
Stockholders’ equity (deficit)	13,000,388	11,353,119	(4,170,377)
Total liabilities and stockholders’ equity (deficit)	$19,868,630	$16,560,561	$968,599

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RISK FACTORS

An investment in our shares of Series C Preferred Stock involves a high degree of risk. You should carefully read and consider all of the risks described below, together with all of the other information contained or referred to in this offering circular, before making an investment decision with respect to our securities. If any of the following events occur, our financial condition, business and results of operations (including cash flows) may be materially adversely affected. In that event, the value of your shares of Series C Preferred Stock could decline, and you could lose all or part of your investment.

OUR SECURITIES INVOLVE A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD BE CONSIDERED EXTREMELY SPECULATIVE. THEY SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE POSSIBILITY OF THE LOSS OF THE ENTIRE INVESTMENT.

RISKS RELATED TO THE BEER INDUSTRY

The Company faces substantial competition within the beer industry.

The beer categories within the United States are highly competitive due to the participation of large domestic and international brewers in the categories and the increasing number of craft brewers and craft distilleries, who distribute similar beers we plan on selling and that have similar pricing and target drinkers.

The two largest brewers in the United States, AB InBev and Molson Coors, participate actively in mass appeal beer offerings as well as the High End and Beyond Beer categories, through numerous launches of new hard seltzers, flavored malt beverages and spirit RTDs from existing brands or new brands, importing and distributing import brands, and with their own domestic specialty beers, either by developing new brands or by acquiring, in whole or part, existing brands. Imported beers, such as Corona®, Heineken®, Modelo Especial® and Stella Artois®, continue to compete aggressively in the United States and have gained market share over the last ten years. All of these brands and companies have substantially greater financial resources, marketing strength and distribution networks than the Company. The Company anticipates competition to be strong as some existing beverage companies are building more capacity, expanding geographically and adding more SKUs and styles. The potential for growth in the sales of hard seltzers, flavored malt beverages, craft-brewed domestic beers, imported beers and spirits RTDs is expected to increase the competition in the market for beer occasions within the United States and, as a result, the Company anticipates it will face competitive pricing pressures and the demand for and market share of the Company’s products, when introduced, may fluctuate and possibly decline.

The Company’s products, when introduced, will compete generally with other alcoholic beverages. The Company anticipates competing with other beer and beverage companies not only for drinker acceptance and loyalty, but also for traditional retail shelf, cold box and tap space, as well as e-commerce placement and for marketing focus by the Company’s Distributors and their customers, when established, all of which are anticipated to distribute and sell other alcoholic beverage products. All of the Company’s potential competitors at this point in time have substantially greater financial resources, marketing strength and distribution networks than the Company. Moreover, the introduction of new products by competitors that compete directly with the Company’s intended products or that diminish the importance of the Company’s anticipated products to retailers or Distributors may have a material adverse effect on the Company’s business and financial results.

Further, the alcoholic beverage industry has also seen continued consolidation among brewers in order to take advantage of cost savings opportunities for supplies, distribution and operations. Also, in the last several years, both AB InBev and Molson Coors have introduced numerous new hard seltzers and purchased multiple regional craft breweries and craft distilleries with the intention to expand the capacity and distribution of these brands.

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More recently in 2021 and into 2022, large non-alcoholic beverage companies including Coca-Cola Company (“Coke”), Pepsi and Monster Beverage Corporation (“Monster”) have begun to enter these markets through licensing agreements with alcoholic beverage companies to develop alcohol versions of existing traditional non-alcohol brands. Coke has entered into agreements with Molson Coors to develop, market and sell Topo Chico brand Hard Seltzer and Simply Spiked Lemonade. Coke also announced agreements with Constellation to develop, market and sell FRESCA™ Mixed, a line of spirits RTDs and with Brown Forman to develop, market and sell Jack Daniel’s® Tennessee Whiskey and Coca-Cola®™ Ready-to-Drink Cocktail. The Boston Brewing Company has entered into an agreement with Pepsi to develop, market and sell alcohol beverages which include Hard Mountain Dew, to take advantage of this trend. Pepsi also entered an agreement in late 2022 with FIFCO USA, a New York based brewery, to develop, market and sell Lipton Hard Iced Tea which launched in 2023. Lastly, Monster, acquired CANarchy Craft Brewery Collective in early 2022 and launched the Beast Unleashed, a new brand of flavored malt beverages in early 2023.

Due to the increased leverage that these combined operations will have in distribution and sales and marketing expenses, the costs to the Company of competing is anticipated to be great. The potential also exists for these large competitors to increase their influence with their Distributors, making it difficult for smaller beverage companies to maintain their market presence or enter new markets. The continuing consolidation could also reduce the contract brewing capacity that is available to the Company. These potential increases in the number and availability of competing brands, the costs to compete, reductions in contract brewing capacity and decreases in distribution support and opportunities may have a material adverse effect on the Company’s business and financial results.

Changes in public attitudes and drinker tastes could harm the Company’s business. Regulatory changes in response to public attitudes could adversely affect the Company’s business.

The alcoholic beverage industry has been the subject of considerable societal and political attention for several years, due to public concern over alcohol-related social problems, including driving under the influence, underage drinking and health consequences from the misuse of alcohol, including alcoholism. As an outgrowth of these concerns, the possibility exists that advertising by beer producers could be restricted, that additional cautionary labeling or packaging requirements might be imposed, that further restrictions on the sale of alcohol might be imposed or that there may be renewed efforts to impose increased excise or other taxes on beer sold in the United States.

The domestic beer industry, other than the market for High End beer occasions and Beyond Beer occasions, has experienced a decline in shipments over the last ten years. The Company believes that this decline is due to declining alcohol consumption per person in the population, drinkers trading up to drink high quality, more flavorful hard seltzers. beers and spirts RTDs, health and wellness trends and increased competition from wine and spirits companies. If consumption of the Company’s products, when introduced, in general were to come into disfavor among domestic drinkers, or if the domestic alcohol beverage industry were subjected to significant additional societal pressure or governmental regulations, the Company’s business could be materially adversely affected.

Additionally, certain states are considering or have passed laws and regulations that allow the sale and distribution of marijuana. Currently it is not possible to predict the impact of this on sales of alcohol, but it is possible that legal marijuana usage could adversely impact the demand for the Company’s products.

The Company anticipates being dependent on distributors.

In the United States, where the Company intends for its beer to be sold, the Company anticipates selling most of its beer to independent beer Distributors for distribution to retailers and, ultimately, to drinkers. Although the Company intends to engage multiple Distributors, sustained growth will require it to maintain such relationships and possibly enter into agreements with additional Distributors. Changes in control or ownership within the distribution network could lead to less support of the Company’s products.

Contributing to distribution risk is the fact that the Company’s distribution agreements, when entered into, are anticipated to be generally terminable by the Distributor on relatively short notice. While these distribution agreements are anticipated to contain provisions giving the Company enforcement and termination rights, some state laws prohibit the Company from exercising these contractual rights. The Company’s ability to maintain distribution arrangements may be adversely affected by the fact that many Distributors are reliant on one of the major beer producers for a large percentage of their revenue and, therefore, they may be influenced by such producers. If the Company’s distribution agreements are terminated, it may not be able to enter into new distribution agreements on substantially similar terms, which may result in an increase in the costs of distribution.

No assurance can be given that the Company will be able to establish or maintain a distribution network or secure additional Distributors on terms favorable to the Company.

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RISKS RELATED TO OUR BUSINESS AND SAFE INDUSTRY

Our success depends upon our ability to introduce new products that track customer preferences.

Our success depends upon our ability to introduce new products that track consumer preferences. Our efforts to introduce new products into the market may not be successful, and new products that we introduce may not result in customer or market acceptance. We develop new products that we believe will match consumer preferences. The development of a new product is a lengthy and costly process and may not result in the development of a marketable or profitable product. Failure to develop new products that are attractive to consumers could decrease our sales, operating margins, and market share and could adversely affect our business, operating results, and financial condition.

Our advertising and promotional investments may affect the Company’s financial results but not be effective.

The Company has made and expects to continue to make, significant advertising and promotional expenditures to enhance its brand. These expenditures may adversely affect the Company’s results of operations in a particular quarter or even for the full year, and may not result in increased sales. Variations in the levels of advertising and promotional expenditures have in the past caused, and are expected in the future to continue to cause, variability in the Company’s quarterly results of operations. While the Company attempts to invest only in effective advertising and promotional activities, it is difficult to correlate such investments with sales results, and there is no guarantee that the Company’s expenditures will be effective in building brand equity or growing long term sales.

Our business depends on maintaining and strengthening our brand, as well as our reputation as a producer of high-quality goods, to maintain and generate ongoing demand for our products, and any harm to our brand could result in a significant reduction in such demand which could materially adversely affect our results of operations.

The “American Rebel” name and brand image are integral to the growth of our business, as well as to the implementation of our strategies for expanding our business. Our success depends on the value and reputation of our brand, which, in turn, depends on factors such as the quality, design, performance, functionality and durability of our products, e-commerce sales and retail partner floor spaces, our communication activities, including advertising, social media and public relations, and our management of the customer experience, including direct interfaces through customer service. Maintaining, promoting, and positioning our brand are important to expanding our customer base and will depend largely on the success of our marketing and merchandising efforts and our ability to provide consistent, high-quality consumer experiences. To sustain long-term growth, we must continue to successfully promote our products to consumers, as well as other individuals, who value and identify with our brand.

Ineffective marketing, negative publicity, product diversion to unauthorized distribution channels, product or manufacturing defects, and those and other factors could rapidly and severely diminish customer confidence in us. Maintaining and enhancing our brand image are important to expanding our customer base. If we are unable to maintain or enhance our brand in current or new markets, or if we fail to continue to successfully market and sell our products to our existing customers or expand our customer base, our growth strategy and results of operations could be harmed.

Additionally, independent third parties and consumers often review our products as well as those of our competitors. Perceptions of our offerings in the marketplace may be significantly influenced by these reviews, which are disseminated via various media, including the Internet. If reviews of our products are negative, or less positive as compared to those of our competitors, our brand may be adversely affected and our results of operations materially harmed.

As a significant portion of our revenues is derived by demand for our safes and personal security products for firearms storage purposes, we depend on the availability and regulation of firearm/ammunition storage, as well as various economic, social and political factors.

Our performance is influenced by a variety of economic, social, and political factors. General economic conditions and consumer spending patterns can negatively impact our operating results. Economic uncertainty, unfavorable employment levels, declines in consumer confidence, increases in consumer debt levels, increased commodity prices, and other economic factors may affect consumer spending on discretionary items and adversely affect the demand for our products. In times of economic uncertainty, consumers tend to defer expenditures for discretionary items, which affects demand for our products. Any substantial deterioration in general economic conditions that diminish consumer confidence or discretionary income could reduce our sales and adversely affect our operating results. Economic conditions also affect governmental political and budgetary policies. As a result, economic conditions also can have an effect on the sale of our products to law enforcement, government, and military customers.

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Political and other factors also can affect our performance. Concerns about presidential, congressional, and state elections and legislature and policy shifts resulting from those elections can affect the demand for our products. As most of our revenue is generated from sales of safes, which are purchased in large numbers for firearms storage, speculation surrounding control of firearms, firearm products, and ammunition at the federal, state, and local level and heightened fears of terrorism and crime can affect consumer demand for our products. Often, such concerns result in an increase in near-term consumer demand and subsequent softening of demand when such concerns subside. Inventory levels in excess of customer demand may negatively impact operating results and cash flow.

Federal and state legislatures frequently consider legislation relating to the regulation of firearms, including amendment or repeal of existing legislation. Existing laws may also be affected by future judicial rulings and interpretations firearm products, ammunition, and safe gun storage. If such restrictive changes to legislation develop, we could find it difficult, expensive, or even impossible to comply with them, impeding new product development and distribution of existing products.

Shortages of components and materials, as well as supply chain disruptions, may delay or reduce our sales and increase our costs, thereby harming our results of operations.

The inability to obtain sufficient quantities of raw materials and components, including those necessary for the production of our products could result in reduced or delayed sales or lost orders. Any delay in or loss of sales or orders could adversely impact our operating results. Many of the materials used in the production of our products are available only from a limited number of suppliers. We do not have long-term supply contracts with any suppliers. As a result, we could be subject to increased costs, supply interruptions, and difficulties in obtaining raw materials and components.

Our reliance on third-party suppliers for various raw materials and components for our products exposes us to volatility in the availability, quality, and price of these raw materials and components. Our orders with certain of our suppliers may represent a very small portion of their total orders. As a result, they may not give priority to our business, leading to potential delays in or cancellation of our orders. A disruption in deliveries from our third-party suppliers, capacity constraints, production disruptions, price increases, or decreased availability of raw materials or commodities could have an adverse effect on our ability to meet our commitments to customers or increase our operating costs. Quality issues experienced by third party suppliers can also adversely affect the quality and effectiveness of our products and result in liability and reputational harm.

We do not have long-term purchase commitments from our customers, and their ability to cancel, reduce, or delay orders could reduce our revenue and increase our costs.

Our customers do not provide us with firm, long-term volume purchase commitments, but instead issue purchase orders for our products as needed. As a result, customers can cancel purchase orders or reduce or delay orders at any time. The cancellation, delay, or reduction of customer purchase orders could result in reduced sales, excess inventory, unabsorbed overhead, and reduced income from operations.

We often schedule internal production levels and place orders for products with third party manufacturers before receiving firm orders from our customers. Therefore, if we fail to accurately forecast customer demand, we may experience excess inventory levels or a shortage of products to deliver to our customers. Factors that could affect our ability to accurately forecast demand for our products include the following:

●	an increase or decrease in consumer demand for our products or for the products of our competitors;

●	our failure to accurately forecast consumer acceptance of new products;

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●	new product introductions by us or our competitors;

●	changes in our relationships within our distribution channels;

●	changes in general market conditions or other factors, which may result in cancellations of orders or a reduction or increase in the rate of reorders placed by retailers;

●	changes in laws and regulations governing the activities for which we sell products, such as hunting and shooting sports; and

●	changes in laws and regulations regarding the possession and sale of medical or recreational controlled- substances.

Inventory levels in excess of consumer demand may result in inventory write-downs and the sale of excess inventory at discounted prices, which could have an adverse effect on our business, operating results, and financial condition. If we underestimate demand for our products, our suppliers may not be able to react quickly enough to meet consumer demand, resulting in delays in the shipment of products and lost revenue, and damage to our reputation and customer and consumer relationships. We may not be able to manage inventory levels successfully to meet future order and reorder requirements.

We face intense competition that could result in our losing or failing to gain market share and suffering reduced sales.

We operate in intensely competitive markets that are characterized by price erosion and competition from major domestic and international companies. Competition in the markets in which we operate is based on a number of factors, including price, quality, performance, reliability, styling, product features, and warranties, and sales and marketing programs. This intense competition could result in pricing pressures, lower sales, reduced margins, and lower market share.

Our competitors include nationwide safe manufacturers and various smaller manufacturers and importers. Most of our competitors have greater market recognition, larger customer bases, and substantially greater financial, technical, marketing, distribution, and other resources than we possess and that afford them competitive advantages. As a result, they may be able to devote greater resources to the promotion and sale of products, to invest more funds in intellectual property and product development, to negotiate lower prices for raw materials and components, to deliver competitive products at lower prices, and to introduce new products and respond to consumer requirements more quickly than we can.

Our competitors could introduce products with superior features at lower prices than our products and could also bundle existing or new products with other more established products to compete with us. Certain of our competitors may be willing to reduce prices and accept lower profit margins to compete with us. Our competitors could also gain market share by acquiring or forming strategic alliances with other competitors.

Finally, we may face additional sources of competition in the future because new distribution methods offered by the Internet and electronic commerce have removed many of the barriers to entry historically faced by start-up companies. Retailers also demand that suppliers reduce their prices on products, which could lead to lower margins. Any of the foregoing effects could cause our sales to decline, which would harm our financial position and results of operations.

Our ability to compete successfully depends on a number of factors, both within and outside our control. These factors include the following:

●	our success in developing, producing, marketing, and successfully selling new products;

●	our ability to efficiently manage our operations;

●	our ability to implement our strategies and business plans;

●	our ability to achieve future operating results;

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●	our ability to address the needs of our consumer customers;

●	the pricing, quality, performance, and reliability of our products;

●	the quality of our customer service;

●	the efficiency of our production; and

●	product or technology introductions by our competitors.

Because we believe technological and functional distinctions among competing products in our markets are perceived by many end-user consumers to be relatively modest, effectiveness in marketing and manufacturing are particularly important competitive factors in our business.

We have a limited operating history on which you can evaluate our company.

We have a limited operating history on which you can evaluate our company. The corporate entity has existed since 2014 and started engaging in its current primary business operations in April 2019. As a result, our business has been subject to many of the problems, expenses, delays, and risks inherent in the establishment of a relatively new business enterprise.

We have a limited operating history upon which an evaluation of our business plan or performance and prospects can be made. Our business and prospects must be considered in the light of the potential problems, delays, uncertainties and complications encountered in connection with a newly established business and creating a new line of products. The risks include, in part, the possibility that we will not be able to develop functional and scalable products, or that although functional and scalable, our products and will not be economical to market; that our competitors hold proprietary rights that preclude us from marketing such products; that our competitors market a superior or equivalent product; that our competitors have such a significant advantage in brand recognition that our products will not be considered by potential customers; that we are not able to upgrade and enhance our technologies and products to accommodate new features as the market evolves; or the failure to receive necessary regulatory clearances for our products. To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that we can successfully address these challenges. If it is unsuccessful, we and our business, financial condition and operating results could be materially and adversely affected.

The current and future expense levels are based largely on estimates of planned operations and future revenues. It is difficult to accurately forecast future revenues because our business is relatively new, and our market is rapidly developing. If our forecasts prove incorrect, the business, operating results and our financial condition will be materially and adversely affected. Moreover, we may be unable to adjust our spending in a timely manner to compensate for any unanticipated reduction in revenue. As a result, any significant reduction in revenues would immediately and adversely affect our business, financial condition and operating results.

We are highly dependent on Charles A. Ross, our Chief Executive Officer. The loss of our Chief Executive Officer, whose knowledge, leadership and industry reputation upon which we rely, could harm our ability to execute our business plan.

We are highly dependent on Charles A. Ross, our Chief Executive Officer, Chairman of our board of directors (the “Board”) and largest stockholder. Our success depends heavily upon the continued contributions of Mr. Ross, whose leadership, industry reputation entrepreneurial background and creative marketing skills may be difficult to replace at this stage in our business development, and on our ability to attract and retain similarly positioned prominent leaders. If we were to lose the services of our Chief Executive Officer, our ability to execute our business plan may be harmed and we may be forced to limit operations until such time as we could hire suitable replacements.

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We cannot predict when we will achieve profitability.

We have not been profitable and cannot predict when or if we will achieve profitability. We have experienced net losses since our inception in December 2014.

We cannot predict when we will achieve profitability, if ever. Our inability to become profitable may force us to curtail or temporarily discontinue our research and development programs and our day-to-day operations. Furthermore, there can be no assurance that profitability, if achieved, can be sustained on an ongoing basis. As of December 31, 2022, we had an accumulated deficit of $34,112,810.

We have limited financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

We have recorded net losses since inception and have significant accumulated deficits. We have relied upon loans and equity financings for operating capital. Total revenues will be insufficient to pay off existing debt and fund operations. We may be required to rely on further debt financing, further loans from related parties, and private placements of our common and preferred stock for our additional cash needs. Such funding sources may not be available, or the terms of such funding sources may not be acceptable to the Company.

American Rebel has limited financial resources. There is substantial doubt about our ability to continue as a going concern if we are unable to raise additional funds.

We expect to require additional funds to further develop our business plan, including the anticipated launch of new products, in addition to continuing to market our safes and concealed carry product line. Since it is impossible to predict with certainty the timing and amount of funds required to establish profitability, we anticipate that we will need to raise additional funds through equity or debt offerings or otherwise in order to meet our expected future liquidity requirements. Any such financing that we undertake may be dilutive to existing stockholders.

The sales of our safes are dependent in large part on the sales of firearms.

We market safes and other personal security products for sale to a wide variety of consumers. Although our customer base is large and diverse, and our products serve our customers’ different needs, our products have been particularly popular among collectors, hunters, sportsmen, competitive shooters, and gun enthusiasts. The sale of safe firearms storage and security components is influenced by the sale and usage of firearms. Sales of firearms are influenced by a variety of economic, social, and political factors, which may result in volatile sales.

Our financial results may be affected by tariffs or border adjustment taxes or other import restrictions.

Our current backpack and apparel suppliers have facilities both in China and Mexico and the imposition of tariffs or border adjustment taxes may affect our financial results. The current political climate is hostile to companies manufacturing goods outside of the US. At the current manufacturing levels, it is impractical to seek manufacturing facilities in the United States as US manufacturers are unable to meet or even approach the cost of manufacturing small quantities of custom-made goods. We are in the process of locating an alternative supplier which will have the capacity to produce commercial volumes of our backpacks and apparel to meet our expected demands. However, we have not yet located a suitable supplier and, even if we are able to do so, there is no guarantee that our manufacturing process will scale to produce our products in quantities sufficient to meet demand.

An inability to expand our e-commerce business and sales organization to effectively address existing and new markets that we intend to target could reduce our future growth and impact on our business and operating results.

Consumers are increasingly purchasing products online. We operate a direct-to-consumer e-commerce store to maintain an online presence with our end users. The future success of our online operations depends on our ability to use our marketing resources to communicate with existing and potential customers. We face competitive pressure to offer promotional discounts, which could impact our gross margin and increase our marketing expenses. We are limited, however, in our ability to fully respond to competitor price discounting because we cannot market our products at prices that may produce adverse relationships with our customers that operate brick and mortar locations as they may perceive themselves to be at a disadvantage based on lower e-commerce pricing to end consumers. There is no assurance that we will be able to successfully expand our e-commerce business to respond to shifting consumer traffic patterns and direct-to-consumer buying trends.

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In addition, e-commerce and direct-to-consumer operations are subject to numerous risks, including implementing and maintaining appropriate technology to support business strategies; reliance on third-party computer hardware/software and service providers; data breaches; violations of state, federal or international laws, including those relating to firearms and ammunition sales; online privacy; credit card fraud; telecommunication failures; electronic break-ins and similar disruptions; and disruption of Internet service. Our inability to adequately respond to these risks and uncertainties or to successfully maintain and expand our direct-to-consumer business may have an adverse impact on our business and operating results.

We sell products that create exposure to potential product liability, warranty liability, or personal injury claims and litigation.

Our products are used to store, in part, items that involve risk of personal injury and death. Our products expose us to potential product liability, warranty liability, and personal injury claims and litigation relating to the use or misuse of our products, including allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product or activities associated with the product, negligence, and strict liability. If successful, any such claims could have a material adverse effect on our business, operating results, and financial condition. Defects in our products may result in a loss of sales, recall expenses, delay in market acceptance, and damage to our reputation and increased warranty costs, which could have a material adverse effect on our business, operating results, and financial condition. Although we maintain product liability insurance in amounts that we believe are reasonable, we may not be able to maintain such insurance on acceptable terms, if at all, in the future and product liability claims may exceed the amount of insurance coverage. In addition, our reputation may be adversely affected by such claims, whether or not successful, including potential negative publicity about our products.

Despite the Company’s indebtedness levels, we are able to incur substantially more debt. This could further increase the risks associated with its leverage.

We may incur substantial additional indebtedness in the future, although certain terms of current debt agreements prohibit us from doing so. To the extent that we incur additional indebtedness, the risks associated with its substantial indebtedness describe above, including its possible inability to service its debt, will increase.

At this stage of our business operations, even with our good faith efforts, investors in our company may lose some or all of their investment.

Because the nature of our business is expected to change as a result of shifts in the industries in which we operate, competition, and the development of new and improved technology, management forecasts are not necessarily indicative of future operations and should not be relied upon as an indication of future performance. Further, we have raised substantial debt and equity to fund our business operations, which to date have generated insufficient revenue to support our working capital needs.

While management believes its estimates of projected occurrences and events are within the timetable of its business plan, our actual results may differ substantially from those that are currently anticipated. If our revenues do not increase to a level to support our working capital needs, we will be forced to seek equity capital to fund our operations and repay our substantial debt balances, which may not be available to us on acceptable terms or at all.

Product defects could adversely affect the results of our operations.

The design, manufacture and marketing of our products involve certain inherent risks. Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of our products can lead to injury or other adverse events. The Company may not properly anticipate customer applications of our products and our products may fail to survive such unanticipated customer use. If the Company’s products fail to adequately perform to meet the customer’s expectations, the customer may demand refunds or replacements which will negatively affect the Company’s profitability.

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We could be exposed to significant liability claims if we are unable to obtain insurance at acceptable costs and adequate levels or otherwise protect ourselves against potential product liability claims.

Our products support the use and access to firearms and if our products are ineffective, we could require protection against potential product liability claims.

We will not be profitable unless we can demonstrate that our products can be manufactured at low prices.

To date, we have manufactured our products in limited volume. As the Company creates demand for its products, our projections require the benefit of volume discounts as we increase the size of our order. We can offer no assurance that either we or our manufacturing partners will develop efficient, automated, low-cost manufacturing capabilities and processes to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market our products. Even if we or our manufacturing partners are successful in developing such manufacturing capability and processes, we do not know whether we or they will be timely in meeting our product commercialization schedule or the production and delivery requirements of potential customers. A failure to develop such manufacturing processes and capabilities could have a material adverse effect on our business and financial results.

Our profitability in part is dependent on material and other manufacturing costs. We are unable to offer any assurance that either we or a manufacturing partner will be able to reduce costs to a level that will allow production of a competitive product or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity.

War, terrorism, other acts of violence or natural or manmade disasters such as a pandemic, epidemic, outbreak of an infectious disease or other public health crisis may affect the markets in which the Company operates, the Company’s customers, the Company’s delivery of products and customer service, and could have a material adverse impact on our business, results of operations, or financial condition.

Our business and supply chain may be adversely affected by instability, disruption or destruction in a geographic region in which it operates, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, food, fire, earthquake, storm or pandemic events and spread of disease (including the outbreak of COVID-19).

Such events may cause customers to suspend their decisions on using the Company’s products and services, make it impossible to access some of our inventory, and give rise to sudden significant changes in regional and global economic conditions and cycles that could interfere with purchases of goods or services and commitments to develop new products and services. These events also pose significant risks to the Company’s personnel and to physical facilities, transportation and operations, which could materially adversely affect the Company’s financial results.

Any significant disruption to communications and travel, including travel restrictions and other potential protective quarantine measures against COVID-19 or other public health crisis by governmental agencies, could make it difficult for the Company to deliver goods services to its customers. War, riots, or other disasters may increase the need for our products and demand by government and military may make it difficult for use to provide products to customers. Further, travel restrictions and protective measures against COVID-19 could cause the Company to incur additional unexpected labor costs and expenses or could restrain the Company’s ability to retain the highly skilled personnel the Company needs for its operations. Due to the substantial uncertainty related to the effects of the pandemic, its duration and the related market impacts, including the economic stimulus activity, we are unable to predict the specific impact the pandemic and related restrictions (including the lifting or re-imposing of restrictions due to the Omicron variant or otherwise) will have on our results of operations, liquidity or long-term financial results.

We believe COVID-19 has not yet had a materially adverse effect on our operational results, but could at any time and without notice in the foreseeable future. As a result of COVID-19, at any time we may be subject to increased operating costs, supply interruptions, and difficulties in obtaining raw materials and components. COVID-19 has resulted in restrictions, postponements and cancelations of meetings, conferences, trade shows and the impact, extent and duration of the government-imposed restrictions on travel and public gatherings as well as the overall effect of the COVID-19 virus is currently unknown.

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The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we are required to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of maintaining public company reporting requirements could be significant and may preclude us from seeking financing or equity investment on terms acceptable to us and our stockholders. We estimate these costs to be in excess of $100,000 per year and may be higher if our business volume or business activity increases significantly. Our current estimate of costs does not include the necessary expenses associated with compliance, documentation and specific reporting requirements of Section 404 as we will not be subject to the full reporting requirements of Section 404 until we exceed $700 million in public float market capitalization.

If our revenues are insufficient or non-existent, or we cannot satisfy many of these costs through the issuance of shares or debt, we may be unable to satisfy these costs in the normal course of business. This would certainly result in our being unable to continue as a going concern.

Any acquisitions that we potentially undertake will involve significant risks, and any acquisitions that we undertake in the future could disrupt our business, dilute stockholder value, and harm our operating results.

Part of our growth strategy is to expand our operations through strategic acquisitions to enhance existing products and offer new products, enter new markets and businesses, strengthen and avoid interruption from our supply chain, and enhance our position in current markets and businesses. Acquisitions involve significant risks and uncertainties. We cannot accurately predict the timing, size, and success of any future acquisitions. We may be unable to identify suitable acquisition candidates or to complete the acquisitions of candidates that we identify. Increased competition for acquisition candidates or increased asking prices by acquisition candidates may increase purchase prices for acquisitions to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria. Unforeseen expenses, difficulties, and delays frequently encountered in connection with expansion through acquisitions could inhibit our growth and negatively impact our operating results.

Our ability to complete acquisitions that we desire to make will depend upon various factors, including the following:

●	the availability of suitable acquisition candidates at attractive purchase prices;

●	the ability to compete effectively for available acquisition opportunities;

●	the availability of cash resources, borrowing capacity, or stock at favorable price levels to provide required purchase prices in acquisitions;

●	the ability of management to devote sufficient attention to acquisition efforts; and

●	the ability to obtain any requisite governmental or other approvals.

We may have little or no experience with certain acquired businesses, which could involve significantly different supply chains, production techniques, customers, and competitive factors than our current business. This lack of experience would require us to rely to a great extent on the management teams of these acquired businesses. These acquisitions also could require us to make significant investments in systems, equipment, facilities, and personnel in anticipation of growth. These costs could be essential to implement our growth strategy in supporting our expanded activities and resulting corporate structure changes. We may be unable to achieve some or all of the benefits that we expect to achieve as we expand into these new markets within the time frames we expect, if at all. If we fail to achieve some or all of the benefits that we expect to achieve as we expand into these new markets, or do not achieve them within the time frames we expect, our business, financial condition, and results of operations could be adversely affected.

Unforeseen expenses, difficulties, and delays frequently encountered in connection with future acquisitions could inhibit our growth and negatively impact our profitability. Any future acquisitions may not meet our strategic objectives or perform as anticipated. In addition, the size, timing, and success of any future acquisitions may cause substantial fluctuations in our operating results from quarter to quarter. These interim fluctuations could adversely affect the market price of our Common Stock.

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If we finance any future acquisitions in whole or in part through the issuance of Common Stock or securities convertible into or exercisable for Common Stock, existing stockholders will experience dilution in the voting power of their Common Stock and earnings per share could be negatively impacted. The extent to which we will be able or willing to use our Common Stock for acquisitions will depend on the market price of our Common Stock from time-to-time and the willingness of potential acquisition candidates to accept our Common Stock as full or partial consideration for the sale of their businesses. Our inability to use our Common Stock as consideration, to generate cash from operations, or to obtain additional funding through debt or equity financings to pursue an acquisition could limit our growth.

We may not be able to successfully fund future acquisitions of new businesses due to the lack of availability of debt or equity financing on acceptable terms, which could impede the implementation of our acquisition strategy and materially adversely impact our financial condition, business and results of operations.

In order to make future acquisitions, we intend to raise capital primarily through debt financing, additional equity offerings, the sale of stock or assets of our businesses, and by offering equity in the businesses to the sellers of target businesses or by undertaking a combination of any of the above. Since the timing and size of acquisitions cannot be readily predicted, we may need to be able to obtain funding on short notice to benefit fully from attractive acquisition opportunities. Such funding may not be available on acceptable terms. In addition, the level of our indebtedness may impact our ability to borrow funds on acceptable terms. Another source of capital for us may be the sale of additional shares of Common Stock, subject to market conditions and investor demand for the shares at prices that we consider to be in the interests of our stockholders. These risks may materially adversely affect our ability to pursue our acquisition strategy successfully and materially adversely affect our financial condition, business and results of operations.

The industry in which we operate is competitive, price sensitive and subject to risks of governmental regulations or laws. If our competitors are better able to develop and market products that are more effective, less costly, easier to use, or are otherwise more attractive, we may be unable to compete effectively with other companies.

The safe and personal security industry is characterized by intense competition. We will face competition on the basis of product features, reliability, price, apparent value, and other factors. Competitors may include large safe makers and other companies, some of which have significantly greater financial and marketing resources than we do, and firms that are more specialized than we are with respect to particular markets. Our competition may respond more quickly to new or emerging styles, undertake more extensive marketing campaigns, have greater financial, marketing and other resources than ours or may be more successful in attracting potential customers, employees and strategic partners.

Our industry could experience greater scrutiny and regulation by governmental authorities, which may lead to greater governmental regulation in the future.

The rapidly growing interest in new concealed carry products that this rapidly growing market may attract the attention of government regulators and legislators. The current trend in legislation is to roll back or minimize access to firearms restrictions, but there can be no assurance that this trend will continue.

RISKS RELATED TO OUR LEGAL AND REGULATORY ENVIRONMENT

Failure to comply with applicable laws and changing legal and regulatory requirements could harm our business and financial results.

Our policies and procedures are reasonably designed to comply with applicable laws, accounting and reporting requirements, tax rules and other regulations and requirements, including those imposed by the Commission, and foreign countries, as well as applicable trade, labor, safety, environmental, labeling and gun safety related laws, such as the Protection of Lawful Commerce in Arms Act as well as state laws. The complexity of the regulatory environment in which we operate and the related cost of compliance are both increasing due to additional or changing legal and regulatory requirements, our ongoing expansion into new markets and new channels, and the fact that foreign laws occasionally conflict with domestic laws. In addition to potential damage to our reputation and brand, failure by us or our business partners to comply with the various applicable laws and regulations, as well as changes in laws and regulations or the manner in which they are interpreted or applied, may result in litigation, civil and criminal liability, damages, fines and penalties, increased cost of regulatory compliance and restatements of our financial statements and have an adverse impact on our business and financial results.

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Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2022, and December 31, 2021, we had net operating loss carryforwards, or NOLs, for federal and state income tax purposes of $34,112,810 and $26,969,657, respectively, which begins to expire in 2034. Net operating loss carryforwards are available to reduce future taxable income. The federal net operating losses generated before 2018 will begin to expire in 2032. The federal net operating losses generated in and after 2018 may be carried forward indefinitely. The expiration of state NOL carryforwards vary by state and begin to expire in 2024. It is possible that we will not generate taxable income in time to use NOLs before their expiration, or at all. Under Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOLs and other tax attributes to offset its post-change income may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5 percent stockholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. Our ability to use NOLs and other tax attributes to reduce future taxable income and liabilities may be subject to annual limitations as a result of prior ownership changes and ownership changes that may occur in the future (which may be outside our control).

Under the Tax Cuts and Jobs Act of 2017, or the Tax Act, as amended by the CARES Act, NOLs arising in tax years beginning after December 31, 2017, are subject to an 80% of taxable income limitation (as calculated before taking the NOLs into account) for tax years beginning after December 31, 2020. In addition, NOLs arising in tax years 2018, 2019, and 2020 are subject to a five-year carryback and indefinite carryforward, while NOLs arising in tax years beginning after December 31, 2020, also are subject to indefinite carryforward but cannot be carried back. Our NOLs may also be subject to limitations in other jurisdictions. For example, California recently enacted legislation suspending the use of NOLs for taxable years 2020, 2021, and 2022 for many taxpayers. In future years, if and when a net deferred tax asset is recognized related to our NOLs, the changes in the carryforward/carryback periods as well as the new limitation on use of NOLs may significantly impact our valuation allowance assessments for NOLs generated after December 31, 2017.

If we are unable to protect our intellectual property, we may lose a competitive advantage or incur substantial litigation costs to protect our rights.

Our future success depends upon our proprietary technology. Our protective measures, including patent, trademark and trade secret protection, may prove inadequate to protect our proprietary rights. The right to stop others from misusing our trademarks, service marks, and patents in commerce depends to some extent on our ability to show evidence of enforcement of our rights against such misuse in commerce. Our efforts to stop improper use, if insufficient, may lead to loss of trademark and service mark rights, brand loyalty, and notoriety among our customers and prospective customers. The scope of any patent that we have or may obtain may not prevent others from developing and selling competing products. The validity and breadth of claims covered in technology patents involve complex legal and factual questions, and the resolution of such claims may be highly uncertain, and expensive. In addition, our patents may be held invalid upon challenge, or others may claim rights in or ownership of our patents. Company owned trademarks are listed under the heading Intellectual Property on page 20.

We are subject to the periodic reporting requirements of Section 15(d) and 12(g) of the Exchange Act that require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the Commission pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in, and the complexity of our reports cannot be determined at this time and will affect the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

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However, for as long as we remain a smaller reporting company as defined in Item 10(f)(1) of Regulation S-K, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, reduced financial statement disclosure in registration statements, which must include two years of audited financial statements, reduced financial statement disclosure in annual reports on Form 10-K, and exemptions from the auditor attestation of management’s assessment of internal control over financial reporting. We may take advantage of these reporting exemptions until we are no longer a smaller reporting company.

If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock, if a market ever develops, could drop significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the Board, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;
●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and
●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause financial reporting to be unreliable and lead to misinformation being disseminated to the public. Furthermore, our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require our management to make estimates about matters that are inherently uncertain. Investors relying upon this misinformation may make an uninformed investment decision.

Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer a smaller reporting company.

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RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF THE SERIES C PREFERRED STOCK

The Series C Preferred Stock being offered will not be publicly tradable following the Offering and there is no assurance that there will ever be a public market for the Series C Preferred Stock at any time.

Although our Common Stock and certain warrants currently trade on the Nasdaq Capital Market, there is no public trading market for our Series C Preferred Stock at this time and we cannot assure you that any market for our Series C Preferred Stock will ever develop. We have no current plans to pursue a public market for our Series C Preferred Stock, and we cannot assure you that we will ever register the Series C Preferred Stock. The shares of Series C Preferred Stock are not readily marketable, and their value may be subject to adverse conditions that are impossible to predict. There can be no assurance that if it becomes necessary to sell or transfer our Series C Preferred Stock, a buyer could be found, or a suitable purchase price could be obtained. With no public trading market, it may be extremely difficult or impossible for you to resell your Series C Preferred Stock if you should desire to do so. In addition, there can be no assurance that, in the event you are able to find a purchaser for your Series C Preferred Stock, that you will be able to resell such securities at the price you paid in this offering. Therefore, prospective investors who require liquidity in their investment should not rely upon the Series C Preferred Stock being offered under this offering as a short-term component of their return on investment.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is fixed and will not vary based on the underlying value of our assets at any time. Our Board has determined the offering price in its sole discretion. The fixed offering price for our shares has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our shares may not be supported by the current value of our company or our assets at any particular time.

Management has broad discretion in using the proceeds from this Offering.

We plan to use the proceeds from this offering to fund acquisitions, for general working capital and for debt repayment. We have broad discretion in the application of proceeds and the timing of the expenditure of the proceeds of this Offering. If we fail to apply the proceeds effectively, we may not be successful in implementing our business plan. You will not have the opportunity to evaluate all of the economic, financial or other information upon which we base our decisions.

You will not have a vote or influence on the management of our company.

All decisions with respect to the management of our company will be made exclusively by the officers, directors or employees of our company. You, as an investor in our Series C Preferred Stock, have very limited voting rights and will have no ability to vote on issues of company management and will not have the right or power to take part in the management of our company and will not be represented on the Board of our company. Accordingly, no person should purchase our Series C Preferred Stock unless he or she is willing to entrust all aspects of management to our company.

We may amend our business policies without stockholder approval.

Our Board determines our growth, investment, financing, capitalization, borrowing, operations and distributions policies. Although our Board has no intention at present to change or reverse any of these policies, they may be amended or revised without notice to holders of our Series C Preferred Stock. Accordingly, holders of our series C Preferred stock will not have any control over changes in our policies. We cannot assure you that changes in our policies will serve fully the interests of all holders of our Series C Preferred Stock.

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Our Board has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to the Series C Preferred Stock and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our Second Amended and Restated Articles of Incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our Board has the authority to fix and determine the relative rights and preferences of preferred stock. As a result, our Board could authorize the issuance of additional series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of other securities and the right to the redemption of the shares, together with a premium, prior to the redemption of our other securities, including the Series C Preferred Stock.

We cannot assure you that we will be able to pay cash dividends.

Our ability to pay cash dividends on our Series C Preferred Stock is dependent on our ability to operate profitably and to generate cash from our operations and the operations of our operating businesses. We cannot guarantee that we will be able to pay cash dividends on our Series C Preferred Stock and may only be able to issue dividends in shares of our Common Stock.

We cannot assure you that we will be able to redeem our Series C Preferred Stock.

Our ability to redeem on our Series C Preferred Stock is dependent on our ability to operate profitably and to generate cash from our operations and the operations of our operating businesses or from raising additional capital. We cannot guarantee that we will be able to redeem our Series C Preferred Stock and may only be able to offer investors the ability to convert shares of Series C Preferred Stock into shares of our Common Stock.

We may issue additional debt and equity securities, which are senior to our Series C Preferred Stock as to distributions and in liquidation, which could materially adversely affect the value of the Series C Preferred Stock.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our stockholders. Any preferred securities, if issued by our company, may have a preference with respect to distributions and upon liquidation that is senior to the preference of the Series C Preferred Stock, which could further limit our ability to make distributions to our stockholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your Series C Preferred Stock. In addition, we can change our leverage strategy from time to time without approval of holders of our Preferred Stock or Common Stock, which could materially adversely affect the value of our Preferred Stock, including the Series C Preferred Stock.

Our executive officers and directors, and their affiliated entities, although they own an insignificant percentage of our Common Stock, however super voting preferred stock allows them to be able to exert significant control over matters subject to stockholder approval.

Our executive officers and directors beneficially own only approximately 1% of our Common Stock. However, we have issued 100,000 shares of Series A Preferred Stock to two members of our management, Messrs. Charles A. Ross, Jr. and Doug E. Grau, which have superior voting rights of 1,000 to 1 over shares of our Common Stock, resulting in nearly 96% of the current available stockholder votes. In addition, these shares are able to be converted into shares of Common Stock at a rate of 1 share of Series A Preferred Stock into 500 shares of Common Stock over a five-year period under certain circumstances.

Accordingly, these stockholders who are members of management may, as a practical matter, continue to be able to control the election of a majority of our directors and the determination of all corporate actions after these offerings and any future offerings. This concentration of ownership could delay or prevent a change in control of the Company.

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Certain provisions of our second amended and restated articles of incorporation may make it more difficult for a third party to effect a change-of-control.

Our second amended and restated articles of incorporation authorizes our Board to issue up to a certain number of shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our Board without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of existing shares, and therefore could reduce the value of such shares. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our Board to issue preferred stock could make it more difficult, delay, discourage, prevent or make it costlier to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the value of our securities.

Provisions of the Existing Warrants could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our governing organizational documents, certain provisions of our Existing Warrants could make it more difficult or expensive for a third party to acquire us. The Existing Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Existing Warrants. These and other provisions of the Existing Warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to our stockholders.

We may not raise sufficient funds to implement our business plan.

In our Use of Proceeds discussion below, we present a table showing our expected uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by us. If we fail to sell at least 25% of the Series C Preferred Stock we are offering, we may not be able to implement a material portion of our planned use of proceeds. This could have a deleterious effect on your investment in us.

We are not required to raise any minimum amount in this offering before we may utilize the funds received in this offering. Investors should be aware that there is no assurance that any monies beside their own will be invested in this Offering.

Because there is no minimum amount of subscriptions which we must receive before accepting funds in the Offering, you will not be assured that we will have sufficient funds to execute our business plan or satisfy its working capital requirements and will bear the risk that we will be unable to secure the funds necessary to meet our current and anticipated financial obligations.

This offering is being conducted on a “best efforts” basis without a minimum and we may not be able to execute our growth strategy if the $19,999,995 maximum is not sold.

If you invest in our Series C Preferred Stock and less than all of the offered shares of our Series C Preferred Stock are sold, the risk of losing your entire investment will be increased. We are offering our Series C Preferred Stock on a “best efforts” basis without a minimum, and we can give no assurance that all of the offered Series C Preferred Stock will be sold. If less than $19,999,995 of Series C Preferred Stock shares offered are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds. No assurance can be given to you that any funds will be invested in this offering other than your own.

We may terminate this Offering at any time during the Offering period.

We reserve the right to terminate this Offering at any time, regardless of the number of shares sold. In the event that we terminate this Offering at any time prior to the sale of all of the shares offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by our company and no funds will be returned to subscribers.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $________,000 if the maximum number of shares of Series C Preferred Stock being offered are sold after deducting the estimated Selling Agent commissions and estimated offering expenses payable by us.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by us. For further discussion, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold
Gross Proceeds	$	$	$	$
Underwriting Commissions (8.5%)
Processing Fees (0.5%)
Net Proceeds Before Expenses

Offering Expenses
Underwriter Expenses
Legal & Accounting
Publishing/EDGAR
Transfer Agent
Blue Sky Compliance
Total Offering Expenses

Amount of Offering Proceeds Available for Use

Uses
Payoff of Current Debt
Beverage Company Acquisition
Cutlery Company Acquisition
Safe Production Enhancements
Inventory
New Product Development
Marketing and Advertising
New Officer Recruitment

Total Expenditures

Net Remaining Proceeds Reserved for General Corporate Purposes	$	$	$	$

We intend to use the net proceeds from this offering to fund acquisitions pursuant to the exercise of existing option agreements with certain of our operating businesses and for debt repayment.

As of the date of this offering circular and except as explicitly set forth herein, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Pending use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term interest-bearing investment grade instruments.

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The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

The above description of the anticipated use of proceeds is not binding on us and is merely a description of our current intentions. We reserve the right to change the above use of proceeds if management believes it is in the best interests of our company.

DETERMINATION OF OFFERING PRICE

There will be no trading market for our Series C Preferred Stock upon issuance and we do not expect any trading market to develop for the Series C Preferred Stock. The Series C Preferred Stock is being sold at par, which we have determined to be $7.50 per share, and it is expected that at some time after the initial closing of this offering we will exercise our right to call the Series C Preferred Stock for redemption at a call price equal to 150% of par (i.e., of the original issue price of the Series C Preferred Stock) or that, after the fifth anniversary of the initial closing of this offering, holders of the Series C Preferred Stock will exercise their right to put their shares of Series C Preferred Stock to us at 150% of par. Accordingly, the $7.50 price per share of Series C Preferred Stock is arbitrary and represents the amount of investment made by an investor for purposes of determining the redemption price upon a put or call (i.e., the redemption price will be 150% of the purchase price or $11.25 per share of Series C Preferred Stock).

DIVIDEND POLICY

Dividends on the Series C Preferred Stock being offered will be cumulative and payable quarterly in arrears to all holders of record on the applicable record date. Holders of our Series C Preferred Stock will be entitled to receive cumulative dividends in the amount of $0.16 per share each quarter, which is equivalent to the annual rate of 8.53% of the $7.50 original per share purchase price; provided that upon an event of default (generally defined as our failure to pay dividends when due or to redeem shares when requested by a holder), such amount shall be increased to $0.225 per quarter, which is equivalent to the annual rate of 12% of the $7.50 original per share purchase price. Dividends on shares of our Series C Preferred Stock will continue to accrue even if any of our agreements prohibit the current payment of dividends or we do not have earnings. Dividends may be paid in cash or in kind in the form of Common Stock of the Company equal to the closing price of Common Stock on the last day of the quarter at the Company’s discretion.

Our anticipated source of funds to pay the cumulative dividends for our Series C Preferred Stock in cash will be from net operating income and retained earnings. We believe that our net operating income will increase as we deploy the funds raised in this offering in a manner consistent with the use of proceeds described in this offering circular. We expect that our retained earnings will increase as we increase net operating income.

See also “Risk Factors—Risks Related to this Offering and Ownership of Our Series C Preferred Stock—We cannot assure you that we will be able to pay cash dividends.”

We have never declared dividends or paid cash dividends on our Common Stock. Our Board will make any future decisions regarding dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and, other than as indicted above with respect to the Series C Preferred Stock, we do not anticipate paying any cash dividends in the near future. Our Board has complete discretion on whether to pay cash dividends or issue additional shares of Common Stock as dividends on the Series C Preferred Stock. Even if our Board decides to pay additional dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for our Common Stock

Our Common Stock and certain existing warrants are traded on the Nasdaq Capital Market under the symbols “AREB” and “AREBW,” respectively. On [*], 2023, the closing price of our Common Stock as reported on the Nasdaq Capital Market was $[*] per share.

Stockholders of Record

As of October 31, 2023, an aggregate of 4,032,920 shares of our Common Stock were issued and outstanding and owned by 128 stockholders of record. We also had 1,847,000 shares of Common Stock being held in abeyance pursuant to a certain warrant exercise and ownership limitations imposed thereby as of the date of this offering circular.

Dividends

We have not since December 15, 2014 (date of inception) declared or paid any cash dividends on our Common Stock and currently do not anticipate paying such cash dividends. We currently anticipate that we will retain all of our future earnings for use in the development and expansion of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board and will depend upon our results of operations, financial condition, tax laws and other factors as the board, in its discretion, deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

On January 1, 2021, our Board approved the establishment of the 2021 Long-Term Equity Incentive Plan (“LTIP”). The LTIP is intended to enable us to continue to attract able directors, employees, and consultants and to provide a means whereby those individuals upon whom the responsibilities rest for successful administration and management of the Company, and whose present and potential contributions are of importance, can acquire and maintain Common Stock ownership, thereby strengthening their concern for our welfare. The aggregate maximum number of shares of Common Stock (including shares underlying options) that may be issued under the LTIP pursuant to awards of Restricted Shares or Options will be limited to 10% of the outstanding shares of Common Stock, which calculation shall be made on the first trading day of each new fiscal year. For fiscal year 2022, up to 6,390 shares of Common Stock were available for participants under the LTIP. For fiscal year 2023, up to 37,723 shares of Common Stock are available for participants under the LTIP. The number of shares of Common Stock that are the subject of awards under the LTIP which are forfeited or terminated, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares will again immediately become available to be issued pursuant to awards granted under the LTIP. If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares of Common Stock will be treated as shares that have been issued under the LTIP and will not again be available for issuance under the LTIP. In December of 2022, we authorized the grant and issuance of all 6,390 shares of Common Stock under the LTIP to our executive management team.

Recent Sales of Unregistered Securities

None

Subsequent Issuances after Year-End

On June 27, 2023, we entered into a PIPE transaction with Armistice Capital Master Fund Ltd. for the purchase and sale of $2,993,850.63 of securities, consisting of (i) 71,499 shares of Common Stock at $4.37 per share, (ii) prefunded warrants (the “2023 Prefunded Warrants”) that are exercisable into 615,000 shares of Common Stock (the “ 2023 Prefunded Warrant Shares”) at $4.37 per Prefunded Warrant, and (iii) immediately exercisable warrants to purchase up to 686,499 shares of Common Stock at an initial exercise price of $4.24 per share and will expire five years from the date of issuance.

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In connection with the Company’s June 27, 2023 1-for-25 reverse split and the round lot rounding associated therewith, approximately 2.1 million new shares of Common Stock were issued.

On July 1, 2023, we authorized the issuance of 24,129 shares of Common Stock to our independent board members.

On September 8, 2023, holders of certain existing warrants exercised such warrants by paying $3,287,555.70 for 2,988,687 shares of the Company’s common stock at a reduced exercise price of $1.10 per share in consideration for the Company’s agreement to issue two new common stock purchase warrants to purchase, in the aggregate, up to 5,977,374 shares of the Company’s common stock.

All of the above-described issuances were exempt from registration pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption there from.

Repurchase of Equity Securities

We have no plans, programs or other arrangements in regards to repurchases of our Common Stock. Further, we did not repurchase any of our equity securities during the year ended December 31, 2022 or the six months ended June 30, 2023.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations provides information that management believes is relevant to an assessment and understanding of our plans and financial condition. The following selected financial information is derived from our historical financial statements should be read in conjunction with such financial statements and notes thereto set forth elsewhere herein and the “Cautionary Note Regarding Forward-Looking Statements” explanation included herein.

Management’s Discussion and Analysis should be read in conjunction with the financial statements included in this offering circular. The financial statements have been prepared in accordance with U.S. GAAP. Except as otherwise disclosed, all dollar figures included therein and in the following management discussion and analysis are quoted in United States dollars.

The following discussion of the Company’s financial condition and the results of operations should be read in conjunction with the financial statements and footnotes thereto appearing elsewhere in this offering circular.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that in addition to the description of historical facts contained herein, this offering circular contains certain forward-looking statements that involve risks and uncertainties as detailed herein and from time to time in the Company’s other filings with the Commission and elsewhere. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those, described in the forward-looking statements. These factors include, among others: (a) the Company’s fluctuations in sales and operating results; (b) risks associated with international operations; (c) regulatory, competitive and contractual risks; (d) development risks; (e) the ability to achieve strategic initiatives, including but not limited to the ability to achieve sales growth across the business segments through a combination of enhanced sales force, new products, and customer service; and (f) pending litigation.

Operations

On June 9, 2016, a change in control occurred, a sixty percent (60%) ownership interest was obtained by American Rebel, Inc. from our former officer and director and founder. On June 17, 2017, the Company acquired the business of its control stockholder accounted for and presented financially as a reverse merger transaction. Our majority stockholder, American Rebel, Inc. became a wholly owned subsidiary of the Company and we distributed shares to the stockholders of American Rebel, Inc. As a result of this reverse merger, the reported operating history of the Company is now the operating history of American Rebel, Inc. Financial statements of both companies are now consolidated and all material intercompany transactions and balances are eliminated. On July 29, 2022, the Company closed on its acquisition of the Champion Entities.

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Company Overview

American Rebel is boldly positioning itself as America’s Patriotic Brand. The Company has identified the market opportunity to design, manufacture, and market innovative concealed carry products and safes as well as market American Rebel Beer. American Rebel accesses its market uniquely through its positioning as America’s Patriotic Brand and the appeal of its products as well as through the profile and public persona of its founder and Chief Executive Officer, Andy Ross. Andy hosted his own television show for 12 years, has made multiple appearances over the years at trade shows, and is well-known in the archery world as the founder of Ross Archery, which was the world’s fastest-growing bow company in 2007 and 2008. Andy has also released 3 CDs, done numerous radio and print interviews, and performed many concerts in front of thousands of people. Andy has the ability to present American Rebel to large numbers of potential customers through the appeal of his music and other supporting appearances. For example, his appearance on the History Channel hit show Counting Cars in February 2014 has been viewed by more than 2 million people. Bringing innovative products that satisfy an existing demand to the market through exciting means is the American Rebel blueprint for success.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below or elsewhere in this offering circular. We believe that the perception that many people have of a public company makes it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. Additionally, the issuance of restricted shares will dilute the percentage of ownership interest of our stockholders.

Recent Developments

American Rebel Beer

On August 9, 2023, the Company entered into a Master Brewing Agreement with Associated Brewing. Under the terms of the Brewing Agreement, Associated Brewing has been appointed as the exclusive producer and seller of American Rebel branded spirits, with the initial product being American Rebel Light Beer. American Rebel Light Beer will launch regionally in early 2024. The Company has paid a setup fee and security deposit to Associated Brewing.

Acquisition of Champion Entities

On June 29, 2022, the Company entered into a stock and membership interest purchase agreement with the Champion Entities and Seller pursuant to the Champion Purchase Agreement, pursuant to which the Company agreed to acquire all of the issued and outstanding capital stock and membership interests of the Champion Entities from the Seller. This transaction was completed on July 29, 2022. We have included the Champion Entities assets and liabilities as of that date and the subsequent financial activity through the date of this offering circular in our Consolidated Financial Statements. For all intent and purposes, the Champion Entities have been integrated with our existing operations and are under the control of our management team.

The closing of the acquisition occurred on July 29, 2022. Under the terms of the Champion Purchase Agreement, the Company paid the Seller (i) cash consideration in the amount of $9,150,000, along with (ii) cash deposits in the amount of $350,000, and (iii) reimbursed Seller for $397,420 of agreed upon acquisitions and equipment purchases completed by the Seller and the Champion Entities since June 30, 2021.

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Secured Loan

On April 14, 2023, the Company entered into a $1,000,000 Business Loan and Security Agreement (the “Secured Loan”) with an accredited investor lending source (the “Lender”). Under the Secured Loan, the Company received $980,000 on April 20, 2023, which was net of fees to the Lender. The Secured Loan requires 64 weekly payments of $20,000, for a total repayment of $1,280,000 to the Lender. The principal balance bears interest at 22.8%. The Secured Loan is secured by all of the assets of the Company and its subsidiaries second only to a previously secured line of credit and contains other customary terms and conditions for agreements of its type. Further, the Company’s CEO, Charles A. Ross, Jr., provided a personal guaranty for the Secured Loan.

Unsecured Loan

The Company refinanced a $600,000 note with an accredited investor that was due March 31, 2023 with a new note dated July 1, 2023. The total amount refinanced with an accredited investor is $450,000, with $150,000 due December 31, 2023, and $300,000 due June 30, 2024. Interest will be paid quarterly in the amount of 12% on the outstanding principal amounts.

Armistice PIPE and Warrant Exercise

On June 27, 2023, we entered into a PIPE transaction with Armistice Capital Master Fund Ltd. for the purchase and sale of $2,993,850.63 of securities, consisting of (i) 71,499 shares of Common Stock at $4.37 per share, (ii) prefunded warrants (the “2023 Prefunded Warrants”) that are exercisable into 615,000 shares of Common Stock (the “ 2023 Prefunded Warrant Shares”) at $4.37 per Prefunded Warrant, and (iii) immediately exercisable warrants to purchase up to 686,499 shares of Common Stock at an initial exercise price of $4.24 per share and will expire five years from the date of issuance.

On September 8, 2023, Armistice exercised certain existing warrants by paying $3,287,555.70 for 2,988,687 shares of the Company’s common stock at a reduced exercise price of $1.10 per share in consideration for the Company’s agreement to issue two new common stock purchase warrants to purchase, in the aggregate, up to 5,977,374 shares of the Company’s common stock.

Results of Operations for the fiscal years ended December 31, 2022  and December 31, 2021

Revenue and cost of goods sold

For the year ended December 31, 2022, we reported Sales of $8,449,800, compared to Sales of $986,826 for the year ended December 31, 2021. The increase is primarily attributable to the Company’s recent acquisition of the Champion Entities that closed on July 29, 2022. For the year ended December 31, 2022, we reported Cost of Sales of $6,509,382, compared to Cost of Sales of $812,130 for the year ended December 31, 2021. The increase in Cost of Sales was again primarily attributable to the acquisition of the Champion Entities. For the year ended December 31, 2022, we reported Gross Profit of $1,940,418, compared to Gross Profit of $174,696 for the year ended December 31, 2021. The increase in Gross Profit was primarily attributable to the acquisition of the Champion Entities. Please review our footnotes to the Consolidated Financial Statements for its presentation on the pro forma financial information as if the Company and the Champion Entities had been combined since January 1, 2021. This represents a significant difference if we were able to include a full year of revenue and costs of sales for the Champion Entities for 2022.

Expenses

Total operating expenses for the year ended December 31, 2022 were $7,003,704 compared to $3,486,135 for the year ended December 31, 2021 as further described below.

For the year ended December 31, 2022, we incurred consulting and business development expenses of $2,000,624, compared to consulting and business development expenses of $2,012,803 for the year ended December 31, 2021. The slight decrease in consulting and business development expenses is due to the decrease in outside corporate consultants offset by additional payroll expenses for the Company as a result of the acquisition of the Champion Entities.

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For the year ended December 31, 2022, we incurred rental expense, warehousing and outlet expense of $508,527, compared to rental expense, warehousing and outlet expense of $0 for the year ended December 31, 2021. Since the acquisition of the Champion Entities that closed on July 29, 2022, the Company now has a much larger physical footprint. Our rental expense, warehousing, etc. was negligible in years prior to 2022 and was included in our general and administrative expense line item.

For the year ended December 31, 2022, we incurred product development expenses of $746,871, compared to product development expenses of $330,353 for the year ended December 31, 2021. The increase in the amount of product development expenses was due to the increase in product development activity.

For the year ended December 31, 2022, we incurred marketing and brand development expenses of $507,503, compared to marketing and brand development expenses of $171,030 for the year ended December 31, 2021. The increase in marketing and brand development expenses relates primarily to the expanded size of the Company and the return of trade shows post the COVID-19 pandemic.

For the year ended December 31, 2022, we incurred general and administrative expenses of $3,190,092, compared to general and administrative expenses of $968,306 for the year ended December 31, 2021. The increase relates primarily to an increase in professional, consulting and operating fees due to the expanded size of the Company.

For the year ended December 31, 2022, we incurred depreciation expense of $50,087, compared to depreciation expense of $3,643 for the year ended December 31, 2021. The increase in depreciation expense is due to the increased size of the Company and the assets acquired in the Champion Entities purchase.

Other income and expenses

For the year ended December 31, 2022, we incurred interest expense of $358,689, compared to interest expense of $2,061,782 for the year ended December 31, 2021. The decrease in interest expense is due to the Company retiring or converting to Common Stock most of its outstanding debt in late 2021. Retirement or converting to Common Stock of debt in 2022 was smaller in comparison. Additionally, the Company incurred interest expense of $350,000 for the release of pre-emptive rights from a certain lender to the Company.

Net Loss

Net loss for the year ended December 31, 2022, amounted to $7,143,153, resulting in a loss per share of $24, compared to a net loss of $6,098,944 for the year ended December 31, 2021, resulting in a loss per share of $121.25. The increase in the net loss from the year ended December 31, 2021 to the year ended December 31, 2022 is primarily due to acquisition costs of the Champion Entities and our increased expenditures on financing and other activities for growth.

Results of Operations for the Six Months Ended June 30, 2023 Compared To Six Months Ended June 30, 2022

Revenue (‘Sales’) and cost of goods sold (‘Cost of Sales’)

	Six months ended June 30, 2023	Six months ended June 30, 2022
Revenue	$8,072,670	$492,786
Cost of goods sold	5,774,014	337,797
Gross margin	2,298,656	154,989

Expenses:
Consulting/payroll and other costs	1,876,104	709,396
Rental expense, warehousing, outlet expense	502,134	-
Product development costs	16,495	146,463
Marketing and brand development costs	425,342	230,219
Administrative and other	1,195,000	1,610,723
Depreciation and amortization expense	54,365	1,355
	4,069,440	2,698,156
Operating income (loss)	(1,770,784)	(959,076)

Other Income (Expense)
Interest expense, net	(155,547)	(310,406)
Employee retention credit funds, net of costs to collect	1,107,672	-
Gain/(loss) on sale of equipment	1,400	-
Gain/(loss) on extinguishment of debt	-	(1,376,756)
Net income (loss) before income tax provision	(817,259)	(4,230,329)
Provision for income tax	-	-
Net income (loss)	$(817,259)	$(4,230,329)

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For the six months ended June 30, 2023, we reported Revenues of $8,072,670 compared to Revenues of $492,786 for the six months ended June 30, 2022. The increase in Revenues of $7,579,884 (or 1,538% period over period (PoP)) for the six months ended June 30, 2023 compared to the six months ended June 30, 2022, is primarily attributable to the closing of the Champion acquisition on July 29, 2022 and a general increase from Champion’s average quarterly sales of product that we are recognizing in full during 2023. For the six months ended June 30, 2023, we reported Cost of Goods Sold of $5,774,014, compared to Cost of Goods Sold of $337,797 for the six months ended June 30, 2022. The increase in Cost of Goods Sold of $5,436,217 (or 1,609% period over period (PoP)) for the current period is due to a significantly greater number of sales of product during the period compared to the six months ending June 30, 2022 and again attributable to the closing of the Champion acquisition on July 29, 2022. For the six months ended June 30, 2023, we reported Gross Margin of $2,298,656, compared to Gross Margin of $154,989 for the six months ended June 30, 2022. The increase in Gross Margin of $2,143,667 (or 1,383% period over period (PoP)) for the six months ending June 30, 2023, compared to the six months ending June 30, 2022 is again due to the closing of the Champion acquisition on July 29, 2022. Gross Margin percentages for the six months ended June 30, 2023 was 28.5% compared to 31.5% for the six months ended June 30, 2022. We expect our Gross Margin percentages to remain consistent within these two parameters (with the 2nd quarter results being the slowest quarter for this industry) until we achieve sufficient sales volume to increase our margins from better pricing power, to better buying power on our costs of goods, inventory and inventory management.

Operating Expenses

Total operating expenses for the six months ended June 30, 2023 were $4,069,440 compared to $2,698,156 for the six months ended June 30, 2022 as further described below. Overall we saw a $1,371,284 increase in operating expenses or a 51% period over period (PoP) increase in operating expenses from the prior years comparable period. With the acquisition and integration of the Champion acquisition we expect this to be about the same going forward dropping as a percentage of Revenues as we increase our overall sales volume.

For the six months ended June 30, 2023, we incurred consulting/payroll and other costs of $1,876,104compared to consulting/payroll and other costs of $709,396 for the six months ended June 30, 2022. The increase in consulting/payroll and other costs of $1,166,708 (or 164% period over period (PoP)) was due to the increase in the number of employees and the size of the Company post-acquisition of the Champion Entities. The Company expects to maintain its current consulting/payroll and other costs as we further expand our sales volume.

For the six months ended June 30, 2023, we incurred rental expense, warehousing, outlet expense of $502,134, compared to rental expense, warehousing, outlet expense of $0 for the six months ended June 30, 2022. The increase in rental expense, warehousing, outlet expense of $502,134 is due to the significant number of leases and properties that the Company rents to conduct the Champion business. Prior to the Champion business acquisition, the Company included lease expense in the Administrative and other account. The significant number of leases and properties that the Company rents to conduct its Champion business provides a better presentation of expenses through a separate line item in its Statement of Operations. The Company expects to maintain this level of expense on a go-forward basis with its leases and rented properties. The Company may look to consolidate some of its space as it fine tunes the Champion business.

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For the six months ended June 30, 2023, we incurred product development expenses of $16,495, compared to product development expenses of $146,463 for the six months ended June 30, 2022. The decrease in product development expenses of $16,778 (or -50% period over period (PoP)) is due to some of the Company’s current product development expenses being included in consulting/payroll and other costs account which provides for a better presentation of those expenses than pure product development expense. The Company expects to maintain this level of expense on a go-forward basis with new products and efforts being expended for future sales growth and product needs.

For the six months ended June 30, 2023, we incurred marketing and brand development expenses of $425,342, compared to marketing and brand development expenses of $230,219 for the six months ended June 30, 2022. The increase in marketing and brand development expenses of $195,123 (or 85% period over period (PoP)) relates primarily to an increase of activities including major trade shows and the availability of working capital for these types of expenses as well as increased costs attributable to our acquisition and integration of the Champion business.

For the six months ended June 30, 2023, we incurred administrative and other expense of $1,195,000, compared to administrative and other expense of $1,610,723 for the six months ended June 30, 2022. The decrease in administrative and other expense of $415,723 (or -26% period over period (PoP)) relates directly to the significant legal and other professional fees that we incurred during 2022 in anticipation of our registered public offerings, offset by additional expenses picked up from our acquisition of Champion. The Company believes as it grows its sales base it will need to increase its administrative and other expenses commensurate with an overall increased profit for the future.

For the six months ended June 30, 2023, we incurred depreciation and amortization expense of $54,365, compared to depreciation and amortization expense of $1,355 for the six months ended June 30, 2022. The increase in depreciation and amortization expense relates primarily to the acquisition of Champion and its significant and additional depreciable asset base that it provided to the Company’s financial position.

Other income and expenses

For the six months ended June 30, 2023, we incurred interest expense of $155,547, compared to interest expense of $310,406 for the six months ended June 30, 2022. The decrease in interest expense of $154,859 is due to a significant number of notes being paid during 2022 that were able to be paid in full from the various financings, offset by the increased borrowing costs that we have on our working capital notes payable and line of credit. We are currently paying an interest rate of approximately 7% on our line of credit, 12% on our existing working capital notes payable, and our new working capital notes payable we are paying approximately 40% per annum on this debt instrument. During the six months ended June 30, 2023, we incurred a loss on extinguishment of debt of $0, compared to $1,376,756 during the six months ended June 30, 2022. The decrease in loss on extinguishment of debt is due to the charges necessary through the amortization of the debt discount recorded for the issuance of shares of Common Stock in connection with working capital loans retired during 2022. The Company expects to manage and maintain its interest expense exposure despite the increase in interest rates for this year over last year, as well keeping our debt obligations to a minimum as we grow the business and its sales volume. For the six months ended June 30, 2023 we received approximately $1,286,000 in tax credits under the CARES Act from the US Department of Treasury and in turn paid approximately $178,500 to the service provider, netting the Company approximately $1,107,500 in credits for retaining its employees during COVID. As part of the collection process the Company retained the services of a tax service professional to provide the Company with the specialized tax services. The services included identifying various tax initiatives as well as specifically tasking the tax service professional in applying for and the tax filings for (tax) credits available under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). This is a one-time other income item and we do not expect to receive this type of special income in the future.

Net Loss

Net loss for the six months ended June 30, 2023, amounted to $817,259, resulting in a loss per share of $1.21, compared to $4,230,329 for the six months ended June 30, 2022, resulting in a loss per share of $33.37. The significant decrease in the net loss from the six months ended June 30, 2022 to the six months ended June 30, 2023 is primarily due to one-time transactional costs related to 2022 financings and as well our preparation costs for the Champion acquisition and integration. The Company’s management believes with increasing sales volume and strict adherence on cost cutting measures and best practices that net positive income can be achieved for the business into the future.

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Liquidity and Capital Resources

We are a company still in the growth and acquisition stage and our revenue from operations does not cover our operating expenses. We had a working capital asset of $6,678,562 at December 31, 2022 and working capital asset of $7,403,583 at June 30, 2023 due to the successful closings of our three public financing transactions (one in February 2022, the second in July 2022 and third recently in June 2023) and have incurred a deficit of $34,930,069 from inception to June 30, 2023. We have funded our operations primarily through the issuance of capital stock, convertible debt, and other securities.

During the six months ended June 30, 2023, we raised net cash of approximately $2,464,000 through the issuance of equity, as compared to approximately $9,000,000 for the six months ended June 30, 2022. During the six months ended June 30, 2023, we raised net cash of approximately $2,386,000 through the issuance of notes payable and entering into a line of credit with a national financial institution secured by inventory and other assets, as compared to approximately $60,000 for the six months ended June 30, 2022.

As we continue with the launch of the American Rebel branded safes and concealed carry product line as well our recently acquired Champion line of products we expect to continue to devote significant resources in the areas of capital expenditures and marketing, sales, and operational expenditures. Introducing American Rebel Beer in early 2024 will require the Company to make significant investments in the launch of a brand new product.

We expect to require additional funds to further develop our business and acquisition plan, including the launch of additional products in addition to aggressively marketing our safes and concealed carry product line. Since it is impossible to predict with certainty the timing and amount of funds required to establish profitability, we anticipate that we will raise additional funds through equity or debt offerings or otherwise in order to meet our expected future liquidity requirements. Any such financing that we undertake will likely be dilutive to existing stockholders.

In addition, we expect to also need additional funds to respond to business opportunities and challenges, including our ongoing operating expenses, protecting our intellectual property, developing or acquiring new lines of business and enhancing our operating infrastructure. While we may need to seek additional funding for such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our Common Stock. We may also seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our product lines.

Debt Restructuring

The Company during early 2022 engaged in and completed a financial restructuring (the “Debt Restructuring”), that included extending, renewing, and restructuring the terms of loans with several investors and third-party creditors. The completion of the registered public offering in February 2022 provided the necessary funds to pay off multiple loans with several investors and third-party creditors, leaving a small but manageable amount of debt on the books.

Promissory Notes – Working Capital

As part of the Debt Restructuring (as defined above), the Company entered into several replacement notes to extend the maturities on certain notes with working capital lending partners.

On July 1, 2022, the Company entered into a $600,000 unsecured promissory note with an accredited investor, our working capital lending partner. The unsecured promissory note bears interest at 12% per annum. The principal of the unsecured promissory note is due on March 31, 2023. The unsecured promissory note contains customary warranties, covenants and representations of the Company.

On April 14, 2023, the Company entered into a $1,000,000 Business Loan and Security Agreement (the “Secured Loan”) with an accredited investor lending source (the “Lender”). Under the Secured Loan, the Company received the loan net of fees of $20,000. The Secured Loan requires 64 weekly payments of $20,000 each, for a total repayment of $1,280,000. The Secured Loan bears interest at 41.4%. The Secured Loan is secured by all of the assets of the Company and its subsidiaries second to a first priority lien secured the holder of the Line of Credit. Furthermore, the Company’s Chief Executive Officer, provided a personal guaranty for the Secured Loan. The Secured Loan provides for a default fee of $15,000 for any late payments on the weekly payments. No prepayment of the loan is allowed as well as any default by the Company allows the Lender to take necessary actions to secure its collateral and recovery of funds. The Company also is required to pay a fee associated with the Lender and its introduction to the Company of $80,000 to be made in equity of the Company.

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Line of Credit

During the month of February 2023, the Company entered into a $2 million Line of Credit. The Line of Credit accrues interest at a rate as determined by BSBY Daily Floating Rate plus 2.05 percentage points (which at March 31, 2023 was in total 6.95%), and is secured by all of the assets of the Champion Entities. The Line of Credit expires February 28, 2024. The outstanding liability of the Line of Credit at March 31, 2023 was $1.7 million.

Acquisition of Champion Entities and PIPE Transaction Used to Fund Acquisition

On July 12, 2022, we sold $12,887,976 of securities to Armistice Capital Master Fund Ltd., an institutional purchaser. Such securities consisted of (i) 20,373 shares of Common Stock at $27.75 per share, (ii) prefunded warrants that are exercisable into 448,097 shares of Common Stock at $27.50 per prefunded warrant, and (iii) immediately exercisable warrants to purchase up to 936,937 shares of Common Stock at an initial exercise price of $21.50 per share, subject to adjustments as set forth therein, and will expire five years from the date of issuance. EF Hutton, a division of Benchmark Investments, LLC, acted as exclusive placement agent for the offering and was paid: (i) a commission of 10% of the gross proceeds ($1,288,798); (ii) non-accountable expenses of 1% of the gross proceeds ($128,880); and (iii) placement agent expenses of $125,000.

On June 29, 2022, the Company entered into a stock and membership interest purchase agreement with the Champion Entities and the Seller under the Champion Purchase Agreement, pursuant to which the Company agreed to acquire all of the issued and outstanding capital stock and membership interests of the Champion Entities from the Seller.

The closing of the acquisition occurred on July 29, 2022. Under the terms of the Champion Purchase Agreement, the Company paid the Seller (i) cash consideration in the amount of $9,150,000, along with (ii) cash deposits in the amount of $350,000, and (iii) reimbursed Seller for $397,420 of agreed upon acquisitions and equipment purchases completed by the Seller and the Champion Entities since June 30, 2021.

Critical Accounting Policies

The preparation of financial statements and related footnotes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 1 to the financial statements, included elsewhere in this report, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

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Our BUSINESS

Recent Events

American Rebel Beer

On August 9, 2023, the Company entered into a Master Brewing Agreement with Associated Brewing. Under the terms of the Brewing Agreement, Associated Brewing has been appointed as the exclusive producer and seller of American Rebel branded spirits, with the initial product being American Rebel Light Beer. American Rebel Light Beer will launch regionally in early 2024.

Acquisition of Champion Entities

On June 29, 2022, the Company entered into a stock and membership interest purchase agreement with the Champion Entities and the Seller under the Champion Purchase Agreement, pursuant to which the Company agreed to acquire all of the issued and outstanding capital stock and membership interests of the Champion Entities from the Seller. This transaction was completed on July 29, 2022. We have included the Champion Entities assets and liabilities as of that date and the subsequent financial activity through the date of this offering circular in our consolidated financial statements which consist of the consolidated balance sheets, consolidated statement of operations, consolidated statement of stockholders’ equity (deficit) and consolidated statement of cash flows (the “Consolidated Financial Statements”). The Champion Entities have been integrated with our existing operations and are under the control of our management team.

The closing of the acquisition occurred on July 29, 2022. Under the terms of the Champion Purchase Agreement, the Company paid the Seller (i) cash consideration in the amount of $9,150,000, along with (ii) cash deposits previously of $350,000, and (iii) reimbursement to the Seller for $397,420 of agreed upon acquisitions and equipment purchases completed by the Seller and the Champion Entities since June 30, 2021.

Corporate Summary

American Rebel Holdings, Inc. was incorporated on December 15, 2014, in the State of Nevada and is authorized to issue 600,000,000 shares of $0.001 par value Common Stock and 10,000,000 shares of $0.001 par value preferred stock (“Preferred Stock”).

The Company operates primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products. Additionally, the Company designs and produces branded apparel and accessories and plans to introduce American Rebel Beer in early 2024.

We believe that when it comes to their homes, consumers place a premium on their security and privacy. Our products are designed to offer our customers convenient, efficient and secure home and personal safes from a provider that they can trust. We are committed to offering products of enduring quality that allow customers to keep their valuable belongings protected and to express their patriotism and style, which is synonymous with the American Rebel brand.

Our safes and personal security products are constructed primarily of U.S.-made steel. We believe our products are designed to safely store firearms, as well as store our customers’ priceless keepsakes, family heirlooms and treasured memories and other valuables, and we aim to make our products accessible at various price points for home and office use. We believe our products are designed for safety, quality, reliability, features and performance.

To enhance the strength of our brand and drive product demand, we work with our manufacturing facilities and various suppliers to emphasize product quality and mechanical development in order to improve the performance and affordability of our products while providing support to our distribution channel and consumers. We seek to sell products that offer features and benefits of higher-end safes at mid-line price ranges.

We believe that safes are becoming a ‘must-have appliance’ in a significant portion of households. We believe our current safes provide safety, security, style and peace of mind at competitive prices.

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In addition to branded safes, we offer an assortment of personal security products as well as apparel and accessories for men and women under the Company’s American Rebel brand. Our backpacks utilize what we believe is a distinctive sandwich-method concealment pocket, which we refer to as Personal Protection Pocket, to hold firearms in place securely and safely. The concealment pockets on our Freedom 2.0 Concealed Carry Jackets incorporate a silent operation opening and closing with the use of a magnetic closure.

We believe that we have the potential to continue to create a brand community presence around the core ideals and beliefs of America, in part through our Chief Executive Officer, Charles A. “Andy” Ross, who has written, recorded and performs a number of songs about the American spirit of independence. We believe our customers identify with the values expressed by our Chief Executive Officer through the “American Rebel” brand.

Through our growing network of dealers, we promote and sell our products in select regional retailers and local specialty safe, sporting goods, hunting and firearms stores, as well as online, including our website and e-commerce platforms such as Amazon.com.

American Rebel is boldly positioning itself as “America’s Patriotic Brand” in a time when national spirit and American values are being rekindled and redefined. The typical American Rebel customer loves their family, their country and their community. Our positioning statement to our customers is: are you the type of person who will still hold open a door, come to the aid of a neighbor, or help an elderly person across the street? Are you the type of person that is prepared to defend yourself, your family, or even a room full of strangers? We have the beer that is as bold and brave as you. We believe the time is right for American Rebel Beer, we believe we have the right expertise, and we believe we have the right brand. The beer market in the United States is a more than 110 billion dollar industry. We believe recent trends have revealed that beer consumers want to express their values through their choice of beer. We believe that American Rebel Beer will have a receptive target audience for our product. We plan to introduce American Rebel Light Beer as our first product on a regional basis in early 2024. Consumers are already registering their email addresses at www.AmericanRebelBeer.com to be notified when American Rebel Beer is available in their local market. We are also offering our American Rebel Beer can cooler as a free incentive to visit our website.

American Rebel is an advocate for the 2nd Amendment and conveys a sense of responsibility to teach and preach good common practices of gun ownership. American Rebel products keep you concealed and safe inside and outside the home. American Rebel Safes protect your firearms and valuables from children, theft, fire and natural disasters inside the home; and American Rebel Concealed Carry Products provide quick and easy access to your firearm utilizing American Rebel’s Proprietary Protection Pocket in its backpacks and apparel outside the home. The initial company product releases embrace the “concealed carry lifestyle” with a focus on concealed carry products, apparel, personal security and defense. “There’s a growing need to know how to protect yourself, your family, your neighbors or even a room full of total strangers,” says American Rebel’s Chief Executive Officer, Andy Ross. “That need is in the forethought of every product we design.”

The “concealed carry lifestyle” refers to a set of products and a set of ideas around the emotional decision to carry a gun everywhere you go. The American Rebel brand strategy is similar to the successful Harley-Davidson Motorcycle philosophy, referenced in this quote from Richard F. Teerlink, Harley’s chairman and former chief executive, “It’s not hardware; it is a lifestyle, an emotional attachment. That’s what we have to keep marketing to.” As an American icon, Harley has come to symbolize freedom, rugged individualism, excitement and a sense of “bad boy rebellion.” American Rebel    has significant potential for branded products as a lifestyle brand. We believe our Concealed Carry Product line and Safe line serve a large and growing market segment; but it is important to note we have product opportunities beyond Concealed Carry Products and Safes.

American Rebel Safes

Keeping your guns in a location only appropriate trusted members of the household can access should be one of the top priorities for every responsible gun owner. Whenever a new firearm is purchased, the owner should also look for a way to store and secure it. Storing the firearm in a gun safe will prevent it from being misused by young household members, and it will also prevent it from being stolen in a burglary or damaged in a fire or natural disaster. Gun safes may seem pricy at first glance, but once the consumer is educated on their role to protect expensive firearms and other valuables such as jewelry and important documents, the price is justified.

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American Rebel produces large floor safes in a variety of sizes as well as small portable keyed safes. Additional opportunities exist for the Company to develop Wall Safes and Handgun Boxes.

Reasons gun owners should own a gun safe:

●	If you are a gun owner and you have children, many states have a law in place that you have to have your gun locked in a safe, away from children. This will prevent your children from getting the gun and hurting themselves or someone else.

●	Some states have a law in place that you have to keep your gun locked away when it is not in use even if you don’t have children in your home. California has a law that you have to have your gun locked in a firearms safety device that is considered safe by the California Department of Justice (DOJ). When you buy a safe, you should see if it has approval from the California DOJ.

●	Many gun owners own more guns than insurance will cover. Many insurance companies only cover $3,000 worth of guns. Are your weapons worth more? If so, you should invest in a gun safe to make sure your guns are protected from fire, water, and thieves.

●	Many insurance companies may give you a discount if you own a gun safe. If you own a gun safe or you purchase one, you should see if your insurance company is one that offers a discount for this. A safe can protect your guns and possibly save you money.

●	Do people know you own guns? You might not know that many burglaries are carried out by people they know.

●	If a person you know breaks into your home, steals your gun, and murders someone you could be charged with a crime you didn’t commit, or the victim’s family could sue you.

●	Gun safes can protect your guns in the event your home goes up in flames. When buying a safe, you should see if it will protect your firearm or any other valuables from fire damage.

●	You might be the type of person that has a gun in your home for protection. A gun locked in a safe can still offer you protection. There are quick access gun safes on the market. With a quick access gun safe, you can still retrieve your gun in a few seconds, but when it isn’t needed it will be protected.

We believe a gun safe is the best investment a gun owner can make because the safe can protect guns from thieves, fire, water, or accidents. Bills or ballot measures to require safe storage have been discussed in Delaware, Washington, Oregon, Missouri and Virginia; and various laws are on the books in California and Massachusetts. Even a figure as staunchly pro-gun as Texas’s Republican lieutenant governor, Dan Patrick, called on gun-owning parents to lock up their weapons after the Santa Fe shooting. The gun safe industry is experiencing rapid growth and innovation. American Rebel Chief Executive Officer Andy Ross and the rest of the American Rebel team are committed to fulfilling the opportunity in the gun safe market and filling the identified void with American Rebel Gun Safes.

Below is a summary of the different safes we offer:

i.	Large Safes – our current large model safe collection consists of six premium safes. All of our large safes share the same high-quality workmanship, are constructed out of 11-gauge U.S.-made steel and feature a double plate steel door, double-steel door casements and reinforced door edges. Each of these safes provide up to 75 minutes of fire protection at 1200 degrees Fahrenheit. Our safes offer a fully adjustable interior to fit our customers’ needs. Depending on the model, one side of the interior may have shelves and the other side set up to accommodate long guns. There are optional additions such as Rifle Rod Kits and Handgun Hangers to increase the storage capacity of the safe. These large safes offer greater capacity for secure storage and protection, and our safes are designed to prevent unauthorized access, including in the event of an attempted theft, natural disaster or fire. We believe that a large, highly visible safe also acts as a deterrent to any prospective thief.

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ii.	Personal Safes – the safes in our compact safe collection are easy to operate and carry as they fit into briefcases, desks or under vehicle seats. These personal safes meet Transportation Security Administration (“TSA”) airline firearm guidelines and fit comfortably in luggage when required by travel regulations.

iii.	Vault Doors – our U.S.-made vault doors combine style with theft and fire protection for a look that fits any decor. Newly-built, higher-end homes often add vault rooms and we believe our vault doors, which we designed to facilitate secure access to such vault rooms, provide ideal solutions for the protection of valuables and shelter from either storms or intruders. Whether it’s in the context of a safe room, a shelter, or a place to consolidate valuables, our American Rebel in- and out-swinging vault doors provide maximum functionality to facilitate a secure vault room. American Rebel vault doors are constructed of 4 ½” double steel plate thickness, A36 carbon steel panels with sandwiched fire insulation, a design that provides greater rigidity, security and fire protection. Active boltworks, which is the locking mechanism that bolts the safe door closed so that it cannot be pried open and three external hinges that support the weight of the door, are some of the features of the vault door. For safety and when the door is used for a panic or safe room, a quick release lever is installed inside the door.

iv.	Dispensary Safes - our HG-INV Inventory Safe, a safe tailor-made for the cannabis community, provides cannabis and horticultural plant home growers a reliable and safe solution to protect their inventory. Designed with medical marijuana or recreational cannabis dispensaries in mind and increasing governmental and insurance industry regulation to lock inventory after hours, we believe our HG-INV Inventory Safe delivers a high-level user experience.

Upcoming Product Offerings

To further complement our diverse product offerings, we plan to introduce additional products in 2023 and 2024. Below is a summary of potential upcoming product offerings:

i. Biometrics Safes – we intend to introduce a line of handgun boxes with biometrics, WiFi and Bluetooth technologies. These Biometric Safes have been designed, engineered and are ready for production.

ii. 2A Lockers – we have developed a unique steel lockbox with a 5-point locking mechanism to provide a secure place to lock up ammunition and other items that may not require the safety and security of a safe, but prevents unauthorized access. We believe there is a strong market for this product that is priced between $349 - $449 depending on the model.

iii. Wall Safes – wall safes can be easily hidden and provide “free” storage space since they are able to be tucked into the space between your wall and studs.

iv. Economy Safe Line – we are exploring enhancing our safe line through the introduction of entry level safes built in North America to compete with other safes imported from overseas.

In addition to introducing additional products to add to our existing lines, we are actively seeking acquisition opportunities to diversify our product offerings and enhance stockholder value.

Our Competitive Strengths

We believe we are progressing toward long-term, sustainable growth, and our business has, and our future success will be driven by, the following competitive strengths:

● Powerful Brand Identity – We believe we have developed a distinctive brand that sets us apart from our competitors. We believe this has contributed significantly to the success of our business. Our brand is predicated on patriotism and quintessential American character: protecting our loved ones and expressing one’s values and beliefs. We strive to equip our safes with technologically advanced features, improved designs and accessory benefits that offer customers advanced security to provide the peace of mind they need. We believe our beer offerings are formulated for the mass appeal beer market and our can will boldly proclaim the drinker’s values as we believe the beer consumer has an almost unlimited number of options, but actually very few beer choices that clearly convey the drinker’s values. Maintaining, protecting and enhancing the “American Rebel” brand is critical to expanding our enthusiasts base, network of dealers distributors and other partners. Through our beer, our safes and branded apparel and accessories, we seek to further enhance our connection with the American Rebel community and share the values of patriotism and safety for which our Company stands for. We strive to continue to meet their need for our safes and our success is anticipated to depend largely on our ability to maintain customer trust, become a gun safe storage leader and continue to provide high-quality safes. Introducing American Rebel Beer is anticipated to further expand our brand identity due to the size and potential customer base available to us in the beer market.

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● Beverage Operations – We believe that our agreement with Associated Brewing provides an operational advantage for American Rebel Beer. Associated Brewing is a premier beverage partner that provides turn-key operational support for American Rebel Beer. Associated Brewing’s resources and expertise jump-start American Rebel’s entry into the beer market providing a base of initial scale for the Company to utilize to enter this new market.

● Safe Product Design and Development – our current safe model relies on time-tested features, such as Four-Way Active Boltworks, pinning the door shut on all four sides (compared to Three-Way Bolt works, which is prevalent in many of our competitors’ safes), and benefits that would not often be available in our price point, including 12-gauge and heavier US-made steel. The sleek exterior of our American Rebel safes has garnered attention and earned the moniker from our dealers as the “safe with an attitude.” When we set out to enter the safe market, we wanted to offer a safe that we would want to buy, one that would get our attention and provide excellent value for the cost. Our Champion and Superior safes draw on decades of exemplary craftsmanship and dependability.

● Focus on Safe Product Performance - since the introduction of our first safes, we have maintained a singular focus on creating a full range of safe, quality, reliable safes that were designed to help our customers store valuables. We incorporate advanced features into our safes that are designed to improve strength and durability. Key elements of our current model safes’ performance include:

Double Plate Steel Door - 4 ½” Thick*

Reinforced Door Edge – 7/16” Thick

Double-Steel Door Casement*

Steel Walls – 11-Gauge

Diameter Door Bolts – 1 ¼” Thick

Four-Way Active Boltworks – AR-50(14), AR-40(12), AR-30(10), AR-20(10), AR-15(8), AR-12(8)

Diamond-Embedded Armor Plate*

* Double Plate Steel Door is formed from two U.S.-made steel plates with fire insulation sandwiched inside. Thicker steel is placed on the outside of the door while the inner steel provides additional door rigidity and attachment for the locking mechanism and bolt works. The door edge is reinforced with up to four layers of laminated steel. Pursuant to industry-standard strength tests performed, this exclusive design offers up to 16 times greater door strength and rigidity than the “thin metal bent to look thick” doors.

* Double-Steel Door Casement is formed from two or more layers of steel and is welded around the perimeter of the door opening. Pursuant to industry-standard strength tests performed, it more than quadruples the strength of the door opening and provides a more secure and pry-resistant door mounting. Our manufacturer installs a Double-Steel Door Casement™ on our safes. We believe the reinforced door casement feature provides important security as the safe door is often a target for break-in attempts.

* Diamond-Embedded Armor Plate Industrial diamond is bonded to a tungsten steel alloy hard plate. Diamond is harder than either a cobalt or carbide drill. If drilling is attempted the diamond removes the cutting edge from the drill, thus dulling the drill bit to where it will not cut.

● Trusted Brand - we believe that we have trusted brands with both retailers and consumers for delivering reliable, secure safe solutions.

● Customer Satisfaction - we believe we have established a reputation for delivering high-quality safes and personal security products in a timely manner, in accordance with regulatory requirements and our retailers’ delivery requirements and supporting our products with a consistent merchandising and marketing message. We also believe that our high level of service, combined with strong consumer demand for our products and our focused distribution strategy, produces substantial customer satisfaction and loyalty. We also believe we have cultivated an emotional connection with the brand which symbolizes a lifestyle of freedom, rugged individualism, excitement and a sense of bad boy rebellion.

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● Proven Management Team - our founder and Chief Executive Officer, Charles A. Ross, Jr., has led the expansion and focus on the select product line we offer today. We believe that Mr. Ross had an immediate and positive impact on our brand, products, team members, and customers. Under Mr. Ross’s leadership, we believe that we have built a strong brand and strengthened the management team. We are refocusing on the profitability of our products, reinforcing the quality of safes to engage customers and drive sales. We believe our management team possesses an appropriate mix of skills, broad range of professional experience, and leadership designed to drive board performance and properly oversee the interests of the Company, including our long-term corporate strategy. Our management team also reflects a balanced approach to tenure that will allow the Board to benefit from a mix of newer members who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our complex business. Our team at Associated Brewing provides expertise in the beverage industry to increase our efficiency in our American Rebel Beer launch and they are very excited about the American Rebel brand, marketing prowess and market opportunity. Associated Brewing and their affiliate copackers have significant capacity to supply American Rebel Beer.

Our Growth Strategy

Our goal is to enhance our position as a designer, producer and marketer of premium safes and personal security products. In addition, we recently announced we are entering the beverage business, through the introduction of American Rebel Beer. We have established plans to grow our business by focusing on three key areas: (1) organic growth and expansion in existing markets; (2) targeted strategic acquisitions that increase our on-premise and online product offerings, distributor and retail footprint and/or have the ability to increase and improve our manufacturing capabilities and output, and (3) expanding the scope of our operation activities to new applications and new business categories.

We have developed what we believe is a multi-pronged growth strategy, as described below, to help us capitalize on a sizable opportunity. Through methodical sales and marketing efforts, we believe we have implemented several key initiatives we can use to grow our business more effectively. We believe we made significant progress in 2022 in the sales to first-time buyers. We also intend to opportunistically pursue the strategies described below to continue our upward trajectory and enhance stockholder value. Key elements of our strategy to achieve this goal are as follows:

Organic Growth and Expansion in Existing Markets - Build our Core Business

The cornerstone of our business has historically been our safe product offerings. We are focused on continuing to develop our home, office and personal safe product lines. We are investing in adding what we believe are distinctive and advanced technological solutions for our safes and protective product lines.

We are working to increase floor space dedicated to our safes and strengthen our online presence in order to expand our reach to new enthusiasts and build our devoted American Rebel community. We intend to continue to endeavor to create and provide retailers and customers with what we believe are responsible, safe, reliable and stylish products, and we expect to concentrate on tailoring our supply and distribution logistics in response to the specific demands of our customers. We pledge to our customers to fight to protect their privacy just as we would fight to protect our own privacy. Customers purchase our safes with an expectation of security and privacy and we have to live up to their trust placed in us and fight for them.

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Additionally, our Concealed Carry Product line and Safe line serve a large market segment. We believe that interest in safes increases, as well as in our complimentary concealed carry backpacks and apparel as a byproduct, when interest of the general population in firearms increases. To this extent, the FBI’s National Instant Criminal Background Check System (NICS), which we believe serves as a proxy for gun sales since a background check is generally needed to purchase a firearm, reported a record number of background checks in 2020, 39,695,315. The prior annual record for background checks was 2019’s 28,369,750. In 2021, there were 38,876,673 background checks conducted, similar to that of 2020’s annual record which was 40% higher than the previous annual record in 2019. Background checks in 2023 are continuing on a pace to exceed the 2019 totals as well. While we do not expect this increase in background checks to necessarily translate to an equivalent number of additional safes purchased, we do believe it might be an indicator of the increased demand in the safe market. In addition, certain states (such as Massachusetts, California, New York and Connecticut) are starting to legislate new storage requirements in respect of firearms, which is expected to have a positive impact on the sale of safes. We have also recognized a growth in first-time gun buyers and their propensity to purchase a gun safe simultaneously with their first-time gun purchase. The previous trend was that gun buyers would wait to purchase a gun safe until multiple firearms were owned.

We continue to strive to strengthen our relationships and our brand awareness with our current distributors, dealers, manufacturers, specialty retailers and consumers and to attract other distributors, dealers, and retailers. We believe that the success of our efforts depends on the distinctive features, quality, and performance of our products; continued manufacturing capabilities and meeting demand for our safes; the effectiveness of our marketing and merchandising programs; and the dedicated customer support.

In addition, we seek to improve customer satisfaction and loyalty by offering distinctive, high-quality products on a timely and cost-attractive basis and by offering efficient customer service. We regard the features, quality, and performance of our products as the most important components of our customer satisfaction and loyalty efforts, but we also rely on customer service and support for growing our business.

Furthermore, we intend to continue improving our business operations, including research and development, component sourcing, production processes, marketing programs, and customer support. Thus, we are continuing our efforts to enhance our production by increasing daily production quantities through equipment acquisitions, expanded shifts and process improvements, increased operational availability of our equipment, reduced equipment down times, and increased overall efficiency.

We believe that by enhancing our brand recognition, our market share might grow correspondingly. We also intend to capitalize on the dissatisfaction throughout the customer and dealer base with the Liberty Safe access code policy. Champion Safe and its legacy of nearly 25 years of craftsmanship and quality position its products as viable alternatives to Liberty Safe product. Firearm industry sources estimate that 70 million to 80 million people in the United States own an aggregate of more than 400 million firearms, creating a large potential market for our safes and personal security products. We are focusing on the premium segment of the market through the quality, distinctiveness, and performance of our products; the effectiveness of our marketing and merchandising efforts; and the attractiveness of our competitive pricing strategies.

Targeted Strategic Acquisitions for Long-term Growth

We are consistently evaluating and considering acquisition opportunities that fit our overall growth strategy as part of our corporate mission to accelerate long-term value for our stockholders and create integrated value chains.

Champion Safe

On June 29, 2022, the Company entered into a stock and membership interest purchase agreement with the Champion Entities and the Seller under the Champion Purchase Agreement, pursuant to which the Company agreed to acquire all of the issued and outstanding capital stock and membership interests of the Champion Entities from the Seller.

The acquisition closed on July 29, 2022. Under the terms of the Champion Purchase Agreement, the Company paid the Seller (i) cash consideration of approximately $9,150,000, along with (ii) cash deposits in the amount of $350,000, and (iii) reimbursed the Seller for approximately $400,000 of agreed upon acquisitions and equipment purchases completed by the Seller and the Champion Entities since June 30, 2021. In addition to the payments to the Seller, the Company paid costs on behalf of and specifically associated with the acquisition of Champion and its integration into the Company’s operations of $350,000; $200,000 was paid to our investment banker in analyzing the acquisition and purchase of Champion prior to the purchase and subsequent financing in July as well as $150,000 paid to Champion’s independent PCAOB registered accounting firm to conduct their two years of audit and subsequent interim review reports.

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Based in Provo, Utah and founded in 1999  , Champion Safe is what we believe to be one of the premier designers, manufacturers and marketers of home and gun safes in North America. Champion Safe Co. has three safe lines, which we believe feature some of the most secure and highest quality gun safes.

Following the acquisition, we operate Champion Safe in the same manner as it operated pre-acquisition. Champion Safe, Superior Safe and Safe Guard Security Products are valuable and prominent identifiable brands in the safe industry. We plan to expand our manufacturing throughput to fill our significant backlog of orders and aggressively open new dealer accounts. As a division of the combined company, Champion Safe Company will shift its emphasis to growing revenue and increasing profitability of the combined company.

Champion Safe employs more than 60 employees in their Utah factory and more than 150 employees in their Nogales, Mexico facility just south of the U.S. border. The majority of the midline and value priced safes industry-wide are manufactured in China, but Mr. Crosby, the founder and former CEO of Champion, had the foresight to build his own facility in Mexico and utilize American-made steel exclusively. Steep tariffs were imposed on China manufactured safes by the Trump administration and were continued under the first half of the Biden administration. The prices of components for the made-in-China safes have dramatically increased as well as the transportation costs to import these Chinese-made safes. Mr. Crosby’s decision to build his own facility in Mexico as opposed to importing Chinese-made safes has proven to be insightful and beneficial for Champion Safe.

Mr. Crosby was eager to expand his manufacturing operation and seize upon the growth opportunities in the safe business. Working closing with the American Rebel team, Mr. Crosby expanded his paint-line capacity and hinge assembly workstations. Mr. Crosby has experience in many prior economic cycles and has found the safe business to be sound in good and bad economic times. Furthermore, the current emphasis on safe storage and the capital infusion from American Rebel positions the Champion operation to grow its footprint.

In addition to the access to capital for Champion to grow its business, American Rebel will benefit from Champion’s 350 dealers, nationwide distribution network and seniority with buying groups and trade shows. American Rebel will also benefit from the increased Champion manufacturing throughput as capacity restrictions have limited American Rebel’s inventory and potential growth. The collaboration between Champion and American Rebel management teams will focus on increased manufacturing efficiencies and volume expansion.

Expand into New Business Categories

We continually seek to target new consumer segments for our safes. As we believe that safes are becoming a must-have household appliance, we strive to establish authenticity by selling our products to additional groups, and to expand our direct-to-consumer presence through our website and our showroom in Lenexa, Kansas.

We recently entered into an agreement to introduce American Rebel Beer as a new product offering, which is anticipated to launch regionally in early 2024. The Company has strived to be innovative, building products around its brand, and is committed to becoming a leading innovator in the industries in which it competes. To that end, the Company plans to continually test new alcohol beverages and may sell them under various brand labels for evaluation of drinker interest. The Company will also continue to consider new markets for its safe products and new product applications. The Company has already identified opportunities in the cannabis industry to lock inventory after hours as well as locking cabinets for tools and automotive parts in garages. Also, Champion Safe has focused on the middle and premium segments of the safe market. We believe introducing a value line series will grow customer and dealer loyalty to our brands as nearly 60% of current safe industry sales are going to value line products. We believe our value line product will have features and benefits other value line safes won’t offer and that our value line safe will be a better product.

Further, we expect the cannabis dispensary industry to be a material growth segment for our business. Several cannabis dispensary operators have expressed interest in the opportunity to help them with their inventory locking needs although we have not entered into any agreements relating to this market niche as of the date hereof. Cannabis dispensaries have various insurance requirements and local ordinances requiring them to secure their inventory when the dispensary is closed.   We have been told that a number of dispensary operators have been purchasing gun safes and independently taking out the inside themselves to allow them to store cannabis inventory. Recognizing what seems to be a growing need for cannabis dispensary operators, we have designed a safe tailor-made for the cannabis industry. With the legal cannabis hyper-growth market expected to exceed $43 billion by 2025, and an increasing number of states where the growth and cultivation of cannabis is legal (  California, Colorado, Hawaii, Maine, Maryland, Michigan, Montana, New Mexico, Oregon, Rhode Island, Vermont and Washington), we believe we are well positioned to address the need of dispensaries. American Rebel has a long list of dispensary operators, growers, and processors interested in the Company’s inventory control solutions. We believe that dispensary operators, growers, and processors are another fertile new growth market for our Vault Doors products, as many in the cannabis space have chosen to install entire vault rooms instead of individual inventory control safes—the American Rebel Vault Door has been the choice for that purpose.

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Further, we believe that American Rebel has significant potential for branded products as a lifestyle brand. As the American Rebel Brand continues to grow in popularity, we anticipate generating additional revenues from licensing fees earned from third parties who wish to engage the American Rebel community. While the Company does not currently generate material revenues from licensing fees, our management team believes the American Rebel brand name may in the future have significant licensing value to third parties that seek the American Rebel name to brand their products to market to the American Rebel target demographic. For example, a tool manufacturer that wants to pursue an alternative marketing plan for a different look and feel could license the American Rebel brand name for their line of tools and market their tools under our distinct brand. This licensee would benefit from the strong American Rebel brand with their second line of American Rebel branded tools as they would continue to sell both of the lines of tools. Conversely, American Rebel could potentially also benefit as a licensee of products. If American Rebel determines a third party has designed, engineered, and manufactured a product that would be a strong addition to the American Rebel catalog of products, American Rebel could license that product from the third-party and sell the licensed product under the American Rebel brand.

Description of Business

Our Company

We are intending to establish American Rebel as a lifestyle brand that presents our customers the opportunity to express their values with the products they buy. We currently operate primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products. American Rebel acquired Champion Safe Company and its associated entities on July 29, 2022. This acquisition dramatically grew the Company’s revenues and built a solid base to position the Company for future growth. Additionally, the Company designs and produces branded accessories and apparel, including with concealment pockets. Recently, the Company has entered into an agreement with Associated Brewing  to produce American Rebel Beer. The beer industry in the United States is a more than $110 Billion dollar market.    We believe there is a substantial opportunity to enter the beer market at this time to present our customers with a beer they can support that aligns with their values.

American Rebel  is boldly positioning itself as “America’s Patriotic Brand” in a time when national spirit and American values are being rekindled and redefined. The typical American Rebel customer loves their family, their country and their community. We believe the time is right for American Rebel Beer, we believe we have the right expertise, and we believe we have the right brand. Recent trends have revealed that beer consumers want to express their values through their choice of beer. We believe that American Rebel Beer will have a receptive target audience for our product. American Rebel Light Beer will be the first product introduced on a regional basis in early 2024. Consumers are already registering their email addresses at www.AmericanRebelBeer.com to be notified when American Rebel Beer is available in their local market. We are also offering our American Rebel Beer can cooler as a free incentive to visit our website.

Our safes have an established legacy of quality and craftsmanship since Champion Safe was founded in 1999  . We believe that when it comes to their homes, consumers place a premium on their security and privacy. Our products are designed to offer our customers convenient, efficient and secure home and personal safes from a provider that they can trust. We are committed to offering products of enduring quality that allow customers to keep their valuable belongings protected and to express their patriotism and style, which is synonymous with the American Rebel brand.

Our safes and personal security products are constructed primarily of U.S.-made steel. We believe our products are designed to safely store firearms, as well as store our customers’ priceless keepsakes, family heirlooms and treasured memories and other valuables, and we aim to make our products accessible at various sizes and price points for home use. We believe our products are designed for safety, quality, reliability, features and performance.

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To enhance the strength of our brand and drive product demand, we work with our manufacturing team and our suppliers to emphasize product quality and mechanical development in order to improve the performance and affordability of our products while providing support to our distribution channel and consumers. We seek to sell products that offer features and benefits of higher-end safes at mid-line price ranges.

We believe that safes are becoming a ‘must-have appliance’ in a significant portion of households. We believe our current safes provide safety, security, style and peace of mind at competitive prices. We are in the process of developing an additional value-line model safe. Seventy percent of current industry-wide safe safes are from value-priced safes.

In addition to branded safes, we offer an assortment of personal security products as well as apparel and accessories for men and women under the Company’s American Rebel brand. Our backpacks utilize what we believe is a distinctive sandwich-method concealment pocket, which we refer to as Personal Protection Pocket, to hold firearms in place securely and safely. The concealment pockets on our Freedom 2.0 Concealed Carry Jackets incorporate a silent operation opening and closing with the use of a magnetic closure.

We believe that we have the potential to continue to create a brand community presence around the core ideals and beliefs of America, in part through our Chief Executive Officer, Charles A. “Andy” Ross, who has written, recorded and performs a number of songs about the American spirit of independence. We believe our customers identify with the values expressed by our Chief Executive Officer through the “American Rebel” brand.

Through our growing network of dealers, we promote and sell our products in select regional retailers and local specialty safe, sporting goods, hunting and firearms stores, as well as online, including our website and e-commerce platforms such as Amazon.com.

Our Products

We design, manufacture, market and sell branded safes and personal security products, including concealed carry/self-defense products, and design and market an apparel line and complimentary accessories. We promote and sell our products primarily through retailers using a dealer network, as well as online, through our website, and on Amazon.com, where customers can place an order for our branded backpacks and apparel items.

Safes

We offer a wide range of home, office and personal safe models, in a broad assortment of sizes, features and styles, which are constructed with U.S.-made steel. Our safes exhibit the strength and rugged independence that America was built upon. American Rebel’s design makes keeping your firearms more secure in style. Products are marketed under the American Rebel brand. Although demand for our safes is strong across all segments of our customers, including individuals and families who wish to protect their valuables, to collectors and the dispensary servicing community, the demand for safe storage responsible solutions has been particularly strong among gun owners, sportsmen, competitive shooters and hunters alike. We expect to benefit from increasing awareness of and need for safe storage of firearms in future periods.

Large Safes

Our large safe collection consists of six safes in a range of sizes. All of our large safes share the same high-quality workmanship, are constructed out of 11-gauge U.S.-made steel and feature a double plate steel door, double-steel door casements and reinforced door edges. We believe that our large safes are ideal for storing valuables of significant size, and that they offer greater capacity for storage and protection. Our safes offer a fully adjustable interior to fit our customers’ needs. Depending on the model, one side of the interior may have shelves and the other side set up to accommodate long guns. The large safes are designed to be resistant to break-ins, natural disasters and fire damage, and to prevent unauthorized access and to protect your family and their valuables. A large, highly visible safe also is believed to act as a deterrent to any prospective thief. Safe storage is also top priority of our customer base who seeks to responsibly secure their firearms. Whenever a new firearm is purchased, gun owners look for our premium solution to responsibly secure them and protect their loved ones.

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Our large safes selection includes the following:

AR-50

The AR-50 is our biggest safe. The AR-50 safe is designed to be strong, rugged, constructed of 11-gauge American-made steel and maintains capacity to comfortably store more than 40 firearms comfortably. This premium gun safe with a double plate steel door, double-steel door casement and reinforced door edge is designed to give our customers added security and peace of mind, with 75 minutes of fire protection at 1200 degrees Fahrenheit as well as a customized shelf solution and optional additional accessories to increase the capacity to hold firearms. 72” tall, 40” wide with a depth of 28.5”.

AR-40

The AR-40 has the same footprint as the AR-50; however, it is 12” shorter with a capacity of more than 30 firearms. This gun safe contains a double plate steel door, double-steel door casement and reinforced door edge, designed to give our customers secure storage. It provides 75 minutes of fire protection at 1200 degrees Fahrenheit as well as a flexible shelving system to accommodate firearm storage. The dimensions include 60” tall, 40” wide with a depth of 28.5”.

AR-30

The AR-30 offers nearly 50,000 cubic inches of storage. Built with the same strength and ruggedness as the AR-50 and AR-40 models, this safe holds more than 20 firearms. This gun safe contains a double plate steel door, double-steel door casement and reinforced door edge. It is designed to give our customers the ability to store their firearms and valuables securely, with 75 minutes of fire protection at 1200 degrees Fahrenheit as well as offering optional add-on accessories to increase storage capacity. The dimensions include 60” tall, 34” wide with a depth of 24.5”.

AR-20

The AR-20 shares the quality workmanship as the other sizes with a capacity for more than 15 firearms. This gun safe contains a double plate steel door, double-steel door casement and reinforced door edge is designed to prevent theft and provide protection from fire, flood and accidental access, with 75 minutes of fire protection at 1200 degrees Fahrenheit as well as a customized shelving solution. The dimensions include 60” tall, 28” wide with a depth of 22.5”.

AR-15

The AR-15 fits the bill for narrow spaces with room for more than 10 firearms. Same quality construction as our other large safes including a double plate steel door, double-steel door casement and reinforced door edge is designed to give our customers added security and peace of mind, with 75 minutes of fire protection at 1200 degrees Fahrenheit as well as a customized shelving solution. The dimensions include 60” tall, 22” wide with a depth of 22.5”.

AR-12

The AR-12 is our shortest safe. It is the perfect size to store AR rifles, handguns and personal valuables. It has a capacity of more than 8 AR rifles. Same quality construction as our other large safes including a double plate steel door, double-steel door casement and reinforced door edge is designed to give our customers safe storage and peace of mind, with 75 minutes of fire protection at 1200 degrees Fahrenheit as well as offering optional add-on accessories to increase storage capacity. The dimensions include 40” tall, 26” wide with a depth of 23”.

Personal safes

Our compact safes, which come in two sizes, are a responsible solution to safely secure smaller valuables or handguns. The AR-110 weighs 5 pounds and is 9.5” x 6.5” x 1.75”. The AR-120 weighs 6 pounds and is 10.5” x 7.5” x 2.1875”. These small, personal safes are easy to operate and carry as they fit into a briefcase, desk or under a vehicle seat. These personal safes meet (“TSA”) airline firearm guidelines and fit comfortably in luggage where travel regulations require it.

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Vault doors

Our U.S.-made Vault Doors combine style with theft and fire protection for a look that fits any decor. Designed to offer superior protection, vault rooms provide an ideal solution for the protection of the family and any valuables. Newly-built, higher-end homes often add vault rooms and we believe our vault doors, which we designed to facilitate secure access to such vault rooms, provide ideal solutions for the protection of valuables and shelter from either storms or intruders. Whether it is a safe room, a shelter, or a place to consolidate valuables, our American Rebel In-Swinging and Out-Swinging Vault Doors provide maximum functionality to a secure vault room. American Rebel vault doors are constructed of two thick, A36 carbon steel panels with sandwiched fire insulation, a design that provides greater rigidity, security and fire protection. The active boltworks and three external hinges are some of the features of the vault door. For safety and to use the door for a panic or safe room door, a quick release lever is installed inside the door.

Dispensaries

Our inventory control safe, the HG-INV Inventory Safe, provides cannabis dispensaries a reliable and safe solution. With wide-spread legalization, medical marijuana or recreational cannabis dispensaries face increasing government regulation and insurance requirements to lock their inventory after hours. Our HG-INV Inventory Safe delivers a higher level user experience with customized shelving and our inventory notation system. The HG-INV has been introduced to the dispensary industry through trade show appearances and many of our dealers are actively cultivating dispensary business. Expanding our marketing of the HG-INV can open new markets to American Rebel.

Personal Security

Concealed Carry Backpacks – consist of an assortment of sizes, features and styles. Our XL, Large, and Medium concealed carry backpacks feature our proprietary “Personal Protection Pocket” which utilizes a sandwich method to keep handguns secure and in the desired and easily accessible position. The sandwich method is comprised of two foam pads that surround or sandwich the firearm in place. The user can access the isolated Protection Pocket from either side of the backpack. We believe these distinctive concealed carry products are designed for everyday use while keeping your firearm concealed, safe and easily accessible.

The Extra-Large Freedom and Cartwright CCW Backpack

Our largest concealed carry backpack offers ample storage, including a dedicated top loading laptop pouch and additional tablet sleeve. Both compartments are padded to protect your devices. Two large open compartments make this backpack practical for carrying documents and folders or whatever you need to tote from one place to another. Our proprietary “Protection Pocket” allows quick and easy access to your handgun from either side. Multiple interior compartments are strategically placed to secure extra magazines and accessories. Available in the Freedom and Cartwright style as well as a variety of trim color options.

Large Freedom and Cartwright CCW Backpack

Our most popular concealed carry backpack. This backpack offers ample storage, including a dedicated top loading laptop pouch and an additional tablet sleeve. Both compartments are padded to protect your devices. The size of the main compartment opening makes this backpack practical for carrying documents, folders or whatever you need to tote from one place to another. Includes our proprietary “Protection Pocket” and is available in the Freedom and Cartwright style as well as a variety of trim color options.

Medium Freedom CCW Backpack

This medium-sized backpack is designed for those who look to be more streamlined. This backpack offers ample storage, including a dedicated top loading laptop/tablet compartment and two liquid container pouches. The laptop/tablet compartment is padded to protect your devices. The main compartment is practical for carrying documents and folders or whatever you need for everyday use. Includes our proprietary “Protection Pocket”. Available in a variety of trim color options.

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Small Plus CCW Backpack

Our small one-strap concealed carry backpack is designed for use while running, jogging, biking or riding a motorcycle. Our concealment pocket contains a holster and attaches to the interior with hook and loop material. Soft fleece lined pockets for your tablet, glasses case and accessories are also included. Available in dark blue or in our signature patriotic “We The People” design.

Small Freedom CCW Backpack

This one strap pack also contains a holster and attaches to the interior with hook and loop material. There is also plenty of room for a small tablet, cell phone, chargers and other necessities. Available in a variety of trim color options.

Apparel

We offer a wide range of concealed carry jackets, vests and coats for men and women, including our Freedom Jacket 2.0 which incorporates a significant advance in the operation of the concealment pocket. We also proudly offer patriotic apparel for the whole family, with the imprint of the American Rebel brand. Our apparel line serves as “point man” for the brand, often the first exposure that people have to all things American Rebel. Our branded apparel line is forever relevant, current and bold. We place emphasis on styling that complements our enthusiast customers’ lifestyle, representing the values of our community and quintessential American character. The American Rebel clothing line style is not only a fashion statement; it is the sense of pride of belonging to our patriotic family, on your adventures and in life. Our apparel collection consists of the following:

Cartwright Coats and Vests

Engineered for comfort, warmth, and versatility and mobility. Our Cartwright Concealed Carry Coats and Vests are designed with purpose and informed by the rugged demands of the everyday hard worker. Its quality construction and workmanship are designed to keep you warm and shielded from the elements. Left-hand and right-hand concealment pocket access provides for secure and safe concealment of your firearm with easy access on either side.

Freedom 2.0 Jackets and Vests for men and women

Our lightweight jackets collection is designed with magnetic pocket closures for silent, secure and safe concealment. Our lightweight jackets are crafted to facilitate easy firearm access for both right-handed and left-handed carriers.

American Rebel T-Shirts Collection

American Rebel’s T-shirts collection is created to liberate the spirit of an endless summer inside everyone and to embrace their patriotism.

Competition

Safes - The North American safe industry is dominated by a small number of companies. We compete primarily on the quality, safety, reliability, features, performance, brand awareness, and price of our products. Our primary competitors include companies such as Liberty Safe, Fort Knox Security Products, American Security, Sturdy Safe Company, Homeland Security Safes, SentrySafe and as well as certain other domestic manufacturers, as well as certain China-based manufactured safes. Safes manufactured in China, including Steelwater and Alpha-Guardian, have struggled under the import tariffs initiated under the administration of former U.S President Donald Trump and continued during the first half of the current administration. We believe that given the current substantial uncertainty related to the supply chain and delivery of international goods, we have a competitive advantage because our safes are not manufactured overseas. Our higher end safes and vault doors are made in the USA in our Provo, UT manufacturing facility, which resonates with our customer base. Our middle and value line safes are made with USA made steel in our manufacturing facility in Nogales, Mexico. The combination of having all our safes made with USA made steel along with our higher end safes and vault doors being made in America put the Company in a strong position.

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Beer - The Beer industry in the United States is highly competitive due to large domestic and international brewers and the increasing number of craft brewers and craft distilleries in this category who distribute similar products that have similar pricing and target beer drinkers. The two largest brewers in the United States, AB InBev and Molson Coors, participate actively in mass appeal beer offerings as well as the High End and Beyond Beer categories, through numerous hard seltzers, flavored malt beverages, and spirit RTDs from existing beer brands or new brands, importing and distributing import brands, and with their own domestic specialty beers, either by developing new brands or by acquiring, in whole or part, existing brands. Imported beers, such as Corona®, Heineken®, Modelo Especial® and Stella Artois®, continue to compete aggressively in the United States and have gained market share over the last ten years. All of these companies have substantially greater financial resources, marketing strength and distribution networks than the Company. We believe our brand positioning will present opportunities for us to compete in this crowded marketplace. American Rebel won’t be all things to all people; but we do believe we can be important to a large potential market.

Intellectual Property

Our commercial success depends in part on our ability to obtain and maintain intellectual property protection for our brand and technology, defend and enforce our intellectual property rights, preserve the confidentiality of our trade secrets, operate our business without infringing, misappropriating or otherwise violating the intellectual property or proprietary rights of third parties and prevent third parties from infringing, misappropriating or otherwise violating our intellectual property rights. We rely on a combination of patent, copyright and trade secret laws in the United States to protect our proprietary technology. We also rely on a number of United States registered, pending and common law trademarks to protect our brand “American Rebel”.

On May 29, 2018, US Patent No. 9,984,552, Firearm Detecting Luggage, was issued to us. The term of the patent is 20 years from the issuance date. In addition to our patent, we rely upon unpatented trade secrets and know-how and continuing technological development and maintain our competitive position. Trade secrets and know-how, however, can be difficult to protect. We seek to protect our proprietary information, in part, by entering into confidentiality and proprietary rights agreements with our employees and independent contractors.

Regulation

The storage of firearms and ammunition is subject to increasing federal, state and local governmental laws. While the current legislative climate does not appear to seek to limit possession of firearms, there is apparent momentum to require safe storage of firearms and ammunition. Although our safes, which are the primary driver of our sales and revenues, are designed to protect any valuables, a significant number of our safes’ end users have traditionally been gun enthusiasts, collectors, hunters, sportsmen and competitive shooters. Therefore, we expect the increasing federal, state and local governmental regulation of gun storage to have a materially positive effect on our business.

Our Customers

We primarily market and sell our products to safe-only specialty stores and independent gun stores nationwide. We also sell our products online to individuals desiring home, personal and office protection, as well as to recreational shooters and hunters. Our customers choose us for a number of reasons, including the breadth and availability of the products we offer, our extensive expertise, and the quality of our customer service.

We believe the nature of our solutions and our high-touch customer service model strengthens relationships, builds loyalty and drives repeat business as our customers’ businesses expand. In addition, we feel as if our premium product lines and comprehensive product portfolio position us well to meet our customers’ needs. Furthermore, we fully anticipate that we will be able to leverage all of the data that we are collecting from our existing customer base to make continuous improvements to our offerings and better serve our current and new customers in the future.

We intend to expand our distribution to sporting goods stores, farm and home stores, other independent retailers as well as our online customer base upon securing additional funding and expanding our manufacturing facilities.

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Suppliers

We are dependent on the continued supply of materials for the manufacturing of our safes, as well as the continued supply and manufacturing of backpacks and apparel at third-party facilities locations, which are critical to our success. Any event that causes a disruption of the operation of these facilities for even a relatively short period of time would adversely affect our ability to ship and deliver our safes and other products and to provide service to our customers. We have previously experienced, including during the first months after the spread of the COVID-19 pandemic, and may in the future experience, launch and production ramp up delays for our products as a result of disruption at our suppliers and our suppliers’ manufacturing partners. Additionally, we have to date fully qualified only a very limited number of such suppliers and have limited flexibility in changing suppliers. Any disruption in the supply of materials for our branded safes from our suppliers could limit our sales.

Furthermore, the cost of safes depends in part upon the prices and availability of raw manufacturing materials such as steel, locks, fireboard, hinges, pins and other metals. The prices for these materials fluctuate and their available supply may be unstable, depending on market conditions and global demand for these materials, including as a result of increased global production of electric vehicles and energy storage products. Any reduced availability of these materials may impact our access to these parts and any increases in their prices may reduce our profitability if we cannot recoup the increased costs through increased safe prices. Moreover, any such attempts to increase product prices may harm our brand, prospects and operating results.

We currently rely on third-party suppliers to ship our products to our customers. We have found that dedicated truckloads from our warehouse to our dealers reduce freight damage and provide the overall best shipping solution. Several companies offer dedicated truckload shipping. Increased sales will offer the opportunity to establish regional distribution centers.

Sales and Marketing

We market our products to consumers through independent safe specialty stores, select national and regional retailers, local specialty firearms stores, as well as via e-commerce. We maintain consumer-focused product marketing and promotional campaigns, which include print and digital advertising campaigns; social and electronic media; product demonstrations; point-of-sales materials; in-store training; and in-store retail merchandising. Our use of social media includes Facebook, and YouTube.

Marketing Team Aligned with Sales Force to Maximize Our Industry Visibility to Drive Revenue

Our Chief Executive Officer, Charles A. Ross, is familiar to many in the industry due to his twelve years on television as the host of Maximum Archery World Tour and later American Rebel, that was broadcast on The Outdoor Channel, Sportsman Channel and the Pursuit Channel. Our Marketing and Sales teams have established American Rebel as a brand that our customers want and a brand that they are proud to embrace and bring into their homes.

Direct Marketing

In light of the expertise required to deliver and install safes that weigh 500-1000 pounds, direct marketing is utilized to create awareness and provide information. Our website, AmericanRebel.com, has proven to be a very valuable tool in introducing potential customers to our products. Infomercials and direct-to-consumer campaigns are vehicles to expand our reach at the appropriate time. Currently the demand from our current customers and future customer pool of independent safe specialty stores is high. As the Company grows and seeks out new customers to expand its customer base, direct marketing will be an asset for American Rebel. Chief Executive Officer, Charles A. Ross, was basically making infomercials to promote his Ross Archery products when he was filming Maximum Archery World Tour during the mid-2000s.

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Social Media and Thought Leadership

A portion of marketing dollars will be directed to social media. American Rebel and Chief Executive Officer Charles A. Ross have large followings on social media and a dedicated social media campaign will efficiently reach large numbers of potential customers and brand adopters. We will leverage our social media assets to cross-promote locally with independent safe specialty store customers to pull out product through the sales channel. Driving demand and awareness of our products to our customers will expand their loyalty to American Rebel and increase each stores’ commitment to our brand.

Trade Shows

Trade shows have been an important medium to introducing our brand and our products. The NRA Annual Meeting, a consumer trade show, is a valuable opportunity to meet and greet our final customers. When we launched our Concealed Carry line of products at the NRA Annual Meeting in Atlanta, GA, in the Spring of 2017, the response from the meeting attendees was overwhelming. We immediately knew the product line resonated with consumers. Similarly, when we introduced our line of safes at the 2019 NRA Annual Meeting in the Spring of 2019, we knew we were on to something significant. The USCCA (United States Concealed Carry Association) has an annual Concealed Carry and Home Defense Expo. This is also an excellent opportunity to meet, greet and sell product to our final customers, the buying public. The Iowa Deer Classic and Illinois Deer Classic are carryovers from our Chief Executive Officer Charles A. Ross’ hosting duties on Maximum Archery World Tour, but we have found that many potential safe buyers attend these shows.

Three industry-only trade shows we attend are the SHOT Show, Nation’s Best Sports (NBS) Spring and Fall Buying Markets, and the Sports, Inc trade show. The SHOT Show is very high-profile show that most movers and shakers in the firearms industry attend. Operated by the National Shooting Sports Foundation, the SHOT Show is the first trade show of the calendar year and is a great opportunity to introduce the year’s new products. NBS operates buying group shows where retailers who are members of NBS attend the Spring and Fall Market Buying shows to place orders. NBS provides an excellent base of customers for us to introduce our products to. Sports, Inc. is also a buying group show where retailers who are members of Sports, Inc. attend to make purchases from attending vendors.

Paid Advertising

We will occasionally purchase paid print advertising to support editorial and events. The American Shooting Journal has been very supportive of our business has featured an interview with our Chief Executive Officer in one of past issues of the magazine.

Legal Proceedings

There are no proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

From time to time, however, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Corporate History

The Company was incorporated on December 15, 2014, under the laws of the State of Nevada, as CubeScape, Inc. Effective January 5, 2017, the Company amended its articles of incorporation and changed its name to American Rebel Holdings, Inc. The Company completed a business combination with its majority stockholder, American Rebel, Inc. on June 19, 2017. As a result, American Rebel, Inc. became a wholly owned subsidiary of the Company. On July 29, 2022, the Company closed on its acquisition of the Champion Entities.

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OUR PROPERTIES

American Rebel Facilities

American Rebel entities lease the following properties:

Location	Square Feet	Use	Lessee	Lease Expiration
909 18th Avenue South, Suite A Nashville, TN 37212	1,750	Corporate Executive Offices	American Rebel Holdings, Inc.	March 31, 2024

3800 S Ross Lane Chanute, Kansas 66720	50,000	Warehouse and Shipping	American Rebel Holdings, Inc.	Month to month

8500 Marshall Road Lenexa, Kansas 66214	15,800	Retail Sales	American Rebel, Inc.	July 31, 2028

Champion Safe Facilities

Headquarters for the Champion Entities (Champion, Superior and Safe Guard) are located in Provo, Utah. These entities lease the following locations:

Location	Square Feet	Use	Lessee	Lease Expiration
2055 S. Tracy Hall Parkway Provo, Utah 84606**	8,000	Manufacturing		December 31, 2024

2813 S Sierra Vista Way, Provo, Utah 84606*	8,000	Executive Offices and Factory Sales Outlet		January 1, 2024

200 Rock Industrial Park Bridgeton, Missouri 63044**	5,000	Warehouse and Shipping	Champion Safe Company, Inc.	May 1, 2024

500 Industrial Drive Lewisberry, Pennsylvania 17339**	2,100	Warehouse and Retail Sales		August 1, 2024

5411 Trebor Lane Knoxville, Tennessee 37914**	2,500	Warehouse and Retail Sales		September 1, 2024

792 N. Gilbert Road, Suite 102 Gilbert, Arizona 85233	2,600	Retail Sales		June 30, 2026

4027 North Oracle Road Tucson, Arizona 85705	1,400	Retail Sales		March 7, 2027

17455 N. Black Canyon Highway Phoenix, Arizona 85023	2,400	Retail Sales		February 28, 2025

9802 N. 91st Avenue, Suite 108 Peoria, Arizona 85345	3,907	Warehouse and Retail Sales		April 30, 2025

28344 Waterview Drive Boerne, Texas 78006	2,400	Retail Sales	Sublease	Month-to-month

1020 FM 1960 West, Suite 7 Houston, Texas 77090	2,500	Retail Sales	Sublease	Month-to-month

Av. Alvaro Obregon 6745, California, 84065 Nogales, Sonora, Mexico	73,659	Manufacturing	Champion Safe De Mexico, S.A. DE C.V.	September 1, 2024

** Leased from Utah–Tennessee Holding Company, LLC, a company owned by the former Champion CEO, Ray Crosby.

* Leased from Champion Holdings, LLC, a company owned by the former Champion CEO, Ray Crosby.

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As part of our transaction in acquiring the Champion Entities, several of the long-term leases are held with the Seller, Mr. Ray Crosby through a limited liability company. These long-term leases are considered market value as Mr. Crosby through this LLC provides rental space at market value, neither charging the Company and its subsidiaries too much or too little. Please review the footnotes to our Consolidated Financial Statements for further disclosure on the leases that the Company is obligated to the Seller of the Champion Entities.

The Company believes these facilities are adequate for its needs, including providing the space and infrastructure to accommodate its development work based on current operating plans. In the future, the Company may lease or license additional facilities for manufacturing, corporate offices and other functions. The Company believes that suitable additional facilities will be available on commercially reasonable terms to accommodate the foreseeable expansion of its operations.

LEGAL PROCEEDINGS

We are not currently a party in any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending or potential legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information regarding the executive officers and directors of American Rebel Holdings, Inc. as of the date of this offering circular.

All directors of the Company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. Officers of the Company are appointed by our Board and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Positions Held with the Company	Age	Date First Elected or Appointed
Executive Officers
Charles A. Ross, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	57	June 9, 2016

Doug E. Grau	President, (Interim Principal Accounting Officer) and Director	60	February 12, 2020

Non-Employee Directors

Corey Lambrecht	Lead Independent Director	54	February 12, 2020

Michael Dean Smith	Director	53	February 8, 2022

C. Stephen Cochennet	Director	66	May 9, 2023

Executive Officers

Charles A. Ross, Jr., Chief Executive Officer and Director

Mr. Ross is currently the Company’s CEO and a Director. He has held these positions since June 20, 2016. He is responsible for all duties required of a corporate officer and the development of the business. From December 15, 2014 through April 9, 2021, Mr. Ross served as the sole officer and director of American Rebel, Inc. He now serves as Secretary/Treasurer and a director. American Rebel, Inc. has developed a product line of concealed carry products that officially launch at the 2017 NRA Convention April 27 – 30 in Atlanta, GA. Prior to founding American Rebel, Inc. Mr. Ross founded many companies including Digital Ally, Inc. (NASDAQ: DGLY), which he established in 2004. In addition to his entrepreneurial accomplishments, Mr. Ross served as host for ten years of his own television show, Maximum Archery World Tour, where he bowhunted all over the world including traditional hunts and some of the world’s most dangerous game. Maximum Archery World Tour evolved into his new show, American Rebel, which featured Mr. Ross’s music, patriotism, his support of the 2nd Amendment and celebrated the “American Rebel Spirit” in all of us. Mr. Ross has released three CDs and his song “American Rebel” has become the theme song for American Rebel.

Doug E. Grau, President, Interim Principal Accounting Officer and Director

Mr. Grau is currently our president, interim principal accounting officer and a director. From 2014 through present he has also served as a director of American Rebel, Inc., our wholly-owned operating subsidiary. Mr. Grau has produced Chief Executive Officer Andy Ross’s three CDs and has worked with Andy in various capacities for thirteen years. Mr. Grau worked as an executive at Warner Bros. Records in Nashville for fifteen years, developing the talents of Travis Tritt, Little Texas, David Ball, Jeff Foxworthy, Bill Engvall, Larry the Cable Guy, Ron White, and others. Mr. Grau graduated from Belmont University in Nashville, TN in 1985 with a Bachelor’s degree in Business Administration.

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Non-Employee Directors

Corey Lambrecht, Lead Independent Director

Mr. Lambrecht is a 20+ year public company executive with broad experience in strategic acquisitions, corporate turnarounds, new business development, pioneering consumer products, corporate licensing, interactive technology services in addition to holding public company executive roles with responsibilities including day-to-day business operations, management, raising capital, board communication and investor relations. He is a Certified Director from the UCLA Anderson Graduate School of Management accredited Directors program. Since 2007 he has been an independent director of Orbital Infrastructure Group, Inc. (NASDAQ: OIG) and serves as the Chairman of the Compensation Committee, and is a member of the Nominating, Audit, and Investments Committees. Mr. Lambrecht served on the Board of ORHub, Inc. (OTC: ORHB) from July 2016 through December 2019. On January 17, 2020, Mr. Lambrecht was appointed to serve as the Chief Financial Officer for Singlepoint Inc. (OTC: SING) and he previously served as a Board Member for Lifestyle Wireless, Inc. which, in 2012 merged into Singlepoint. In December 2011 he joined the Board of Guardian 8 Holdings, a leading non-lethal security product company, serving until early 2016. He most recently served as the President and Chief Operating Officer at Earth911 Inc., a subsidiary of Infinity Resources Holdings Company (OTC: IRHC) from January 2010 to July 2013.

Michael Dean Smith, Director

Mr. Smith has been an independent director since February 2022 and has, since 2017, been Vice President of Industrial Maintenance, Inc. From 1997-2017, Mr. Smith served in various positions with Payless Shoe Source. Mr. Smith holds B.S. in Business Administration and Accounting from the University of Kansas, and MBA from Washburn University.

C. Stephen Cochennet, Director

Mr. Cochennet has served as CEO/President, of Kansas Resource Development Company, a private oil and gas exploration company since 2011. In addition, since 2018, Mr. Cochennet has served as an independent board member of Orbital Infrastructure Group, Inc. (Nasdaq “OIG”) and serves on the nominating committee and is also a member of our Audit Committee, Compensation Committee and Investment Committee. From 2011 through 2015 he was also the CEO and president of Guardian 8 Corporation. From 2005 to 2010, Mr. Cochennet was the Chairman, President, and Chief Executive Officer of EnerJex Resources, Inc., a publicly traded Commission registered Oil and Gas Company. Prior to joining EnerJex, Mr. Cochennet was President of CSC Group, LLC in which he supported several Fortune 500 corporations, international companies, and natural gas/electric utilities as well as various startup organizations. The services provided included strategic planning, capital formation, corporate development, executive networking and transaction structuring. From 1985 to 2002, he held several executive positions with UtiliCorp United Inc. (Aquila) in Kansas City, Missouri. His responsibilities included finance, administration, operations, human resources, corporate development, natural gas/energy marketing, and managing several new startup operations. Prior to his experience at Aquila Mr. Cochennet served 6 years with the Federal Reserve System managing problem and failed banking institutions primarily within the oil and gas markets.

Mr. Cochennet graduated from the University of Nebraska with a B.A. in Finance and Economics.

CORPORATE GOVERNANCE

Concurrent with our February 2022 public offering, we made significant corporate governance changes, which are set forth below. All three independent directors have maintained their roles as members of the Board through the date of this offering circular.

Director Independence

The Board has reviewed the independence of our directors based on the listing standards of the Nasdaq Capital Market. Based on this review, the Board has determined that each of Corey Lambrecht, Michael Dean Smith and C. Stephen Cochennet are independent within the meaning of the Nasdaq Capital Market rules. In making this determination, our Board considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our Board deemed relevant in determining their independence. As required under applicable Nasdaq Capital Market rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

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Board Committees

Our Board has established the following four standing committees: an audit committee; a compensation committee; a nominating and governance committee; and mergers and acquisitions committee. Our Board has adopted written charters for each of these committees. Copies of their charters are available on our website . Our Board may establish other committees as it deems necessary or appropriate from time to time.

The following table identifies the independent and non-independent current Board and committee members through the date of this filing:

Name	Audit	Compensation	Nominating and Corporate Governance	Mergers and Acquisitions	Independent
Charles A. Ross, Jr.

Doug E. Grau

Corey Lambrecht	X	X	X	X	X

Michael Dean Smith	X	X	X		X

C. Stephen Cochennet	X	X	X	X	X

Audit Committee

Our Board established the audit committee for the purpose of overseeing the accounting and financial reporting process and audits of our financial statements. The audit committee is responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm the independence of its members from its management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the Commission;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

●	coordinating the oversight by our Board of our code of business conduct and our disclosure controls and procedures;

●	establishing procedures for the confidential and/or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and

●	reviewing and approving related-person transactions.

Our audit committee consists of Corey Lambrecht, Michael Dean Smith and C. Stephen Cochennet. Mr. Cochennet serves as the chairman. Our Board has affirmatively determined that each of the members; Corey Lambrecht, Michael Dean Smith and C. Stephen Cochennet qualify as an “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K.

Our Board has affirmatively determined that each of the members; Corey Lambrecht, Michael Dean Smith and C. Stephen Cochennet meet the definition of an “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the Nasdaq Capital Market rules and requirements.

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Compensation Committee

Our Board has established the compensation committee for the purpose of reviewing, recommending and approving our compensation policies and benefits, including the compensation of all of our executive officers and directors. The compensation committee is responsible for, among other matters:

●	reviewing key employee compensation goals, policies, plans and programs;

●	reviewing and approving the compensation of our directors and executive officers;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

●	appointing and overseeing any compensation consultants or advisors.

Our compensation committee consists of Corey Lambrecht, Michael Dean Smith and C. Stephen Cochennet. Corey Lambrecht serves as the chairman. In determining that each of the members; Corey Lambrecht, Michael Dean Smith and C. Stephen Cochennet qualify as an “independent director” pursuant to Rule 10A-3 of the Exchange Act, the Board also considered all factors required by Rule 5605(d)(2)(A) and any and all other applicable regulations or rules promulgated by the Commission and the Nasdaq Capital Market rules relating to the compensation committee composition.

Nominating and Corporate Governance Committee

Our Board has established the nominating and corporate governance committee for the purpose of assisting the board in identifying qualified individuals to become board members, in determining the composition of the board and in monitoring the process to assess board effectiveness. Our nominating committee consists of Michael Dean Smith, C. Stephen Cochennet, and Corey Lambrecht. Michael Dean Smith serves as the chairman.

Mergers and Acquisitions Committee

Our Board has established the mergers and acquisitions committee for the purpose of assisting the board in identifying and analyzing potential mergers or acquisitions for the Company. Our mergers and acquisitions committee consists of Charles A. Ross, Jr., C. Stephen Cochennet, and Corey Lambrecht. Mr. Lambrecht serves as the chairman.

Board Leadership Structure

Our Board has not adopted a formal policy regarding the separation of the offices of Chief Executive Officer and Chairman of the Board. Rather, the Board believes that different leadership structures may be appropriate for the Company at a different time and under different circumstances, and it prefers the flexibility in making this decision based on its evaluation of the relevant facts at any given time.

In December 2014, Mr. Ross was appointed as Chief Executive Officer and became Executive Chairman of the Board. Under our current Board leadership structure, the Chief Executive Officer is responsible for the day-to-day leadership and performance of the Company. Mr. Grau, our President and Interim Principal Accounting Officer, focuses on the allocation of resources and the financial reporting and operational and internal controls necessary to provide accurate and timely financials.

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Risk Oversight

Our Board oversee a company-wide approach to risk management. Our Board determines the appropriate risk level for us generally, assesses the specific risks faced by us and review the steps taken by management to manage those risks. While our Board have ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas.

Specifically, our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our audit committee oversees management of enterprise risks and financial risks, as well as potential conflicts of interests. Our Board is responsible for overseeing the management of risks associated with the independence of our Board.

Code of Business Conduct and Ethics

Our Board adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. A copy of this code is available on our website. We will disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

Family Relationships

There are no family relationships among our directors and/or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

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Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix. Our Board believes that diversity promotes a variety of ideas, judgments and considerations to the benefit of our Company and stockholders. Although there are many other factors, the Board primarily focuses on public company board experience, knowledge of the safes and concealed self-defense products industry, or background in finance or technology, and experience operating growing businesses.

Board Diversity Matrix (As of June 30, 2023)

Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	-	5	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	1	-	-
White	-	5	-	-
Two or More Ethnicities	-	1	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Communication with our Board

Although the Company does not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at American Rebel Holdings, Inc., at 909 18th Avenue South, Suite A, Nashville, TN, 37212, Attention: Corporate Secretary. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Nominations to the Board

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.

In addition, directors must have the time available to devote to Board activities and to enhance their knowledge in the growing of our business. Accordingly, we have sought to attract and retain highly qualified independent directors who have the sufficient time to attend to their substantial duties and responsibilities to the Company.

Director Nominations

As of December 31, 2022, we did not make any material changes to the procedures by which our stockholders may recommend nominees to our Board. In January of 2023, the Company and its stockholders approved the election and continuation of the then current board members until the next annual stockholders meeting. In April of 2023, Ken Yonika resigned as a member of the Board and its committees. In May of 2023, this vacancy on the Board was filled by the appointment of C. Stephen Cochennet as a member of the Board and its committees.

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Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board and the Board or the compensation committee of any other company, nor has any interlocking relationship existed in the past.

General Philosophy

During fiscal 2021, our board was solely responsible for establishing and administering our executive and director compensation plans. During 2022, the compensation committee of the Board was solely responsible for establishing and administering our executive and director compensation plans.

Executive Compensation

The following table sets forth the compensation we paid to our current executive officer(s) during the fiscal years ended December 31, 2022 and 2021, respectively:

SUMMARY COMPENSATION TABLE
Name and		Salary	Bonus	Stock Awards		All Other Compensation	Total
principal position	Year	($)	($)	($)		($)	($)
(a)	(b)	(c)	(d)	(i)		(e)	(j)
Charles A. Ross, Jr. (1)	2022	200,000	481,400	20,766	(2)	-	702,166
Chief Executive Officer	2021	200,000	-	393,490	(3)	-	593,490

Doug E. Grau(4)	2022	120,000	293,381	11,182	(5)	-	424,563
President	2021	120,000	-	393,490	(3)	-	513,490

Ronald A. Smith(6)	2022	-	-	-		-	-
Chief Operating Officer	2021	-	-	247,000	(6)	-	247,000

(1)	On January 1, 2021, the Company entered into a five-year employment agreement with Mr. Ross, with a base annual salary of $180,000.
(2)	Deemed value of 103,829 shares of Common Stock authorized for issuance on December 27, 2022 pursuant to the LTIP.
(3)	Deemed value of 26,813 shares of Common Stock issued on March 24, 2021 pursuant to the LTIP, 50,000 shares of preferred stock issued on April 9, 2021 pursuant to an employment agreement, and 9,416 shares of Common Stock issued on August 3, 2021 pursuant to the LTIP.
Represents cash compensation paid to the named executive officer.
(4)	On January 1, 2021, the Company entered into a five-year employment agreement with Mr. Grau, with a base annual salary of $120,000.
(5)	Deemed value of 55,908 shares of Common Stock authorized for issuance on December 27, 2022 pursuant to the LTIP.
(6)	Mr. Smith was appointed as Chief Operating Officer and the Company entered into a two-year employment agreement with Mr. Smith on April 9, 2021, with no cash salary; however, Mr. Smith was issued 59,375 shares of Common Stock, with a deemed value of $247,000, pursuant to the employment agreement.

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Employment Agreements

Effective January 1, 2021, the Company entered into employment agreements with Charles A. Ross, Jr., its Chief Executive Officer, and Doug E. Grau, its President. These agreements were amended in April of 2021.

Charles A. Ross, Jr. Employment Agreement and Amendment

In general, Mr. Ross’ employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites.

The original term of Mr. Ross’ employment agreement runs from January 1, 2021 until December 31, 2025.

Mr. Ross’ employment agreement provides for an initial annual base salary of $180,000, which may be adjusted by the Board of the Company. As of the date of this offering circular Mr. Ross’ annual base salary is $325,000.

In addition, Mr. Ross is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of the Company’s Board.

Further, the Company granted and issued Mr. Ross 50,000 shares of Series A - Super Voting Convertible preferred stock. Pursuant to the amendment to his employment agreement, the Company issued 50,000 shares of Common Stock to Mr. Ross.

In the event of a termination of employment with the Company by the Company without “cause” or by Mr. Ross for “Good Reason” (as defined in the employment agreement), Mr. Ross would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to 12-months base salary; and (iii) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of employment with the Company by the Company for “cause” (as defined in the employment agreement), by reason of incapacity, disability or death, Mr. Ross, or his estate, would receive a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment, disability or death.

In the event of a termination of Mr. Ross’ employment with the Company by reason of change in control (as defined in the employment agreement), Mr. Ross, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to twelve (12) months Salary plus 100% of his prior year’s Bonus; and (iii) and immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

The above description of Mr. Ross’ employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which was attached as Exhibit 10.2 to the Form 8-K filed on March 2, 2021. A copy of the amendment to Mr. Ross’ employment agreement was attached as Exhibit 10.42 to the Form 10-K filed on May 17, 2021.

Doug E. Grau Employment Agreement and Amendment

In general, Mr. Grau’s employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites.

The original term of Mr. Grau’s employment agreement runs from January 1, 2021 until December 31, 2025.

Mr. Grau’s employment agreement provides for an initial annual base salary of $120,000, which may be adjusted by the Board of the Company. As of the date of this offering circular Mr. Grau’s annual base salary is $265,000.

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In addition, Mr. Grau is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of the Company’s Board.

Further, the Company granted and issued Mr. Grau 50,000 shares of Series A - Super Voting Convertible preferred stock. Pursuant to the amendment to his employment agreement, the Company issued 50,000 shares of Common Stock to Mr. Grau.

In the event of a termination of employment with the Company by the Company without “cause” or by Mr. Grau for “Good Reason” (as defined in the employment agreement), Mr. Grau would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to 12-months base salary; and (iii) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of employment with the Company by the Company for “cause” (as defined in the employment agreement), by reason of incapacity, disability or death, Mr. Grau, or his estate, would receive a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment, disability or death.

In the event of a termination of Mr. Grau’s employment with the Company by reason of change in control (as defined in the employment agreement), Mr. Grau, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to twelve (12) months Salary plus 100% of his prior year’s Bonus; and (iii) and immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

The above description of Mr. Grau’s employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which was attached as Exhibit 10.2 to the Form 8-K filed on March 2, 2021. A copy of the amendment to Mr. Grau’s employment agreement was attached as Exhibit 10.43 to the Form 10-K filed on May 17, 2021.

Options Exercised and Stock Vested Table

None of the named executive officers exercised any stock options, nor were there any restricted stock units held by our named executive officers vested, during the fiscal years ended December 31, 2022 and December 31, 2021.

Outstanding Equity Awards at Fiscal Year-end Table

None of the named executive officers held any unexercised options and unvested stock awards previously awarded as of December 31, 2022.

Potential Payments upon Termination or Change-in-Control

Commission regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. On January 1, 2021 we entered into employment agreements with Charles A. Ross, Jr. and Doug E. Grau. These agreements provide for certain payments to be made in the event of a termination of their employment agreements by reason of change in control (as defined in the employment agreements). Each of them would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment (not applicable to Smith as he receives no salary); (ii) a lump sum payment equal to twelve (12) months Salary plus 100% of his prior year’s bonus; and (iii) and immediate vesting of all equity awards (including but not limited to stock options and restricted shares). No changes were made to these agreements for the year ended December 31, 2022.

Retirement Plans

We do not offer any annuity, pension, or retirement benefits to be paid to any of our officers, directors, or employees in the event of retirement.

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Compensation of Directors

During the year ended December 31, 2021, we did not have a standard arrangement for compensation of our directors for services provided as a director, including services for committee participation or for special assignments. In March of 2022, our Board adopted compensation specific to and for non-employee directors. Non-employee directors are entitled to receive compensation of $60,000 per year for their service, payable in restricted shares of the Company’s Common Stock at a price determined by the average monthly closing price for each month in service, and are to be paid nominal cash fees and reimbursement of costs for director and committee meetings.

The following table sets forth summary compensation information for the year ended December 31, 2022 for each of our non-employee directors.

Name	Fees Earned or Paid in Cash $	Stock Awards $		Option Awards $	All Other Compensation $	Total $
Corey Lambrecht	$63,000	$54,194	(1)	$-	$122,000	$239,194

Michael Dean Smith	$-	$54,194	(1)	$-	$-	$54,194

Ken Yonika(2)	$30,500	$54,194	(1)	$-	$-	$84,694

(1)	Effective February 7, 2022, our non-employee directors were eligible for the payment of $60,000 per year as a non-employee director fee for their services, which is payable in shares of our Common Stock. The value is pro-rated for the partial year ended December 31, 2022. Each non-employee director was issued 3,920 shares of Common Stock for their services for fiscal 2022.

(2)	Effective April 4, 2023, Mr. Yonika resigned from the board and its committees.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our Common Stock owned beneficially as of the date of this offering circular or exercisable within the next 60 days thereafter, by: (i) our directors; (ii) our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of Common Stock. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership	Percentage of Common Stock Outstanding(2)
Officers and Directors
Charles A. Ross, Jr., Chief Executive Officer, Chairman, principal executive officer, secretary, treasurer(3)	11,082	0.27%

Doug E. Grau, President, Interim Chief Financial Officer and a Director, principal financial officer and principal accounting officer(3)	8,187	0.20%

Corey Lambrecht, Lead Independent Director	8,632	0.21%

Michael Dean Smith, Director	8,132	0.20%

C. Stephen Cochennet, Director	2,203	0.05%

Directors and executive officers as a group (7 Persons)	38,236	0.93%

* Less than 0.01%

(1)	Unless otherwise noted above, the address of the persons and entities listed in the table is c/o American Rebel Holdings, Inc., 909 18th Avenue South, Suite A, Nashville, Tennessee 37212.
(2)	Percentage is based upon 4,032,920 shares of Common Stock outstanding as of the date of this offering circular and figures are rounded to the nearest hundredth of a percent.
(3)	Does not include 50,000 shares of Series A Preferred stock, whereby each share is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote and are convertible, commencing with the vesting of 20% on January 1, 2024 and equally every year thereafter for four additional years, into shares of Common Stock at a rate of 500 to 1.

Non-Cumulative Voting

The holders of our shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our directors.

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Super Majority Voting Powers Attributable to Preferred Stock

As of the date of this offering circular, the Company had 4,032,920 shares of Common Stock issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. If a vote was taken today, the following consenting stockholders (which consist of Messrs. Ross and Grau) owning a total of 19,269 shares of Common Stock and 100,000 shares of Series A Preferred, whereby each share of Series A Preferred is entitled to cast one thousand (1,000) votes for each share held on all matters presented to the stockholders of the Company for a stockholder vote, thereby allowing such Common Stock and Series A Preferred to cast votes totaling 100,019,269 shares of Common Stock, delivering an executed written consent authorizing the actions being set forth to the vote. The consenting stockholders’ names, affiliation with the Company and holdings are as follows:

Name	Affiliation	Number of Voting Shares		% of Total Voting Shares(3)
Charles A. Ross, Jr.	Director, Chief Executive Officer, Treasurer	50,011,082	(1)	48.07%
Doug Grau	Director, President	50,008,187	(2)	48.06%
Total		100,019,269		96.13%

(1)	Includes 50,000 shares of Series A Preferred with equivalent of 50,000,000 shares of Common Stock voting power and 11,030 shares of Common Stock beneficially owned by Mr. Ross.

(2)	Includes 50,000 shares of Series A Preferred with equivalent of 50,000,000 shares of Common Stock voting power and 8,186 shares of Common Stock beneficially owned by Mr. Grau.

(3)	Percentage is based upon 4,032,920 shares of Common Stock issued and outstanding and adjusted by the 100,000,000 votes attributable to the Series A Preferred, for a total of 104,032,920 total voting shares. Figures are rounded to the nearest hundredth of a percent.

TRANSACTIONS WITH RELATED PERSONS

The following information summarizes transactions we have either engaged in for the past two fiscal years or propose to engage in, involving our executive officers, directors, more than 5% stockholders, or immediate family members of these persons. These transactions were negotiated between related parties without “arm’s length” bargaining and, as a result, the terms of these transactions may be different than transactions negotiated between unrelated persons.

Other than as set forth below, we were not a party to any transactions or series of similar transactions that have occurred during fiscal years 2022 and 2021 in which:

●	The amounts involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years ($77,760 and $14,980, respectively); and

●	A director, executive officer, holder of more than 5% of our Common Stock or any member of their immediate family had or will have a direct or indirect material interest.

Transactions with Related Parties

The following includes a summary of transactions during fiscal 2022 and 2021 to which we have been a party in which the amount involved exceeded or will exceed $77,760 or $14,980, respectively, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Charles A. Ross, Jr. serves as the Company’s Chief Executive Officer and a director. On March 24, 2021, pursuant to the Company’s Long-Term Incentive Plan, Mr. Ross received 1,073 shares of Common Stock. On April 9, 2021, the Company entered into an amendment to the employment agreement with Charles A. Ross, Jr. and authorized the issuance of 50,000 shares of Preferred Stock to Mr. Ross. On August 3, 2021, pursuant to the Company’s Long-Term Incentive Plan, Mr. Ross received 9,416 shares of Common Stock. On December 27, 2022, pursuant to the Company’s Long-Term Incentive Plan, Mr. Ross was awarded 4,154   shares of Common Stock.

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Ronald Smith served as the Company’s Chief Operating Officer and on April 9, 2021, the Company entered into a two-year employment agreement with Mr. Smith and authorized the issuance of 2,375 shares of Common Stock. On April 9, 2021, the Company entered into a Bridge Loan agreement with Mr. Smith and issued 1,000 warrants to purchase shares of the Company’s Common Stock at an exercise price of $200.00 per share with a five-year term. The Company did not extend the term of Mr. Smith’s employment agreement and he no longer serves as an officer of the Company as of the date of this offering circular.

Doug Grau is the Company’s President. On March 24, 2021, pursuant to the Company’s Long-Term Incentive Plan, Mr. Grau received 1,073 shares of Common Stock. On April 9, 2021, the Company entered into an amendment to the employment agreement with Doug Grau and authorized the issuance of 50,000 shares of preferred stock to Mr. Grau. On August 3, 2021, pursuant to the Company’s Long-Term Incentive Plan, Mr. Grau received 9,416 shares of Common Stock. On December 27, 2022, pursuant to the Company’s Long-Term Incentive Plan, Mr. Grau was awarded 2,236 shares of Common Stock.

Corey Lambrecht is an independent director of the Company’s Board. On March 24, 2021, the Company authorized 250 shares of Common Stock to Mr. Lambrecht for services.

The Company has agreements with related parties for services, notes payable and stock grants. See Notes to Financial Statements numbers 5, 7, 9 and 10.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

Review, Approval or Ratification of Transactions with Related Persons

Although we adopted a Code of Ethics, we still rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

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DESCRIPTION OF SECURITIES

General

The following description summarizes important terms of the classes of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our second amended and restated articles of incorporation and our bylaws which have been filed as exhibits to the offering statement of which this offering circular is a part.

Our authorized capital stock consists of 600,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share, among which 100,000 shares are designated as Series A Preferred Stock and 250,000 shares are designated as Series B Convertible Preferred Stock.

As of the date of this offering circular, there were 4,032,920 shares of Common Stock, 100,000 shares of Series A Preferred Stock and 75,143 shares of Series B Preferred Stock issued and outstanding. No other shares of our capital stock were issued and outstanding as of such date.

As of the date of this offering circular, we had two classes of security registered under Section 12 of the Securities Exchange Act of 1934, as amended, our Common Stock and a registered class of warrants, each to purchase one share of Common Stock. The shares of Common Stock and warrants are listed on the Nasdaq Capital Market under the symbols “AREB” and “AREBW,” respectively, and began trading on February 7, 2022.

Our Board is authorized, without stockholder approval, except as otherwise may be required by the applicable listing standards of a national securities exchange or any applicable laws, to issue additional shares of our authorized capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board may determine.

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of Common Stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation. The directors are elected by a plurality of the outstanding shares entitled to vote on the election of directors.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

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Preferred Stock

Our Board is authorized, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time-to-time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock.

Series A Preferred Stock

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock (the “Existing Series A Preferred Stock”) has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Existing Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them.

Dividend Rights

Holders of shares of the Existing Series A Preferred Stock are not entitled to receive any dividends.

Voting Rights

Holders of the Existing Series A Preferred Stock are entitled to vote together with the holders of our Common Stock on an as-converted basis. Each Existing Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Existing Series A Preferred stock.

Conversion Rights

Each holder of the Series A Preferred Stock is entitled to convert any portion of the outstanding shares of Series A Preferred Stock held by such holder into validly issued, fully paid and non-assessable shares of our Common Stock. Each share of the Series A Preferred Stock is convertible into our Common Stock at the conversion rate of 1 share of Series A Preferred Stock to 500 shares of Common Stock, subject to vesting requirements and adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock. Should the Company issue a redemption notice the conversion shall occur on or prior to the fifth (5th) day prior to the redemption date, as may have been fixed in any redemption notice with respect to the Existing Series B Preferred Stock shares, at the office of the Company or any transfer agent for such stock.

Series B Preferred Stock

No Maturity, Sinking Fund or Pre-Determined Mandatory Redemption

The Series B (the “Existing Series B Preferred Stock”) has no stated maturity and will not be subject to any sinking fund or pre-determined mandatory redemption. Shares of the Existing Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them, or the holders decide to convert them.

Dividend Rights

Holders of shares of the Existing Series B Preferred Stock are not entitled to receive any dividends.

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Voting Rights

Holders of the Existing Series B Preferred Stock shall not have any voting rights, except in the case of voting on a change in the preferences of the Existing Series B Preferred Stock shares.

Conversion Rights

Each holder of the Existing Series B Preferred Stock is entitled to convert any portion of the outstanding shares of Existing Series B Preferred Stock held by such holder into validly issued, fully paid and non-assessable shares of our Common Stock Each share of the Existing Series B Preferred Stock is convertible into our Common Stock at the conversion rate of 1 share of Existing Series B Preferred Stock to 31.25 shares of Common Stock, subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock. Should the Company issue a redemption notice the conversion shall occur on or prior to the fifth (5th) day prior to the redemption date, as may have been fixed in any redemption notice with respect to the Existing Series B Preferred Stock shares, at the office of the Company or any transfer agent for such stock.

Fractional Shares

No fractional shares of our Common Stock will be issued upon any conversion of the Existing Series B Preferred Stock. If the conversion would result in the issuance of a fraction of a share of Common Stock, the number of shares of Common Stock issuable upon such conversion will be rounded up to the nearest whole share.

Series C Preferred Stock

On __, 2023, we filed a certificate of designation with the Nevada Secretary of State to establish our Series C Preferred Stock. We designated a total of 3,100,000 shares of Preferred Stock as “Series C Cumulative Redeemable Preferred Stock.” Our Series C Preferred Stock has following voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions:

Ranking. The Series C Preferred Stock ranks, as to dividend rights and rights upon our liquidation, dissolution, or winding up, junior to our Series A Preferred Stock and senior to our Common Stock and Series B Preferred Stock. The terms of the Series C Preferred Stock do not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that are equal or junior in rank to the shares of our Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

Stated Value. Each share of Series C Preferred Stock has an initial stated value of $7.50, which is equal to the offering price per share, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series C Preferred Stock.

Dividend Rate and Payment Dates. Dividends  on the Series C Preferred Stock are cumulative and payable quarterly in arrears to all holders of record on the applicable record date. Holders of our Series C Preferred Stock are entitled to receive cumulative quarterly dividends at a per annum rate of 8.53% of the stated value (or $0.16 per share per quarter based on the liquidation preference per share); provided that upon an event of default (generally defined as our failure to pay dividends when due or to redeem shares when requested by a holder), such amount shall be increased to $0.225 per quarter, which is equivalent to the annual rate of 12% of the $7.50 liquidation preference per share. In our sole discretion, dividends may be paid in cash or in kind in the form of Common Stock equal to the closing price of Common Stock on the last day of the quarter. Dividends on each share begin accruing on, and are cumulative from, the date of issuance and regardless of whether our Board declares and pays such dividends. Dividends on shares of our Series C Preferred Stock will continue to accrue even if any of our agreements prohibit the current payment of dividends or we do not have earnings.

Liquidation Preference. Upon a liquidation, dissolution or winding up of our company, holders of shares of our Series C Preferred Stock are entitled to receive, before any payment or distribution is made to the holders of our Common Stock or Series B Preferred Stock and on a junior basis with holders of our Series A Preferred Stock, a liquidation preference equal to the stated value per share, plus accrued but unpaid dividends thereon (whether or not declared).

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Company Call Option. We may redeem the shares of Series C Preferred Stock, in whole or in part at any time after the fifth anniversary of the initial closing of this Offering and continuing indefinitely thereafter, at our option, for cash, at $11.25 per share of Series C Preferred Stock, plus any accrued and unpaid dividends.

Stockholder Put Option. Once per calendar quarter beginning any time after the fifth-year anniversary of date of issuance, a Holder of record of shares of Series C Preferred Stock may elect to cause us to redeem all or any portion of their shares of Series C Preferred Stock for an amount equal to $11.25 per share plus any accrued and unpaid dividends, which amount may be settled by delivery of cash or shares of Common Stock, at the option of the holder. If the holder elects settlement in shares of Common Stock, we will deliver such number of shares of Common Stock equal to $11.25 per share of Series C Preferred Stock to be redeemed plus any accrued and unpaid dividends corresponding to the redeemed shares, divided by $2.25 per share (subject to pro rata adjustment in connection with any stock splits, stock dividends, or similar changes to the Company’s capitalization occurring after the date of this Certificate), with any fraction rounded up to the next whole share of Common Stock. A holder making such election shall provide written notice thereof to us specifying the name and address of the holder, the number of shares to be redeemed and whether settlement shall be in cash or shares of Common Stock. We shall redeem the specified shares of Series C Preferred Stock for shares of Common Stock no later than ten (10) days, or for cash no later than 365 days, following receipt of such notice.

Please see the certificate of designation, which has been filed as an exhibit to the offering statement of which this offering circular forms a part, for the procedures to request a redemption.

Restrictions on Redemption and Repurchase. We are not be obligated to redeem or repurchase shares of Series C Preferred Stock if we are restricted by applicable law or our articles of incorporation from making such redemption or repurchase or to the extent any such redemption or repurchase would cause or constitute a default under any borrowing agreements to which we or any of our subsidiaries are a party or otherwise bound. In addition, we have no obligation to redeem shares in connection with a redemption request made by a holder if we determine, as of the redemption date, that we do not have sufficient funds available to fund that redemption. In this regard, we will have complete discretion under the certificate of designation for the Series C Preferred Stock to determine whether we are in possession of “sufficient funds” to fund a redemption request. Redemptions will be limited to five percent (5%) of the total outstanding Shares per quarter. To the extent we are unable to complete redemptions we may have earlier agreed to make, we will complete those redemptions promptly after we become able to do so, with all such deferred redemptions being satisfied on a first come, first served, basis.

Voting Rights. The Series C Preferred Stock has no voting rights relative to matters submitted to a vote of our stockholders (other than as required by law). We may not authorize or issue any class or series of equity securities ranking senior to the Series C Preferred Stock as to dividends or distributions upon liquidation (including securities convertible into or exchangeable for any such senior securities) or amend our articles of incorporation (whether by merger, consolidation, or otherwise) to materially and adversely change the terms of the Series C Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on such matter by holders of our outstanding shares of Series C Preferred Stock, voting together as a class.

Further Issuances. We will not be required to redeem shares of our Series C Preferred Stock at any time except as otherwise described above under the captions “Company Call Option” and “Stockholder Put Option.” Accordingly, the shares of our Series C Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our call right, the holder of the Series C Preferred Stock exercises their put right. The shares of Series C Preferred Stock will not be subject to any sinking fund.

Conversion  Rights. Each share of Series C Preferred Stock shall be convertible into shares of Common Stock at a price per share of $1.50 (1 share of Series C Preferred Stock converts into 5 shares of Common Stock), at the option of the holder thereof, at any time following the issuance date of such share of Series C Preferred Stock and on or prior to the fifth (5th) day prior to a redemption date, if any, as may have been fixed in any redemption notice with respect to the shares of Series C Preferred Stock, at our office or any transfer agent for such stock.

Registration Rights. Following the closing of this offering, we intend to register with the Commission the shares of Common Stock underlying the Series C Preferred Stock.

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Anti-Takeover Effects of Various Provisions of Nevada Law

Provisions of the Nevada Revised Statutes, and our articles of incorporation and bylaws, as amended, could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Public Offering Warrants

Overview. The following summary of certain terms and provisions of the Existing Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the applicable warrant agency agreement between us and Action Stock Transfer, as the Warrant Agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the applicable warrant agency agreement, including the annexes thereto, and form of warrant.

The Existing Warrants entitle the registered holder to purchase shares of Common Stock at a price equal to $50.25 per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after their original issuance.

The exercise price and number of shares of Common Stock issuable upon exercise of the Existing Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Existing Warrants will not be adjusted for issuances of Common Stock at prices below its exercise price.

Exercisability. The Existing Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The Existing Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Existing Warrants being exercised. Under the terms of the applicable warrant agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Common Stock issuable upon exercise of the Existing Warrants until the expiration of the Existing Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the shares of Common Stock issuable upon exercise of the Existing Warrants, the holders of the Existing Warrants shall have the right to exercise the Existing Warrants solely via a cashless exercise feature provided for in the Existing Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of an Existing Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding shares of Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of shares of Common Stock purchasable upon exercise of the Existing Warrants is $50.25. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of Common Stock will be issued upon exercise of the Existing Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will round up or down, as applicable, to the nearest whole share.

Transferability. Subject to applicable laws, the Existing Warrants may be offered for sale, sold, transferred or assigned without our consent.

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Warrant Agent; Global Certificate. The Existing Warrants were issued in registered form under a warrant agency agreement between the Warrant Agent and us. The Existing Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Existing Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Existing Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Existing Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of shares of Common Stock or any voting rights until they exercise their Existing Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Existing Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Existing Warrants and the applicable warrant agency agreement are governed by New York law.

Armistice Warrants

On September 8, 2023, we entered into an inducement letter (the “Inducement Letter”) with Armistice Capital Master Fund Ltd. (“Armistice”), the holder of existing warrants, made up of common stock purchase warrants, to purchase shares of Common Stock. The existing warrants were issued on July 8, 2022 and June 28, 2023 and had an exercise price of $4.37 and $4.24, respectively per share.

Pursuant to the Inducement Letter, Armistice agreed to exercise for cash their existing warrants to purchase an aggregate of 2,988,687 shares of Common Stock at a reduced exercise price of $1.10 per share in consideration for our agreement to issue two new common stock purchase warrants (the “New Warrant A” and the “New Warrant B” and, together, the “New Warrants”), as described below, to purchase, in the aggregate, up to 5,977,374 shares of Common Stock (the “New Warrant Shares”). We received aggregate gross proceeds of approximately $3,287,555.70 from the exercise of the existing warrants. Prior to the foregoing transaction, we had 3,151,883 shares of Common Stock outstanding.

Each New Warrant will have an exercise price equal to $1.10 per share. The New Warrants will be immediately exercisable from the date of issuance until the five-year anniversary of the issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting our Common Stock and the exercise price.

The New Warrants will be exercisable, at the option of Armistice, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full, within one trading day of such exercise of the New Warrant, for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Armistice (together with its affiliates) may not exercise any portion of its New Warrants to the extent that they would own more than 4.99% (or, at the election of Armistice, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon prior notice from Armistice to us, they may increase or decrease the amount of ownership of outstanding stock after exercising their New Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until 61 days following notice to us.

New Warrant A is subject to anti-dilution adjustment to its exercise price in the event of certain issuances of shares of our Common Stock.

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There is no established trading market for the New Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the New Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the New Warrants will be extremely limited.

Except as otherwise provided in the New Warrants or by virtue of Armistice’s ownership of shares of our Common Stock, Armistice does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until they exercise the New Warrants. The New Warrants will provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on our shares of Common Stock.

If at any time the New Warrants are outstanding, we, either directly or indirectly, in one or more related transactions effects a fundamental transaction (as defined in the New Warrant), Armistice will be entitled to receive, upon exercise of the New Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the New Warrants immediately prior to the fundamental transaction. As an alternative, and at Armistice’s option in the event of a fundamental transaction, exercisable at the earliest to occur of (i) the public disclosure of any change of control, (ii) the consummation of any change of control, and (iii) Armistice first becoming aware of any change of control through the date that is 90 days after the public disclosure of the consummation of such change of control by us pursuant to a current report on Form 8-K filed with the Commission , we shall purchase the unexercised portion of the New Warrant from Armistice by paying to them an amount of cash equal to the Black Scholes Value (as defined in the Warrant) of the remaining unexercised portion of the New Warrant on the date of the consummation of such fundamental transaction.

The New Warrants may be modified or amended or the provisions of the New Warrants waived with us and Armistice’s written consent.

The above disclosure contains only a brief description of the material terms of the Inducement Letter and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the Inducement Letter, the form of which is attached to this offering circular and is incorporated herein by reference.

Transfer Agent, Warrant Agent and Registrar

The Transfer Agent for our Common Stock is Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75039. Its telephone number is (469) 633-0101.

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PLAN OF DISTRIBUTION

The Company is offering up to 2,666,666 shares of Series C Preferred Stock on a “best efforts” basis at a price of $7.50 per share. The minimum subscription is [$300.00], or [40] shares of Series C Preferred Stock.

The Company intends to market the shares in this offering through both online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our offering circular or “testing the waters” materials on an online investment platform. This offering circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company’s website (www.AmericanRebel.com) on a landing page that relates to the offering.

The offering will terminate at the earliest of the date at which the maximum offering amount has been sold, one year from the date upon which the Commission qualifies the offering statement of which this offering circular forms a part and the date at which the offering is earlier terminated by the Company, in its sole discretion.

The Company intends to complete multiple closings in this offering. After each closing, funds tendered by investors will be available to the Company.

Engagement Agreement with Digital Offering

We are currently party to an engagement agreement dated June 28, 2023 with Digital Offering, LLC (“Digital Offering” or the “lead selling agent”). Digital Offering has agreed to act as our lead selling agent for the offering. Digital Offering has made no commitment to purchase all or any part of the shares of Series C Preferred Stock being offered but has agreed to use its best efforts to sell such shares in the offering. As such, Digital Offering is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Digital Offering is under no obligation to purchase any of the shares of Series C Preferred Stock or arrange for the sale of any specific number or dollar amount of shares of Series C Preferred Stock. The term of the engagement agreement began on June 28, 2023 and will continue until the earliest to occur of: (a) the date that either party gives the other at least ten (10) days written notice of the termination of the engagement agreement, which termination may occur with or without cause, (b) the date which is one year from this offering being qualified by the Commission, and (c) the date that the offering is consummated (such applicable date, the “Termination Date”). The engagement agreement provides that Digital Offering may engage other Financial Industry Regulatory Authority (“FINRA”) member broker-dealers that are registered with the Commission to participate as soliciting dealers for this offering. We refer to these other broker-dealers as soliciting dealers or members of the selling group. Upon engagement of any such soliciting dealer, Digital Offering will be permitted to re-allow all or part of its fees and expense allowance as described below. Such soliciting dealer will also be entitled to receive the benefits of our engagement agreement with Digital Offering, including the indemnification rights arising under the engagement agreement upon their execution of a soliciting dealer agreement with Digital Offering that confirms that such soliciting dealer is so entitled. As of the date hereof, we have been advised that Digital Offering has retained Cambria Capital LLC, and DealMaker Securities LLC to participate in this offering as soliciting dealers. We will not be responsible for paying any placement agency fees, commissions or expense reimbursements to any soliciting dealers retained by Digital Offering. None of the soliciting dealers is purchasing any of the shares of Series C Preferred Stock in this offering or is required to sell any specific number or dollar amount of shares of Series C Preferred Stock, but will instead arrange for the sale of shares of Series C Preferred Stock to investors on a “best efforts” basis, meaning that they need only use their best efforts to sell the shares of Series C Preferred Stock. In addition to the engagement agreement, we plan to enter into a definitive selling agency agreement with Digital Offering prior to the commencement of the offering.

Offering Expenses

We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including those charged by FINRA; (iv) all of the legal fees related to FINRA clearance; and (v) $50,000 in accountable expenses of Digital Offering, including for due diligence costs relating to background checks of the Company’s officers and directors, travel expenses associated with site visits, tech fees and other related fees. This $50,000 has already been paid to Digital Offering by us. We have agreed to reimburse Digital Offering for its reasonable and documented legal costs up to a maximum of $85,000, $25,000 of which has been paid to date. Notwithstanding the foregoing, the two advances received by Digital Offering and discussed above will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(a).

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Reimbursable Expenses in the Event of Termination

In the event the offering does not close or the selling agency agreement is terminated for any reason, we have agreed to reimburse Digital Offering for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including its legal fees.

Other Expenses of the Offering

The Lead Selling Agent has engaged DealMaker Securities LLC as a soliciting dealer to assist in the placement of our shares of Series C Preferred Stock in those states where it is registered to undertake such activities, including soliciting potential investors on a best efforts basis.

In addition, the Company has retained DealMaker Reach LLC (“Reach”) for marketing and advisory services. Reach, an affiliate of DealMaker Securities, LLC, will consult and advise on the design and messaging on creative assets, website design and implementation, paid media and email campaigns, advise on optimizing the Company’s campaign page to track investor progress, and advise on strategic planning, implementation, and execution of Company’s capital raise marketing budget. The Company will pay Reach a monthly fee of $12,000 in cash up to a maximum of $48,000. We have also paid Reach a $30,000 launch fee. To the extent services under this agreement are commenced in advance of a FINRA no objection letter being received by us, such amounts shall be considered an advance against accountable expenses anticipated to be incurred, and fully refunded to extent not actually incurred. A maximum of $36,000 or three months of account management fees are payable prior to a no objection letter being received.

Selling Agents’ Commission

We have agreed that the definitive selling agency agreement will provide for us to pay a commission of 8.5% of the gross proceeds received by us in the offering, which shall be allocated by Digital Offering to members of the selling group and soliciting dealers in its sole discretion (we sometimes refer to Digital Offering and such members and dealers collectively as the “Selling Agents”).

The following table shows the total commissions payable to Digital Offering on a per-share basis in connection with this offering, assuming a fully subscribed offering.

Per Share
Public offering price	$7.50
Digital Offering commission (8.5%)*	$0.6375
Proceeds, before expenses, to us, per share	$6.8625

*Assuming a fully subscribed offering, Digital Offering would receive total commissions of $1,705,999.57

Digital Offering has entered into an agreement with EF Hutton pursuant to which in exchange for EF Hutton’s waiving its right of first refusal to participate in the offering Digital Offering will pay EF Hutton, out of its 8.5% commission, 1.75% of the gross proceeds received by us in the offering.

Lock-Up Agreements

Except as described below, we and our officers, directors, director nominees and holders of 10% or more of our Common Stock have agreed, or will agree, with Digital Offering, subject to certain exceptions, that, without the prior written consent of Digital Offering, we and they will not, directly or indirectly, during the period ending 180 days following the closing of this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Series C Preferred Stock or any securities convertible into or exchangeable or exercisable for the Series C Preferred Stock, whether now owned or hereafter acquired by us or them or with respect to which we or they has or hereafter acquires the power of disposition; or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Series C Preferred Stock, whether any such swap or transaction is to be settled by delivery of the Series C Preferred Stock or other securities, in cash or otherwise.

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The lock-up agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options. In the case of our officers, directors, director nominees and holders of 10% or more of our Series C Preferred Stock, the restrictions described in the preceding paragraph do not apply to:

●	transactions relating to shares of Series C Preferred Stock acquired in open market transactions after the completion of this offering; provided that, no filing by any party under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer;

●	exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase shares of Series C Preferred Stock or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to us and our cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of the agreement;

●	transfers of shares of Series C Preferred Stock or other securities to us in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to our equity incentive or other plans;

●	pursuant to an order of a court or regulatory agency;

●	any transfer of shares of Series C Preferred Stock or any security convertible into or exercisable or exchangeable for Series C Preferred Stock that occurs by operation of law, such as pursuant to a qualified domestic relations order or in connection with a divorce settlement;

●	any distributions or transfers without consideration of shares of Series C Preferred Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Series C Preferred Stock to limited partners, members, stockholders or affiliates of the undersigned, or to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the party to the agreement;

●	any transfer made in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the agreement;

●	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of our Series C Preferred Stock, provided that such plan does not provide for the transfer of our Series C Preferred Stock during the lock-up period;

●	transfers to any investment fund or other entity controlled by, or under common control or management with, the party to the agreement;

●	transfers of shares of our Series C Preferred Stock or any security convertible into or exercisable or exchangeable for our Series C Preferred Stock pursuant to a qualifying bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of our Series C Preferred Stock.

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Exchange Listing

We intend to apply to the Nasdaq Capital Market to list shares of our Series C Preferred Stock under the symbol “AREBP” on the Nasdaq Capital Market after the final closing of the Offering. In order to meet one of the requirements for listing our Series C Preferred Stock on Nasdaq, Digital Offering and other soliciting dealers intend to sell lots of 100 or more shares to a minimum of 400 beneficial holders. Our Series C Preferred Stock will not commence trading on Nasdaq until each of the following conditions is met: (i) this offering is terminated; (ii) we have filed a post-qualification amendment to the offering statement, which post-qualification amendment is qualified by the Commission; and (iii) we have filed a registration statement on Form 8-A, which Form 8-A has been declared effective by the Commission. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the Commission qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of this offering in order that the Form 8-A may become effective as soon as practicable thereafter. Even if we meet the minimum requirements for listing on Nasdaq, we may wait before terminating this offering and commencing the trading of our Series C Preferred Stock on Nasdaq in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares of our Series C Preferred Stock and the commencement of exchange trading of our Series C Preferred Stock on Nasdaq. No assurance can be given, however, that our application to list on Nasdaq will be approved or that an active trading market for our Series C Preferred Stock will develop.

Pricing of the Offering

Prior to the offering, there has been no public market for the shares of Series C Preferred Stock. The initial public offering price has been determined by negotiation between us and Digital Offering. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this offering circular and otherwise available to Digital Offering;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	an assessment of our management;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded Common Stock of generally comparable companies; and

●	other factors deemed relevant by Digital Offering and us.

Indemnification and Control

We have agreed to indemnify the Lead Selling Agent, its affiliates and controlling persons and members of the selling group against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the Lead Selling Agent, its affiliates and controlling persons as may be required to make in respect of these liabilities.

The Lead Selling Agent and its affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Lead Selling Agent and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

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Our Relationship with the Lead Selling Agent

In the ordinary course of their various business activities, Digital Offering and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. Digital Offering and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Investment Limitations if We Do Not Obtain a Listing on a National Securities Exchange

As set forth in Title IV of the JOBS Act, there would be no limit on how many shares an investor may purchase if this offering results in a listing of our Series C Preferred Stock on Nasdaq or other national securities exchange. However, our Series C Preferred Stock will not be listed on Nasdaq upon the initial qualification of this offering by the Commission. Additionally, we cannot provide any assurance that our application to list on Nasdaq will be approved.

For individuals who are not accredited investors, if we are not listed on Nasdaq, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see under “— Procedures for Subscribing — How to Calculate Net Worth”). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in this offering. The only investors in this offering exempt from this limitation, if our Series C Preferred Stock is not listed on Nasdaq, are “accredited investors” as defined under Rule 501 of Regulation D under the Securities Act (each, an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below under “— How to Calculate Net Worth”);

(iii)	You are an executive officer or general partner of the issuer or a director, executive officer or general partner of the general partner of the issuer;

(iv)	You are a holder in good standing of the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65), each as issued by FINRA;

(v)	You are a corporation, limited liability company, partnership or are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares of Series C Preferred Stock, with total assets in excess of $5,000,000;

(vi)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

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(vii)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(viii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares of Series C Preferred Stock;

(ix)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000;

(x)	You are a Commission or state-registered investment adviser or a federally exempt reporting adviser;

(xi)	You are a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

(xii)	You are an entity not listed above that that owns “investments,” in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered; or

(xiii)	You are an Investor certifies that (A) it is a “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (i) with at least $5 million in assets under management, (ii) not formed for the specific purpose of acquiring the securities offered and (iii) whose investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment or (B) that it is a “family client” as defined in Rule 202(a)(11)(G)-1, of a family office meeting the criteria specified above.

This offering will start on or after the date that the offering is qualified by the Commission and will terminate on the earliest of the date at which the maximum offering amount has been sold, one year from the date upon which the Commission qualifies the offering statement of which this offering circular forms a part and the date at which the offering is earlier terminated by the Company, in its sole discretion.

Procedures for Subscribing

Procedures for Subscribing through Cambria Capital’s My IPO Platform

Cambria Capital is a registered broker-dealer and member of FINRA and SIPC. Cambria Capital has been appointed by us and Digital Offering, as a soliciting dealer for this offering. Cambria Capital operates the My IPO platform as a separate unincorporated business division.

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In order to subscribe to purchase the shares of Series C Preferred Stock through My IPO, a prospective investor must electronically complete and execute a subscription agreement and provide payment to the Wilmington Trust, N.A. escrow account (“Wilmington Trust Escrow Account”) or an account owned by the investor and held at the clearing firm of Cambria Capital. When submitting the subscription request through My IPO, a prospective investor is required to agree to various terms and conditions by checking boxes and to review and electronically sign any necessary documents. We will not accept any subscription agreements prior to the Commission’s qualification of this offering.

Escrow Account

Except with respect to investors who are clients of DealMaker Securities LLC, or Other Broker-Dealers (as defined below) with clearing agreements in place, investors will be required to deposit their funds to the Wilmington Trust Escrow Account. We may undertake one or more closings on a rolling basis. Any such funds that Wilmington Trust receives shall be held in escrow until a closing of the offering takes place or such other time as mutually agreed between the Company and Digital Offering, and then used to complete securities purchases, or returned if this offering fails to close. All subscribers will be instructed by the Company or its agents to transfer funds by wire or ACH transfer directly to the escrow account established for this offering.

Other Procedures for Subscribing

Cambria Capital clears through various clearing firms as do other broker-dealers who may participate in this offering. We refer to such other broker-dealers that clear through their respective clearing firms and who may participate in this offering as Other Broker-Dealers. Other Broker-Dealers with clearing agreements shall provide the Selling Agents with executed subscription agreements and delivery sheets from their customers and shall settle the transaction with the Selling Agents through DTC on closing.

Prospective investors investing through Cambria Capital or Other Broker-Dealers will acquire shares of our Series C Preferred Stock through book-entry order by opening an account with Cambria Capital or an Other Broker-Dealer, or by utilizing an existing Cambria Capital account or account with an Other Broker-Dealer. In each such case, the account will be an account owned by the investor and held at the clearing firm of such Other Broker-Dealer, as the clearing firm for the exclusive benefit of such investor. The investor will also be required to complete and submit a subscription agreement. Subscriptions for shares Series C Preferred Stock acquired through an account at Cambria Capital, or an Other Broker-Dealer can be processed online at https://form.jotform.com/232956832752162 or provided directly by the Broker-Dealers. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

Our transfer agent is Securities Transfer Corporation . Our transfer agent will record and maintain records of the shares of Series C Preferred Stock issued of record by us, including shares issued of record to the Depositary Trust Corporation, which we refer to as the DTC, or its nominee, Cede & Co., for the benefit of broker-dealers, including the clearing firms. The clearing firm, as the clearing firm, will maintain the individual stockholder beneficial records for accounts at Cambria Capital or Other Broker-Dealers. All other investors that participate through the Wilmington Trust Escrow Account, shall have their shares held at Securities Transfer Corporation in digital book entry. Such shares may be transferred to the investor’s outside brokerage account by requesting their outside broker dealer to effect such transfer. Request for transfer may only be made by the outside broker dealer of the investor.

You may not subscribe to this offering prior to the date this offering is qualified by the Commission, which we will refer to as the qualification date. Before the qualification date, you may only make non-binding indications of your interest to purchase securities in the offering. For any subscription agreements received after the qualification date, we have the right to review and accept or reject the subscription in whole or in part, for any reason or for no reason. If a closing doesn’t occur or a subscription is rejected and the investor has an account with My IPO or another clearing broker, funds for such subscription will not be debited from My IPO or other clearing broker and the subscription will be cancelled. If accepted, the funds will remain in the escrow account or clearing firm account until we determine to have the closing of the offering and the funds in escrow or in the clearing firm account will then be transferred into our general account.

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Non-U.S. investors may participate in this offering by depositing their funds in the escrow account held at Wilmington Trust, N.A.; any such funds that Wilmington Trust receives shall be held in escrow until the closing of this offering or such other time as mutually agreed between the Company and the Selling Agents, and then used to complete securities purchases, or returned if this offering fails to close.

DealMaker Securities LLC

Investors who invest through DealMaker Securities LLC may subscribe through invest.americanrebel.com by tendering funds by wire, credit, or debit card or ACH transfer to the escrow account to be set up at Enterprise Bank. Tendered funds will remain in escrow until a closing has occurred. Upon each closing, funds tendered by investors will be made available to the Company for its use. The Company will not cover credit card fees on behalf of investors.

Procedures for subscribing directly through the Company’s website

The subscription procedure is summarized as follows:

1.	Go to the www.american rebel.com website and click on the “Invest Now” button;

2.	Complete the online investment form;

3.	Deliver funds directly by wire, debit card, credit card or electronic funds transfer via ACH to the specified escrow account;

4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;

5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement. Investors will be required to complete a subscription agreement in order to invest. For so long as we are not listed on Nasdaq, the subscription agreement will include a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement (forms of which are attached to the offering statement, of which this offering circular forms a part, as Exhibits 4.1 and 4.2) and the funds required under the subscription agreement have been transferred to the Wilmington Trust Escrow Account or such other selected dealer designated escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares of subscribed for Series C Preferred Stock at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, unless a company’s offered securities are listed on a national securities exchange, non-accredited, non-natural person investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). As a result, for so long as our Series C Preferred Stock is not listed on Nasdaq, non-accredited, natural person may only invest funds in our Series C Preferred Stock which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

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How to Calculate Net Worth

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares of Series C Preferred Stock.

In order to purchase the shares of Series C Preferred Stock and prior to the acceptance of any funds from an investor, for so long as our Series C Preferred Stock is not listed on Nasdaq, an investor in our Series C Preferred Stock will be required to represent, to the Company’s satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

No Minimum Offering Amount

There is no minimum offering amount in this offering and we may close on any funds that we receive. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

No Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Transfer Agent and Registrar

The Company has engaged Securities Transfer Corporation, a registered transfer agent with the Commission, who will serve as transfer agent to maintain stockholder information on a book-entry basis.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Second Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, subject to the provisions of Delaware law, contain provisions that allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. We have also entered into indemnification agreements with each of our executive officers and directors that provide our executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in those agreements. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director and officers, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Provisions of Note in our Subscription Agreement

Forum Selection Provision

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the subscription agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on the operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The subscription agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, other than claims arising under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the lead selling agent that would permit a public offering of the securities offered by this offering circular in any jurisdiction where action for that purpose is required. The securities offered by this offering circular may not be offered or sold, directly or indirectly, nor may this offering circular or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this offering circular comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this offering circular. This offering circular does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this offering circular in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

The validity of the shares of Series C Preferred Stock covered by this offering circular will be passed upon by DeMint Law, PLLC.

EXPERTS

The consolidated financial statements of our company for the years ended December 31, 2022 and 2021 included in this offering circular have been audited by BF Borgers CPA, a professional corporation, as stated in this report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission an offering statement on Form 1-A under the Securities Act with respect to the shares of Series C Preferred Stock that we are offering. This offering circular, which constitutes a part of the offering statement, does not contain all the information set forth in the offering statement or the exhibits and schedules filed with the offering statement. For further information about us and the Series C Preferred Stock, we refer you to the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this offering circular regarding the contents of any contract or other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. You can read our Commission filings, including the offering statement, at the Commission’s website which contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the Commission. The address of the website is www.sec.gov.

Following the consummation of this offering, assuming that we have filed a Form 8-A, we will be required to file periodic reports, proxy statements, and other information with the Commission pursuant to the Exchange Act. These periodic reports, proxy and other information will be available for inspection at the website of the Commission referred to above. You may access these materials free of charge as soon as reasonably practicable after they are filed electronically with, or furnished to, the Commission. We also maintain a website at www.americanrebel.com. The inclusion of our website address in this offering circular is an inactive textual reference only. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this offering circular or the offering statement of which this offering circular forms a part. Investors should not rely on any such information in deciding whether to purchase our Series A Preferred Stock.

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AMERICAN REBEL HOLDINGS, INC.

AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED

DECEMBER 31, 2022 AND DECEMBER 31, 2021

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of American Rebel Holdings, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of American Rebel Holdings, Inc. (the “Company”) as of December 31, 2022 and 2021 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the two years in the period ended December 31, 2022, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the two years in the period ended December 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2020

Lakewood, CO

April 14, 2023

F-2

AMERICAN REBEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$356,754	$17,607
Accounts receivable	1,613,489	100,746
Prepaid expense	207,052	163,492
Inventory	7,421,696	685,854
Inventory deposits	309,684	-
Total Current Assets	9,908,675	967,699

Property and Equipment, net	456,525	900

OTHER ASSETS:
Lease deposits	18,032	-
Right-of-use lease assets	1,977,329	-
Goodwill	4,200,000	-
Total Other Assets	6,195,361	-

TOTAL ASSETS	$16,560,561	$968,599

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expense	$2,523,551	$1,032,264
Accrued interest	103,919	203,972
Loan – Officers – related party	-	10,373
Loans – Working capital	602,643	3,879,428
Loans - Nonrelated parties	-	12,939
Right-of-use lease liability, current	992,496	-
Total Current Liabilities	4,222,609	5,138,976
Right-of-use lease liability, long-term	984,833	-

TOTAL LIABILITIES	5,207,442	5,138,976

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 175,000, and 376,501 issued and outstanding, respectively at December 31, 2022 and December 31, 2021
Preferred Shares A	100	100
Preferred Shares B	75	277
Common Stock, $0.001 par value; 600,000,000 shares authorized; 16,930,517 and 1,597,370 issued and outstanding, respectively at December 31, 2022 and December 31, 2021	16,930	1,597
Additional paid in capital	45,448,824	22,797,306
Accumulated deficit	(34,112,810)	(26,969,657)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	11,353,119	(4,170,377)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$16,560,561	$968,599

See Notes to Financial Statements.

F-3

AMERICAN REBEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31, 2022	For the year ended December 31, 2021
Revenue	$8,449,800	$986,826
Cost of goods sold	6,509,382	812,130
Gross margin	1,940,418	174,696

Expenses:
Consulting/payroll and other costs	2,000,624	2,012,803
Rental expense, warehousing, outlet expense	508,527	-
Product development costs	746,871	330,353
Marketing and brand development costs	507,503	171,030
Administrative and other	3,190,092	968,306
Depreciation and amortization expense	50,087	3,643
	7,003,704	3,486,135
Operating income (loss)	(5,063,286)	(3,311,439)

Other Income (Expense)
Interest expense	(358,689)	(2,061,782)
Interest expense – pre-emptive rights release	(350,000)	-
Interest income	5,578	-
Gain/(loss) on extinguishment of debt	(1,376,756)	(725,723)
Net income (loss) before income tax provision	(7,143,153)	(6,098,944)
Provision for income tax	-	-
Net income (loss)	$(7,143,153)	$(6,098,944)
Basic and diluted income (loss) per share	$(0.96)	$(4.85)
Weighted average common shares outstanding - basic and diluted	7,469,000	1,258,000

See Notes to Financial Statements.

F-4

AMERICAN REBEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock	Common Stock Amount	Preferred Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total

Balance – December 31, 2020	910,100	$910	$-	$15,857,366	$(20,870,713)	$(5,012,437)

Issuance of common stock as compensation	546,292	546	-	2,501,899	-	2,502,445
Issuance of preferred stock Series C	-	-	100	(100)	-	-
Issuance of preferred stock Series B	-	-	50	547,455	-	547,505
Conversion of debt	96,336	96	227	2,691,618	-	2,691,941
Warrants issued as compensation	-	-	-	974,113	-	974,113
Sale of common stock, net	44,643	45	-	224,955	-	225,000

Net loss	-	-	-	-	(6,098,944)	(6,098,944)

Balance – December 31, 2021	1,597,370	1,597	377	22,797,306	(26,969,657)	(4,170,377)

Sale of common stock through registered offering, net of offering costs, includes reverse stock split round lot shares of 128,509	2,658,630	2,659	-	9,035,797	-	9,038,456
Issuance of common stock to pay for expenses	233,623	234	-	969,301	-	969,535
Preferred stock converted to common stock	251,698	252	(202)	(50)	-	-
Debt converted into warrants	-	-	-	1,566,559		1,566,559
Sale of common stock	509,311	509	-	564,826	-	565,335
Sale of pre-funded common stock warrants $1.10 per share, exercise price of $0.01	-	-	-	12,322,542	-	12,322,542
Prefunded common stock warrant offering costs and fees	-	-	-	(1,972,578)	-	(1,972,578)
Issuance of common stock as compensation	100,000	100	-	60,900	-	61,000
Exercise of $1.10 prefunded warrants	11,202,401	11,202	-	100,823	-	112,025
Exercise of $4.15 prefunded warrants	377,484	377	-	3,398	-	3,775

Net loss	-	-	-	-	(7,143,153)	(7,143,153)

Balance – December 31, 2022	16,930,517	$16,930	$175	$45,448,824	$(34,112,810)	$11,353,119

See Notes to Financial Statements.

F-5

AMERICAN REBEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2022	For the year ended December 31, 2021

CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)	$(7,143,153)	$(6,098,944)
Depreciation	50,087	3,643
Gain on disposition of property	(1,994)	-
Compensation paid through issuance of common stock	1,030,535	3,476,559
Amortization of loan discount	1,000,457	1,262,109
Adjustments to reconcile net loss to cash (used in) operating activities (net of acquired amounts from Champion):
Accounts receivable	613,104	75,334
Prepaid expenses	(34,286)	(8,010)
Inventory	(2,289,695)	(4,145)
Inventory deposits and other	(3,149)	141,164
Accounts payable and accrued expense	(50,042)	304,445
Net Cash (Used in) Operating Activities	(6,828,136)	(847,845)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of Champion	(10,247,420)	-
Purchase of property and equipment	(20,888)	-
Net Cash (Used in) Investing Activities	(10,268,308)	-

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from sale of common and preferred stock, net of offering costs	9,603,791	772,505
Proceeds from sale of prefunded warrants, net of offering costs	10,349,964	-
Proceeds from exercise of prefunded warrants	115,798	-
Proceeds (repayments) of loans – officer - related party	(81,506)	35,548
Proceeds of working capital loan	60,000	2,244,100
Repayment of loans – nonrelated party	(2,612,456)	(2,247,600)
Net Cash Provided by Financing Activities	17,435,591	804,553

CHANGE IN CASH	339,147	(43,292)

CASH AT BEGINNING OF PERIOD	17,607	60,899

CASH AT END OF PERIOD	$356,754	$17,607

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$270,146	$214,798
Income taxes	$-	$-

Non-cash investing and financing activities:
Conversion of debt to equity	$2,011,224	$2,691,940

See Notes to Financial Statements.

F-6

AMERICAN REBEL HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The “Company” was incorporated on December 15, 2014 (date of inception) under the laws of the State of Nevada, as CubeScape, Inc. Effective January 5, 2017, the Company amended its articles of incorporation and changed its name to American Rebel Holdings, Inc. The Company completed a business combination with its majority stockholder, American Rebel, Inc. on June 19, 2017. As a result, American Rebel, Inc. became a wholly owned subsidiary of the Company.

The acquisition of American Rebel, Inc. was accounted for as a reverse merger. The Company issued 217,763 shares of its common stock and issued warrants to purchase 6,250 shares of common stock to stockholders of American Rebel, Inc. and cancelled 112,500 shares of common stock owned by American Rebel, Inc.

The Company filed a registration statement on Form S-1 which was declared effective by the Securities and Exchange Commission on October 14, 2015. Twenty six (26) investors invested at a price of $0.80 per share for a total of $60,000 and closed on December 11, 2015. On July 29, 2022, the Company closed on the acquisition of the Champion Entities.

Nature of operations

The Company develops and sells branded products in the self-defense, safe storage and patriotic product areas that are promoted and sold using a wholesale distribution network, personal appearance, music, Internet and television avenues. The Company’s products are marketed under the American Rebel Brand and imprinted with such branding. Through its recent acquisition of the “Champion Entities” (which consists of Champion Safe Co., Inc., Superior Safe, LLC, Safe Guard Security Products, LLC, and Champion Safe De Mexico, S.A. de C.V.) the Company promotes and sells its products through a growing network of dealers, in select regional retailers and local specialty safe, sporting goods, hunting and firearms stores, as well as through a multitude of online avenues, including its website and various e-commerce platforms such as Amazon.com.

Principles of Consolidation

The Consolidated Financial Statements include the accounts of the Company and its majority-owned subsidiaries, American Rebel, Inc., and the Champion Entities. All significant intercompany accounts and transactions have been eliminated.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximate fair value.

Inventory and Inventory Deposits

Inventory consists of safes, backpacks, jackets and accessories manufactured to our design and held for resale and are carried at the lower of cost (First-in, First-out Method) or net realizable value. The Company determines the estimate for the adjustment for slow moving or obsolete inventories by regularly evaluating individual inventory levels, projected sales, and current economic conditions. The Company also makes deposit payments on inventory to be manufactured that are carried separately until the goods are received into inventory.

F-7

Fixed assets and depreciation

Property and equipment are stated at cost net of accumulated depreciation. Additions and improvements are capitalized while ordinary maintenance and repair expenditures are charged to expense as incurred. Depreciation is recorded by the straight-line method over the estimated useful life of the asset, which ranges from five to seven years.

Revenue recognition

In accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, revenues are recognized when control of the promised goods or services is transferred to our clients, in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods and services. To achieve this core principle, we apply the following five steps: 1) Identify the contract with a client; (2) Identify the performance obligations in the contract; (3) Determine the transaction price; (4) Allocate the transaction price to performance obligations in the contract; and (5) Recognize revenues when or as the company satisfies a performance obligation.

These steps are met when an order is received, a price agreed, and the product shipped or delivered to that customer.

Advertising costs

Advertising costs are expensed as incurred; Marketing costs incurred were $507,503 and $171,030 for the years ended December 31, 2022 and 2021, respectively.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2022 and December 31, 2021, respectively. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include cash, and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short-term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: The FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation

The Company records stock-based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

F-8

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with ASC 718-10 and the conclusions reached by ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by ASC 260 - Earnings per Share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. Dilutive common share equivalents are negligible or immaterial as dilutive shares to be issued during net loss years were non-existent. For the years ended December 31, 2022 and 2021, net loss per share was $(0.96) and $(4.85), respectively.

Fully diluted shares outstanding is the total number of shares that the Company would theoretically have if all dilutive securities were exercised and converted into shares. Dilutive securities include options, warrants, convertible debt, preferred stock and anything else that can be converted into shares. Potential dilutive shares consist of the incremental common shares issuable upon the exercise of dilutive securities, calculated using the treasury stock method. The calculation of dilutive shares outstanding excludes out-of-the-money options (i.e., such options’ exercise prices were greater than the average market price of our common shares for the period) because their inclusion would have been antidilutive. Out-of-the-money stock options totaled none and none as of December 31, 2022 and December 31, 2021, respectively. All other dilutive securities are listed below.

The following table illustrates the total number of common shares that would be converted from common stock equivalents issued and outstanding at the end of each period presented; as of December 31, 2022 and as of December 31, 2021, respectively.

	December 31, 2022	December 31, 2021

Shares used in computation of basic earnings per share for the year ended	7,469,000	1,258,000
Total dilutive effect of outstanding stock awards or common stock equivalents	16,864,000	682,000
Shares used in computation of fully diluted earnings per share for the year ended	24,333,000	1,940,000

Net income (loss)	$(7,143,153)	$(6,098,944)
Fully diluted income (loss) per share	$(0.29)	$(3.14)

In periods of losses, diluted loss per share is computed on the same basis as basic loss per share as the inclusion of any other potential shares outstanding would be anti-dilutive.

Income taxes

The Company follows ASC Topic 740 for recording provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expense or benefit is based on the changes in the asset or liability for each period. If available evidence suggests that it is more likely than not that some portion or the entire deferred tax asset will not be realized, a valuation allowance is required to reduce the deferred tax asset to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income tax in the period of change.

F-9

Deferred income tax may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by taxing authorities. As of December 31, 2022 and December 31, 2021, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. For the years ended December 31, 2022 and 2021, respectively, no income tax expense has been recorded.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Warranties

The Company’s safe manufacturing business estimates their exposure to warranty claims based on both current and historical (Champion Entities) product sales data and warranty costs (actual) incurred. The Company assesses the adequacy of its recorded warranty liability quarterly and adjusts the amount as necessary. Warranty liability is included in accrued expenses in the accompanying consolidated balance sheets. We estimate that warranty liability is nominal or negligible based on the quality of products and our excellent customer relationships. Warranty liability is $93,458 as of December 31, 2022. We had no warranty liability as of December 31, 2021.

Business Combinations

The Company accounts for business combinations in accordance with ASC Topic 805, Business Combinations, and as further defined by ASU 2017-01, Business Combinations (Topic 805), which requires the purchase price to be measured at fair value. When the purchase consideration consists entirely of shares of our common stock, the Company calculates the purchase price by determining the fair value, as of the acquisition date, of shares issued in connection with the closing of the acquisition and, if the transaction involves contingent consideration based on achievement of milestones or earn-out events, the probability-weighted fair value, as of the acquisition date, of shares issuable upon the occurrence of future events or conditions pursuant to the terms of the agreement governing the business combination. If the transaction involves such contingent consideration, our calculation of the purchase price involves probability inputs that are highly judgmental due to the inherent unpredictability of drug development, particularly by development-stage companies. The Company recognizes estimated fair values of the tangible assets and intangible assets acquired, including in process research and development (“IPR&D”), and liabilities assumed as of the acquisition date, and we record as goodwill any amount of the purchase price of the tangible and intangible assets acquired and liabilities assumed in excess of the fair value (see Note 8 - Goodwill and Acquisition Of Champion Entities and Note 15 - Pro Forma Condensed Combined Financial Information (Unaudited) for further information in accordance with ASC 805-10-55-37 through ASC 805-10-55-50).

F-10

Right of Use Assets and Lease Liabilities

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). The standard requires lessees to recognize almost all leases on the balance sheet as a Right-of-Use (“ROU”) asset and a lease liability and requires leases to be classified as either an operating or a finance type lease. The standard excludes leases of intangible assets or inventory. The standard became effective for the Company beginning January 1, 2019. The Company adopted ASC 842 using the modified retrospective approach, by applying the new standard to all leases existing at the date of initial application. Results and disclosure requirements for reporting periods beginning after January 1, 2019 are presented under ASC 842, while prior period amounts have not been adjusted and continue to be reported in accordance with our historical accounting under ASC 840. The Company elected the package of practical expedients permitted under the standard, which also allowed the Company to carry forward historical lease classifications. The Company also elected the practical expedient related to treating lease and non-lease components as a single lease component for all equipment leases as well as electing a policy exclusion permitting leases with an original lease term of less than one year to be excluded from the ROU assets and lease liabilities.

Under ASC 842, the Company determines if an arrangement is a lease at inception. ROU assets and liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As most of the Company’s leases do not provide an implicit rate, the Company estimated the incremental borrowing rate in determining the present value of lease payments. The ROU asset also includes any lease payments made prior to commencement and is recorded net of any lease incentives received. The Company’ lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options.

Operating leases are included in operating lease Right-of-Use assets and operating lease liabilities, current and non-current, on the Company’s consolidated balance sheets.

Recent pronouncements

The Company evaluated recent accounting pronouncements through December 31, 2022, and believes that none have a material effect on the Company’s financial statements.

Concentration Risk

In 2022 prior to the closing of the Champion Entities, the Company purchased a substantial portion (over 20%) of inventory from two third-party vendors. With the closing of the Champion Entities, the Company no longer purchases a substantial portion (over 20%) of its inventory from these specific third-party vendors. As of December 31, 2022, the net amount due to these specific third-party vendors (accounts payable and accrued expense) was $0. Similarly, as of December 31, 2021, the net amount due to these specific third-party vendors (accounts payable and accrued expenses) was also $0. The loss of manufacturing vendor relationships could have a material effect on the Company, however the Company believes numerous other suppliers that could be substituted should these specific third-party vendors/suppliers become unavailable or non-competitive.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the growth and acquisition stage and, accordingly, has not yet reached profitability from its operations (which now includes the Champion Entities business). Since inception, the Company has been engaged in financing activities and executing its plan of operations and incurring costs and expenses related to product development, branding, inventory buildup and product launch. As a result, the Company has continued to incur significant net losses for the years ended December 31, 2022 and 2021 amounting to ($7,143,153) and ($6,098,944), respectively. The Company’s accumulated deficit was ($34,112,810) as of December 31, 2022 and ($26,969,657) as of December 31, 2021. The Company’s working capital surplus was $6,678,562 as of December 31, 2022 compared to a working capital deficit of ($4,171,277) as of December 31, 2021. The increase in working capital from December 31, 2021, to December 31, 2022, is due primarily to the Company closing on its registered public offering in February 2022 its July 2022 private investment in public equity (“PIPE”) transaction and its acquisition and integration of the Champion Entities. Until most recently the Company’s activities have been primarily sustained through equity/debt financing and the continued usage of deferral of payments on accounts payable and other expenses.

F-11

The ability of the Company to continue as a going concern is dependent upon its ability to raise capital from the sale of its equity and, ultimately, the achievement of significant operating revenues.

Management believes funding can be secured through the obtaining of loans, as well as future offerings of its preferred and common stock. However, no assurance can be given that the Company will obtain this additional working capital, or if obtained, that such funding will not cause substantial dilution to its existing stockholders. If the Company is unable to secure such additional funds from these sources, it may be forced to change or delay some of its business objectives and efforts. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3- INVENTORY AND DEPOSITS

Inventory and deposits include the following:

	December 31, 2022	December 31, 2021

Inventory - Finished goods	$7,421,696	$685,854
Inventory – Deposits and other	309,684	-
Total Inventory	$7,731,380	$685,854

With the Champion acquisition we will soon eliminate the need to hold inventory with our American Rebel, Inc subsidiary at its facility. We do not believe we have a risk of concentration in our purchasing of inventory materials, sourcing needs or manufacturing. The Champion acquisition added approximately $5,400,000 in inventory on the date of purchase less intercompany deposits of approximately $600,000. We have added approximately $1,600,000 in new inventory purchases over the past 5 months and 3 days, enabling us to take advantage of pricing discounts.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment include the following:

	December 31, 2022	December 31, 2021

Plant, property and equipment	$367,317	$32,261
Vehicles	448,542	277,886
Property and equipment gross	815,859	310,147
Less: Accumulated depreciation	(359,334)	(309,247)
Net property and equipment	$456,525	$900

For the years ended December 31, 2022 and 2021 we recognized $50,087 and $3,643 in depreciation expense, respectively. We depreciate these assets over a period of sixty (60) months which has been deemed their useful life. We recognized 5 months and 3 days of depreciation expense from the assets that we acquired with the Champion acquisition. The Champion acquisition added approximately $400,000 in assets on the date of the purchase.

F-12

NOTE 5 –RELATED PARTY NOTE PAYABLE AND RELATED PARTY TRANSACTIONS

For the year ended December 31, 2016, the Company received loans from its sole officer and director at the time totaling $221,155. Balances outstanding during the year ended December 31, 2021 were paid in full during 2021.

During the year ended December 31, 2016, the Company acquired three vehicles from various related parties and assumed the debt secured by each one of the vehicles. Accordingly, the recorded value for each vehicle is the total debt assumed under each related loan, or a total of $277,886. All of the loans associated with these transactions were paid in full as of December 31, 2022.

Charles A. Ross, Jr. serves as the Company’s Chief Executive Officer and director. Compensation for Mr. Ross was $681,400 and $200,000 plus stock awards of $20,766 and $393,490, respectively for the years ended December 31, 2022 and 2021. Doug E. Grau serves as the Company’s President, Interim Principal Accounting Officer and a director. Compensation for Mr. Grau was $413,381 and $200,000 plus stock awards of $11,182 and $393,490, respectively for the years ended December 31, 2022 and 2021.

NOTE 6 – NOTES PAYABLE – NONRELATED PARTIES

Effective January 1, 2016, the Company acquired three vehicles from various related parties in exchange for the assumption of the liabilities related to those vehicles. The liabilities assumed are as follows at December 31, 2022 and December 31, 2021.

SCHEDULE OF NOTES PAYABLE TO NON-RELATED PARTIES

	December 31, 2022	December 31, 2021

Loan secured by a tour bus, payable in monthly payments of $1,426 including interest at 12% per annum through January 2023 when the remaining balance is payable.	$-	$12,939

Total recorded as current liability	$-	$12,939

Current and long-term portion. Total loan balance was paid in full prior to December 31, 2022.

NOTE 7 – NOTES PAYABLE – WORKING CAPITAL

During the year ending December 31, 2021, the Company and the Company’s wholly-owned operating subsidiary completed the sale of several additional short term notes and extensions of short term notes under similar terms with additional principal amount totaling $2,244,100. The notes were secured by a pledge of certain of the Company’s current inventory and the chief executive officer’s personal guaranty. These short-term working capital notes mature in 30-180 days. In connection with these notes, the Company issued 546,292 shares of its common stock, warrants to purchase 662,713 shares of its common stock. The fair value of these share incentives was calculated to be $1,437,432. The fair value of the share incentive was recorded as a discount to the note payable and the discount was amortized over the term of those agreements to interest expense using the straight-line method that approximates the effective interest method. Interest expense recorded as a result of amortization of discount for the year ended December 31, 2021 was $1,261,695.

During the year ended December 31, 2021, the Company and the Company’s wholly-owned operating subsidiary completed the conversion of short term notes with a face value of $1,713,904 and accrued interest into 96,336 shares of common stock with a fair value of $2,691,940, resulting in a loss on extinguishment of debt of $725,723 recorded in our consolidated statement of operations.

During the year ended December 31, 2022, the Company through one of its wholly-owned operating subsidiaries completed the sale of several short-term notes under similar terms totaling $60,000. The notes are secured by a pledge of certain items of the Company’s current inventory and the chief executive officer’s personal guaranty.

F-13

During the year ended December 31, 2022, the Company and one of its wholly-owned operating subsidiaries repaid $2,541,634 of these short-term notes and completed the conversion of short-term notes with a face value of $1,950,224 and accrued interest into shares of common stock with a fair value of $2,803,632, resulting in a loss on extinguishment of debt of $1,376,756 recorded in our consolidated statement of operations. The conversion of a substantial portion of the outstanding short-term notes payable and accrued interest was accomplished and in conjunction with the Company’s public offering completed in February of 2022.

As of December 31, 2022, and 2021, the outstanding balance due on the working capital notes was $602,643 and $3,879,428, respectively.

NOTE 8 – GOODWILL AND ACQUISITION OF CHAMPION ENTITIES

Goodwill

Goodwill is initially recorded as of the acquisition date, and is measured as any excess of the purchase price over the estimated fair value of the identifiable net assets acquired. Goodwill is not amortized, but rather is subject to impairment testing annually (on the first day of the fourth quarter), or between annual tests whenever events or changes in circumstances indicate that the fair value of a reporting unit may be below its carrying amount. We first perform a qualitative assessment to evaluate goodwill for potential impairment. If based on that assessment it is more likely than not that the fair value of the reporting unit is below its carrying value, a quantitative impairment test is necessary. The quantitative impairment test requires determining the fair value of the reporting unit. We use the income approach, whereby we calculate the fair value based on the present value of estimated future cash flows using a discount rate that approximates our weighted average cost of capital. The process of evaluating the potential impairment of goodwill is subjective and requires significant estimates and assumptions about the future such as sales growth, gross margins, employment costs, capital expenditures, inflation and future economic and market conditions. Actual future results may differ from those estimates. If the carrying value of the reporting unit’s assets and liabilities, including goodwill, exceeds its fair value, impairment is recorded for the excess, not to exceed the total amount of goodwill allocated to the reporting unit.

As of December 31, 2022 and December 31, 2021, we had goodwill of $4,200,000 and none, respectively, presented within other long-term assets in our consolidated balance sheets, primarily related to our 2022 acquisition of Champion Entities. In the 4th quarter of 2022, we performed a qualitative assessment of potential goodwill impairment and determined it was more likely than not that the fair value of our reporting units exceeded its carrying value. Accordingly, no further impairment testing of goodwill was performed, and we did not recognize any goodwill impairment for the 4th quarter or for the year ending December 31, 2022.

The Company will review its goodwill for impairment periodically (based on economic conditions) and more specifically in the 4th quarter of its financial reporting year and determine whether impairment is to be recognized within its consolidated statement of operations. See Note 1, Summary of Significant Accounting Policies, for more information on the impairment testing.

Business Combination Consideration

On June 29, 2022, the Company entered into a stock and membership interest purchase agreement with Champion Safe Co., Inc., Superior Safe, LLC, Safe Guard Security Products, LLC, Champion Safe De Mexico, S.A. de C.V. (the “Champion Entities” or “Champion”) and Mr. Ray Crosby (the “Seller”) (the “Champion Purchase Agreement”), pursuant to which the Company agreed to acquire all of the issued and outstanding capital stock and membership interests of the Champion Entities from the Seller.

The acquisition occurred on July 29, 2022. Under the terms of the Champion Purchase Agreement, the Company paid the Seller (i) cash consideration of approximately $9,150,000, along with (ii) cash deposits in the amount of $350,000, and (iii) reimbursed the Seller for approximately $400,000 of agreed upon acquisitions and equipment purchases completed by the Seller and the Champion Entities since June 30, 2021. In addition to the payments to the Seller, the Company paid costs on behalf of and specifically associated with the acquisition of Champion and its integration into the Company’s operations of $350,000; $200,000 was paid to our investment banker in analyzing the acquisition and purchase of Champion prior to the purchase and subsequent financing in July as well as $150,000 paid to Champion’s independent PCAOB registered accounting firm to conduct their two years of audit and subsequent interim review reports.

F-14

Accounting for the Business Combination

Under the acquisition method of accounting, the acquired tangible and intangible assets and assumed liabilities are recognized based on their estimated fair values as of the business combination closing date. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of December 31, 2022 and have been prepared to illustrate the estimated effect of the business combination (see Note 15 – Pro Forma Condensed Combined Financial Information (Unaudited).

The Company may recognize a deferred tax benefit as a result of the acquisition. Due to the acquisition, a temporary difference between the book and the tax basis for the intangible assets acquired may be created resulting in a deferred tax liability and additional goodwill. No deferred tax benefit was recorded in the combined pro forma financial statements.

The acquisition was accounted for as a business combination in accordance with ASC 805. As such, the total purchase consideration was allocated to the assets acquired and liabilities assumed based on their fair values as of July 29, 2022. The purchase price allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are conducted following the completion of the business combination. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following is the preliminary estimate of the fair value of the assets acquired, liabilities assumed, and ensuing goodwill identified, reconciled to the purchase price transferred:

Cash	$-
Accounts receivable	1,337,130
Inventory	5,229,426
Fixed assets	473,326
Deposits and other assets	53,977
Customer list and other intangibles**	637,515
Accounts payable	(1,609,657)
Accrued expenses and other	(84,297)
Goodwill	4,200,000
Consideration	$10,237,420
Consideration:
Payments of cash direct to Seller	$8,455,177
Debt payments on behalf of Seller - guarantor	1,442,243
Payments to various service providers	340,000
$10,237,420

The Company’s preliminary estimates of fair values of the net assets acquired are based solely on the information that was available at the date of the acquisition, and the Company is continuing to evaluate the underlying inputs and assumptions used in its valuations. Accordingly, these preliminary estimates are subject to change during the measurement period, which is up to one year from the date of the acquisition. (**- Customer list and other intangibles are combined with goodwill at the end of each period and evaluated as to fair value. At December 31, 2022 it was determined that total intangible assets (which includes goodwill) has a fair value of $4.2 million).

NOTE 9 – INCOME TAXES

At December 31, 2022 and December 31, 2021, the Company had a net operating loss carryforward of $34,112,810 and $26,969,657, respectively, which begins to expire in 2034.

F-15

Components of net deferred tax asset, including a valuation allowance, are as follows:

	December 31, 2022	December 31, 2021
Deferred tax asset:
Net operating loss carryforward	$7,163,690	$5,663,628
Total deferred tax asset	7,163,690	5,663,628
Less: Valuation allowance	(7,163,690)	(5,663,628)
Net deferred tax asset	$-	$-

Valuation allowance for deferred tax assets as of December 31, 2022 and December 31, 2021 was $7,163,690 and $5,663,628, respectively. In assessing the recovery of the deferred tax asset, management considers whether it is more likely than not that some portion or the entire deferred tax asset will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not deferred tax assets will not be realized as of December 31, 2022 and December 31, 2021 and recognized 100% valuation allowance for each period.

Reconciliation between statutory rate and the effective tax rate for and as of December 31, 2022 and 2021:

Federal statutory rate	(21.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	21.0%
Effective tax rate	0.0%

NOTE 10 – SHARE CAPITAL

The Company is authorized to issue 600,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of its $0.001 par value preferred stock.

Common and Preferred stock

For the month of January 2021 the following transactions occurred: On January 5, 2021, the Company issued 3,875 shares of common stock of the Company valued at $4.80 per share as an interest payment on an outstanding note payable. On January 12, 2021, the Company received an equity investment of $50,000 to purchase 10,417 shares of the Company’s common stock by subscription agreement at $4.80 per share.

For the month of March 2021 the following transactions occurred: The Company entered into a one-year promissory note dated March 4, 2021 in the amount of $50,000. The Company will pay monthly interest payments at 12% per annum to the holder of the note. As a component of the note we issued 7,500 shares of common stock to the note holder. On March 5, 2021 the Company received an equity investment of $100,000, to purchase 20,833 shares of the Company’s common stock by subscription agreement at $4.80 per share. On March 10, 2021, the Company issued 3,500 shares of common stock to pay interest on an outstanding note. On March 10, 2021, the Company issued 3,875 shares of common stock to pay interest on an outstanding note. On March 10, 2021, the Company issued 3,991 shares of common stock of the Company valued at $4.80 per share as payment for services rendered.

For the month of April 2021 the following transactions occurred: On April 9, 2021, in connection with a $1,000,000 bridge loan, the Company issued Ronald A. Smith, our Chief Operating Officer, a warrant to purchase 25,000 shares of the Company’s common stock at an exercise price of $8.00 per share with a five-year term. On April 9, 2021, the Company entered into two employment agreements with recently appointed officers, whereby it agreed to issue 109,375 shares of common stock to such officers. In addition, the Company entered into amendments to the current employment agreements with its Chief Executive Officer and President, whereby it agreed to issue 100,000 shares of its common stock. On April 20, 2021, the Company issued 1,875 shares of common stock in return for services rendered. On April 22, 2021, the Company entered into a settlement agreement with a current debt holder, whereby the Company agreed to repay the $151,688 balance owing on the note owed with a cash payment of $50,000 and the issuance of 25,000 shares of common stock, with a stated value of $100,688.

F-16

For the month of June 2021 the following transactions occurred: On June 11, 2021, the Company sold 10,000 units at $7 per unit consisting of 10,000 shares of Series B preferred stock and 12,500 three-year warrants to purchase 1 share of common stock per warrant at 8.00 to an accredited investor. On June 14, 2021, the Company sold 5,000 units at $7 per unit consisting of 5,000 shares of Series B preferred stock and 6,250 three-year warrants to purchase 1 share of common stock per warrant at $8.00 to an accredited investor. On June 14, 2021, a holder of various outstanding notes converted outstanding principal and interest to 42,658 units at $7 per unit consisting of 42,658 shares of Series B Preferred Stock and 53,322 three-year warrants to purchase 1 share of common stock per warrant at $8.00. On June 15, 2021, a holder of various outstanding notes converted outstanding principal and interest to 57,143 units at $7 per unit consisting of 57,143 shares of Series B preferred stock and 71,429 three-year warrants to purchase 1 share of common stock per warrant at $8.00. On June 15, 2021, a holder of an outstanding note converted outstanding principal and interest to 75,143 units at $7 per unit consisting of 75,143 shares of Series B preferred stock and 93,929 three-year warrants to purchase 1 share of common stock per warrant at $8.00. On June 18, 2021, the Company sold 28,572 units at $7 per unit consisting of 28,572 shares of Series B preferred stock and 35,715 three-year warrants to purchase 1 share of common stock per warrant at $8.00 to an accredited investor. On June 21, 2021, a holder of an outstanding note converted a portion of outstanding principal to 50,000 units at $7 per unit consisting of 50,000 shares of Series B preferred stock and 62,500 three-year warrants to purchase 1 share of common stock per warrant at $8.00. On June 28, 2021, the Company sold 5,000 units at $7 per unit consisting of 5,000 shares of Series B preferred stock and 6,250 three-year warrants to purchase 1 share of common stock per warrant at $8.00 to an accredited investor. On June 29, 2021, a holder of an outstanding note converted outstanding principal and interest to 16,000 units at $7 per unit consisting of 16,000 shares of Series B preferred stock and 20,000 three-year warrants to purchase 1 share of common stock per warrant at $8.00. On June 29, 2021, a holder of an outstanding note converted outstanding principal and interest to 8,000 units at $7 per unit consisting of 8,000 shares of Series B preferred stock and 10,000 three-year warrants to purchase 1 share of common stock per warrant at $8.00. On June 30, 2021, the Company sold 15,000 units at $7 per unit consisting of 15,000 shares of Series B preferred stock and 18,750 three-year warrants to purchase 1 share of common stock per warrant at $8.00 to an accredited investor. On June 30, 2021, the Company sold 7,143 units at $7 per unit consisting of 7,143 shares of Series B preferred stock and 8,929 three-year warrants to purchase 1 share of common stock per warrant at $8.00 to an accredited investor.

For the month of July 2021 the following transactions occurred: On July 21, 2021, the Company issued 15,250 shares of common stock as interest payments on an outstanding note. On July 22, 2021, the Company issued 16,250 shares of common stock as a component of a note payable. On July 26, 2021, the Company filed a Certificate of Designation and Amendment with the Nevada Secretary of State to increase the number of shares constituting the Series B Convertible preferred stock from 250,000 to 350,000. On July 26, 2021, the Company sold 7,500 units at $7 per unit consisting of 7,500 shares of Series B preferred stock and 9,375 three-year warrants to purchase 1 share of common stock per warrant at $8.00 to an accredited investor by subscription agreement. On July 29, 2021, the Company issued 10,000 shares of common stock as a conversion of Series B preferred stock. On July 30, 2021, pursuant to its 2021 Long-Term Incentive Plan, the Company issued 9,416 shares of common stock to Rocco LaVista, our VP of Business Development, for services.

For the month of August 2021 the following transactions occurred: On August 3, 2021, pursuant to its 2021 Long-Term Incentive Plan, the Company issued 9,416 shares of common stock to Charles A. Ross, Jr., our CEO, for services. On August 4, 2021, pursuant to its 2021 Long-Term Incentive Plan, the Company issued 9,416 shares of common stock to Doug E. Grau, our President, for services. On August 12, 2021, the Company issued 3,875 shares of common stock as an interest payment on an outstanding note. On August 18, 2021, the Company issued 53,322 shares of common stock upon conversion of 42,658 shares of Series B preferred stock.

For the month of September 2021 the following transactions occurred: On September 3, 2021, the Company issued 431 shares of common stock as a component of a note. On September 8, 2021, the Company issued 3,875 shares of common stock as an interest payment on an outstanding note. On September 21, 2021, the Company issued 1,250 shares of common stock as a component of a note. On September 21, 2021, the Company issued 6,250 shares of common stock as a component of a note. On September 30, 2021, the Company issued 1,563 shares of common stock as a component of a note extension. On September 30, 2021, the Company issued 3,750 shares of common stock as an interest payment on an outstanding note. On September 30, 2021, the Company issued 34,492 shares of common stock as an interest payment on outstanding notes.

F-17

For the month of October 2021 the following transactions occurred: On October 25, 2021, the Company issued 13,393 shares of common stock and 13,393 three-year warrants to purchase common stock for $8.00 for an investment of $75,000 by an accredited investor. On October 29, 2021, the Company issued 14,750 shares of common stock as an interest payment on an outstanding note. On October 29, 2021, pursuant to its 2021 Long-Term Incentive Plan, the Company issued 6,250 shares of common stock to a legal consultant of the Company for services. On October 29, 2021, pursuant to its 2021 Long-Term Incentive Plan, the Company issued 6,250 shares of common stock to a financial consultant of the Company for services.

For the month of December 2021 the following transactions occurred: On December 2, 2021, pursuant to its 2021 Long-Term Incentive Plan, the Company issued 6,250 shares of common stock to a consultant of the Company for services. On December 2, 2021, the Company issued 44,125 shares of common stock as interest payments on outstanding notes. On December 2, 2021, the Company issued 18,878 shares of common stock to convert three outstanding notes to equity. On December 2, 2021, the Company issued 23,705 shares of common stock as a conversion of Series B Preferred stock. On December 2, 2021, the Company issued 1,250 shares of common stock in return for services.

For the month of February 2022 the following transactions occurred: On February 3, 2022, multiple Series B Convertible Preferred stockholders converted 201,358 shares of their Series B Convertible preferred stock to 251,698 shares of common stock of the Company. On February 3, 2022, the Company converted two outstanding notes into 186,067 shares of common stock of the Company. On February 10, 2022, the Company received an equity investment of $10,500,000 to purchase 2,530,121 shares of the Company’s common stock through a registered public offering at $4.15 per share.

For the month of July 2022 the following transactions occurred: On July 12, 2022, we entered into a PIPE transaction with Armistice Capital Master Fund Ltd. for the purchase and sale of $12,887,976.31 of securities, consisting of (i) 509,311 shares of common stock at $1.11 per share, (ii) prefunded warrants (the “Prefunded Warrants”) that are exercisable into 11,202,401 shares of common stock (the “Prefunded Warrant Shares”) at $1.10 per Prefunded Warrant, and (iii) immediately exercisable warrants to purchase up to 23,423,424 shares of common stock at an initial exercise price of $0.86 per share and will expire five years from the date of issuance.

For the month of August 2022 the following transactions occurred: On August 22, 2022, 100,000 shares of common stock were issued in return for services as a component of a February 2022 services agreement. During the month of August 2022, Armistice Capital Master Fund Ltd. exercised 440,441 Prefunded Warrants. Along with the exercise notice and payment of $4,404.41, 440,441 shares of common stock were issued.

For the month of September 2022 the following transactions occurred: During the month of September 2022, Armistice Capital Master Fund Ltd. exercised 2,682,960 Prefunded Warrants. Along with several exercise notices and payments totaling $26,829.60, 2,682,960 shares of common stock were issued.

For the month of October 2022 the following transactions occurred: During the month of October 2022, Armistice Capital Master Fund Ltd. exercised 8,079,000 Prefunded Warrants. Along with several exercise notices and payments totaling $80,790.00, 8,079,000 shares of common stock were issued.

For the month of November 2022 the following transactions occurred: During the month of November 2022, Calvary Fund exercised 377,484 prefunded warrants. Along with an exercise notice and payment totaling $3,774.84, 377,484 shares of common stock were issued.

At December 31, 2022 and December 31, 2021, there were 16,930,517 and 1,597,370 shares of common stock issued and outstanding, respectively; and 75,143 and 276,501 shares of Series B preferred stock issued and outstanding, respectively, and 100,000 and 100,000 shares of its Series C preferred stock issued and outstanding, respectively.

F-18

NOTE 11 – WARRANTS AND OPTIONS

In April 2021, the Company issued five-year warrants to purchase 25,000 shares of the Company’s common stock at $8.00 per share in connection with short term financing. In July 2021, the Company issued three-year warrants to purchase 23,705 shares of the Company’s common stock at $8.00 per share in connection with conversion of short-term debt to Preferred and common stock. In August 2021, the Company issued three-year warrants to purchase 9,375 shares of the Company’s common stock at $8.00 per share in connection with conversion of short-term debt to Preferred and common stock. In September 2021, the Company issued five-year warrants to purchase 191,667 shares of the Company’s common stock at $8.00 per share in connection with short term financing. In October 2021, the Company issued three-year warrants to purchase 13,393 shares of the Company’s common stock at $8.00 per share in connection with sale of common stock.

On July 12, 2022, we entered into a PIPE transaction with Armistice Capital Master Fund Ltd. for the purchase and sale of $12,887,976.31 of securities, consisting of (i) 509,311 shares of common stock at $1.11 per share, (ii) prefunded warrants (the “Prefunded Warrants”) that are exercisable into 11,202,401 shares of common stock (the “Prefunded Warrant Shares”) at $1.10 per Prefunded Warrant, and (iii) immediately exercisable warrants to purchase up to 23,423,424 shares of common stock with an exercise price of $0.86 per warrant and will expire five years from the date of issuance.

As of December 31, 2022, there were no Prefunded Warrants issued and outstanding with respect to the July PIPE transaction. The Prefunded Warrants were purchased in their entirety by the holders of the warrants for $1.10 per warrant. The Prefunded Warrants require the payment of an additional $0.01 per warrant and the written notice of exercise to the Company to convert the Prefunded Warrant into one share of common stock of the Company. During the period from July 12, 2022 through December 31, 2022, the Company received notice on 11,202,401 Prefunded Warrants converting into 11,202,401 shares of common stock.

Calvary Fund exercised all of their prefunded warrants by November 30, 2022.

Along with the Prefunded Warrants the PIPE investors were issued immediately exercisable warrants to purchase up to 23,423,424 shares of the Company’s common stock with an exercise price of $0.86 per share expiring five years from the date of issuance, or July 11, 2027. Each Prefunded Warrant and share of common stock issued in the PIPE transaction received two warrants that were exercisable at $0.86 per share with a five-year expiry. None of these warrants have been exercised by the holders

As of December 31, 2022, there were 27,411,385 warrants issued and outstanding to acquire additional shares of common stock. As of December 31, 2021, there were 701,776 warrants issued and outstanding to acquire additional shares of common stock.

The Company evaluates outstanding warrants as derivative liabilities and will recognize any changes in the fair value through earnings. The Company determined that the Warrants have an immaterial fair value at December 31, 2022. The warrants do not trade in a highly active securities market, and as such, the Company estimated the fair value of these common stock equivalents using Black-Scholes and the following assumptions:

Expected volatility was based primarily on historical volatility. Historical volatility was computed using daily pricing observations for recent periods. The Company believes this method produced an estimate that was representative of the Company’s expectations of future volatility over the expected term which due to their maturity period as expiry, it was three years. The Company had no reason to believe future volatility over the expected remaining life of these common stock equivalents was likely to differ materially from historical volatility. Expected life was based on three years due to the expiry of maturity. The risk-free rate was based on the U.S. Treasury rate that corresponded to the expected term of the common stock equivalents.

	December 31, 2022	December 31, 2021

Stock Price	$0.19	$5.68
Exercise Price	$0.86	$8.00
Term (expected in years)	4.5	3.2
Volatility	38.14%	203.44%
Annual Rate of Dividends	0.0%	0.0%
Risk-Free Rate	4.69%	1.52%

F-19

Stock Purchase Warrants

The following table summarizes all warrant activity for the years ended December 31, 2022 and 2021.

	Shares	Weighted- Average Exercise Price Per Share	Remaining term	Intrinsic value

Outstanding and Exercisable at December 31, 2020	43,688	$20.80	3.48 years	-
Granted	662,713	$8.00	2.95 years	-
Exercised	-	-	-	-
Expired	(4,625)	-	-	-
Outstanding and Exercisable at December 31, 2021	701,776	$8.80	2.95 years	-
Granted	2,909,639	$5.1875	5.00 years	-
Granted in Debt Conversion	377,484	$5.1875	5.00 years
Granted Prefunded Warrants	11,579,885	$0.01	5.00 years
Granted in PIPE transaction	23,423,424	$0.86	5.00 years
Exercised	(11,579,885)	$0.01	-	-
Expired	(938)	-	-	-
Outstanding and Exercisable at December 31, 2022	27,411,385	$1.22	4.50 years	-

NOTE 12 – LEASES AND LEASED PREMISES

Rental Payments under Non-cancellable Operating Leases and Equipment Leases

The Company through its purchase of Champion acquired several long term (more than month-to-month) leases for two manufacturing facilities, three office spaces, five distribution centers and five retail spaces. Four of its distribution centers also have retail operations for which it leases facilities. Lease terms on the various spaces expiry from a month-to-month lease (30 days) to a long-term lease expiring in March of 2027.

Rent expense for operating leases totaled approximately $502,421 and $179,589 for the years ended December 31, 2022, and 2021, respectively.

The Company does not have any equipment leases whereby we finance this equipment needed for operations at competitive finance rates. New equipment to be financed in the near term, if necessary, may not be obtainable at competitive pricing with increasing interest rates.

Rental equipment expense for finance leases totaled approximately none and none for the years ended December 31, 2022, and 2021, respectively.

F-20

Right of Use Assets and Lease Liabilities

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The standard requires lessees to recognize almost all leases on the balance sheet as a Right-of-Use (“ROU”) asset and a lease liability and requires leases to be classified as either an operating or a finance type lease. The standard excludes leases of intangible assets or inventory. The standard became effective for the Company beginning January 1, 2019. The Company adopted ASC 842 using the modified retrospective approach, by applying the new standard to all leases existing at the date of initial application. Results and disclosure requirements for reporting periods beginning after January 1, 2019, are presented under ASC 842, while prior period amounts have not been adjusted and continue to be reported in accordance with our historical accounting under ASC 840. The Company elected the package of practical expedients permitted under the standard, which also allowed the Company to carry forward historical lease classifications. The Company also elected the practical expedient related to treating lease and non-lease components as a single lease component for all equipment leases as well as electing a policy exclusion permitting leases with an original lease term of less than one year to be excluded from the ROU assets and lease liabilities.

Under ASC 842, the Company determines if an arrangement is a lease at inception. ROU assets and liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As most of the Company’s leases do not provide an implicit rate, the Company estimated the incremental borrowing rate in determining the present value of lease payments. The ROU asset also includes any lease payments made prior to commencement and is recorded net of any lease incentives received. The Company’ lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options.

On January 1, 2019, the Company adopted ASC 842 which increases transparency and comparability by recognizing a lessee’s rights and obligations resulting from leases by recording them on the balance sheet as lease assets and lease liabilities. ASC 842 requires the recognition of the right-of-use (“ROU”) assets and related operating and finance lease liabilities on the balance sheet. The Company adopted the new guidance using the modified retrospective approach with a cumulative-effect adjustment recorded on January 1, 2019.

The adoption of ASC 842 resulted in the recognition of ROU assets of $none and lease liabilities for operating leases of $none on the Company’s consolidated balance sheet as of January 1, 2019, with no material impact to its consolidated statements of operations. The difference between the ROU assets and the operating lease liability represents the reclassification of (i) deferred rent balances, resulting from the historical operating leases, and (ii) certain accrued restructuring liabilities. The Company’s accounting for finance leases remained substantially unchanged from its accounting for capital leases in prior periods.

The Company elected the package of practical expedients permitted within the standard, which allow an entity to forgo reassessing (i) whether a contract contains a lease, (ii) classification of leases, and (iii) whether capitalized costs associated with a lease meet the definition of initial direct costs. Also, the Company elected the expedient allowing an entity to use hindsight to determine the lease term and impairment of ROU assets and the expedient related to land easements which allows the Company not to retrospectively treat land easements as leases; however, the Company must apply lease accounting prospectively to land easements if they meet the definition of a lease.

For contracts entered into on or after the effective date, at the inception of a contract the Company will assess whether the contract is, or contains, a lease. The Company’s assessment is based on: (i) whether the contract involves the use of a distinct identified asset, (ii) whether the Company obtained the right to substantially all the economic benefit from the use of the asset throughout the period, and (iii) whether the Company has the right to direct the use of the asset. Leases entered into prior to January 1, 2019, are accounted for under ASC 840 and were not reassessed for classification.

For operating leases, the lease liability is initially and subsequently measured at the present value of the unpaid lease payments. For finance leases, the lease liability is initially measured in the same manner and date as for operating leases, and is subsequently measured at amortized cost using the effective interest method. The Company generally uses its incremental borrowing rate as the discount rate for leases, unless an interest rate is implicitly stated in the lease. The lease term for all of the Company’s leases includes the noncancellable period of the lease plus any additional periods covered by either a Company option to extend the lease that the Company is reasonably certain to exercise, or an option to extend the lease controlled by the lessor. All ROU assets are reviewed for impairment.

F-21

Lease expense for operating leases consists of the lease payments plus any initial direct costs, net of lease incentives, and is recognized on a straight-line basis over the lease term. Lease expense for finance leases consists of the amortization of the asset on a straight-line basis over the earlier of the lease term or its useful life and interest expense determined on an amortized cost basis. The lease payments are allocated between a reduction of the lease liability and interest expense.

The Company’s operating leases are comprised primarily of a facility lease and we have no finance leases for our vehicles or equipment.

Balance sheet information related to our leases is presented below:

SCHEDULE OF BALANCE SHEET INFORMATION RELATED TO LEASES

		December 31,
	Balance Sheet location	2022	2021
Operating leases:
Right-of-use lease assets	Right-of-use operating lease assets	$1,977,329	$-
Right-of-use lease liability, current	Other current liabilities	992,496	-
Right-of-use lease liability, long-term	Right-of-use operating lease liability	984,833	-

Finance leases:
Right-of-use lease assets	Property, plant and equipment	-	-
Right-of-use lease liability, current	Current portion of long-term debt	-	-
Right-of-use lease liability, long-term	Long-term debt	-	-

The following provides details of the Company’s lease expense:

	Years Ended December 31,
	2022	2021
Operating lease expense, net	$502,421	$-
Finance lease expense:
Amortization of assets	-	-
Interest on lease liabilities	-	-
Total finance lease expense	-	-
Operating lease expense, net	$502,421	$-

Other information related to leases is presented below:

SCHEDULE OF OTHER INFORMATION RELATED TO LEASES

	2022		2021
Right-of-use assets acquired in exchange for operating lease obligations	$1,977,329		$-
Cash Paid For Amounts Included In Measurement of Liabilities:
Operating cash flows from finance leases	-		-
Operating cash flows from operating leases	1,038,647		-
Weighted Average Remaining Lease Term:
Operating leases	3.0 years		0.0 years
Finance leases	0.0 years		0.0 years
Weighted Average Discount Rate:
Operating leases	5.00%		5.00%
Finance leases	n/a	%	n/a	%

F-22

The minimum future annual payments under non-cancellable leases during the next five years and thereafter, at rates now in force, are as follows:

	Finance leases	Operating leases
2023	$-	$1,106,358
2024	-	688,526
2025	-	163,794
2026	-	62,792
2027	-	3,733
Thereafter	-	-
Total future minimum lease payments, undiscounted	-	2,025,203
Less: Imputed interest	(-)	(104,664)
Present value of future minimum lease payments	$-	$1,920,539

Rent costs totaled approximately $502,421 and $179,589 for years ended December 31, 2022 and 2021, respectively.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings

During the years ended December 31, 2022 and December 31, 2021, various claims and lawsuits, incidental to the ordinary course of our business, may be brought against the Company. In the opinion of management, after consultation with legal counsel, resolution of any of these matters is not expected to have a material effect on the Company’s consolidated financial statements.

Contractual Obligations

The Company does not believe there are any off-balance sheet arrangements that have, or are reasonably likely to have, a material effect on the Company. As of December 31, 2022 and December 31, 2021 there was approximately none and none, respectively, in outstanding letters of credit issued in the normal course of business. These letters of credit would reduce our available borrowings, if we had any. The Company subsequent to year end entered into a line of credit with a major financial institution (see Note – 14 - Subsequent Events).

Executive Employment Agreements and Independent Contractor Agreements

The Company has written employment agreements with its Chief Executive Officer and various other executive officers. All payments made to its executive officers and other service providers are analyzed and determined by the board of directors compensation committee; some payments made to independent contractors (or officer payments as non-employee compensation) may be subject to backup withholding or the general withholding of payroll taxes which may make the Company responsible for the withholding of those taxes. Certain service providers are responsible for their own withholding and payment of taxes. Certain state taxing authorities may otherwise disagree with that analysis.

NOTE 14 – SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of December 31, 2022 through the date the financial statements were issued and determined that there were the following subsequent events.

On February 10, 2023, our wholly-owned subsidiary Champion Safe Company secured a line of credit with Bank of America which provides up to $2,000,000 in additional funding secured by Champion Safe Company’s inventory and account receivables.

F-23

NOTE 15 – PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (UNAUDITED)

Introduction

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations based upon the combined historical financial statements of American Rebel Holdings, Inc. (the “Company”) and Champion Safe Co., Inc., Superior Safe, LLC, Safe Guard Security Products, LLC, Champion Safe De Mexico, S.A. de C.V. (collectively “Champion Entities”), after giving effect to the consummation of the transaction completed on July 29, 2022 (as disclosed on Current Report Form 8-K, dated August 4, 2022), by and among the Company and Champion Entities, and the related adjustments described in the accompanying notes. The transaction is accounted for under the acquisition method of accounting, which requires determination of the accounting acquirer.

The Company is considered to be the acquirer of Champion Entities for accounting purposes and will allocate the purchase price to the fair value of Champion Entities’ assets and liabilities as of the acquisition date, with any excess purchase price recorded as goodwill.

The unaudited pro forma condensed combined balance sheet data as of December 31, 2022, gives effect to the transaction as if it occurred on that date for which it is reported on, which incidentally the Company acquired Champion Entities on July 29, 2022. The unaudited pro forma condensed combined statement of operations for the years ended December 31, 2021 and 2022, gives effect to the transaction as if it had occurred on January 1, 2021, more than one full calendar year prior to the actual acquisition date of July 29, 2022.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in FASB ASC Topic 805 and reflect the preliminary allocation of the estimated merger consideration to the acquired assets and liabilities assumed based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The Company’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma condensed combined financial information, the Company allocated the estimated purchase price using its best estimates of fair value. The allocation is dependent upon certain valuation and other analyses that are not yet final. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price allocation. The unaudited pro forma condensed combined financial information also does not give effect to the dilution or costs of financing associated with the transaction, potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects that result directly from the transaction as described in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with both the Company’s and Champion Entities’ unaudited historical condensed consolidated financial statements as of December 31, 2022, (which includes the Champion Entities activities as of the acquisition date and financial activity through the end of the 2022 calendar year) and the audited historical consolidated financial statements as of and for the year ended December 31, 2021.

F-24

AMERICAN REBEL HOLDINGS, INC.

UNAUDITED COMBINED CONSOLIDATED BALANCE SHEETS

	American Rebel Holdings, Inc	Champion Acquisition	Purchase Transaction Accounting	Financing Transaction Accounting	Pro Forma
	Historical	Historical	Adjustments	Adjustments	Combined
	31-Dec-22	31-Dec-22	31-Dec-22	31-Dec-22	31-Dec-22
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$85,339	$271,415	$-	$-	$356,754
Accounts receivable	496,898	1,116,591	(2,529)	-	1,619,960
Prepaid expense	178,559	28,493	-	-	207,052
Inventory	943,854	6,477,842	-	-	7,421,696
Inventory deposits and other	943,977	-	(943,977)	-	-
Total Current Assets	2,648,627	7,894,341	(946,506)	-	9,596,462

Property and Equipment, net	13,196	443,329	-	-	456,525

OTHER ASSETS:
Goodwill and Purchase Consideration	10,247,420	243,899	(5,674,420)	327,000	4,900,000
			(243,899)
Right of use - Assets	-	-	-	-	-
Lease deposits	4,750	13,282	-	-	18,032
	10,252,170	257,181	(5,918,319)	327,000	4,705,703

TOTAL ASSETS	$12,913,993	$8,594,851	$(6,864,825)	$327,000	$14,971,019

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expense	793,525	1,730,026	-	-	2,523,551
Accrued interest	103,919	-	-	-	103,919
Loan – officer - related party	-	-	-	-	-
Loan – working capital	602,643	600,000	(600,000)	-	602,643
Loans - nonrelated parties	-	-	-	-	-
Total Current Liabilities	1,500,087	2,330,026	(600,000)	-	3,230,113

Right of use - Liabilities	-	-	-	-	-
TOTAL LIABILITIES	1,500,087	2,330,026	(600,000)	-	3,230,113

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, Class A	100	-	-	-	100
Preferred stock, Class B	75	-	-	-	75

Common stock,	16,929	-	-	-	16,929
Additional paid in capital	45,448,824	6,264,825	(6,264,825)	-	45,448,824
Accumulated deficit	(34,052,022)	-	-	327,000	(33,725,022)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	11,413,906	6,264,825	(6,264,825)	327,000	11,740,906

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$12,913,993	$8,594,851	$(6,864,825)	$327,000	$14,863,359

F-25

AMERICAN REBEL HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS

	American Rebel Holdings, Inc	Champion Safe Et Al Company	Purchase Transaction Accounting	Financing Transaction Accounting	Pro Forma
	Historical	Historical	Adjustments	Adjustments	Combined
	31-Dec-21	31-Dec-21	31-Dec-21	31-Dec-21	31-Dec-21
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$986,826	$18,304,859	$-	$(600,000)	$18,691,685
Cost of goods sold	812,130	14,354,863	-	(600,000)	14,566,993
Gross margin	174,696	3,949,996	-	-	4,124,692

Expenses:
Consulting – business development	2,012,803	1,838,947	-	-	3,851,750
Product development costs	330,353	24,558	-	-	354,911
Marketing and brand development costs	171,030	828,890	-	-	999,920
Administrative and other	968,306	518,705	-	-	1,487,011
Depreciation expense	3,643	24,919	-	-	28,562
Operating expenses	3,486,135	3,236,019	-	-	6,722,154
Operating income (loss)	(3,311,439)	713,977	-	-	(2,597,462)

Other Income (Expense)
Interest expense	(2,061,782)	(77,752)	-	1,800,000	(339,534)
Interest Income	-	305			305
Payroll Protection Loan Forgiven	-	625,064		-	625,064
Gain (Loss) on extinguishment of debt	(725,723)	-	-	725,723	-
Net income (loss) before income tax provision	(6,098,944)	1,261,594	-	2,525,723	(2,311,627)
Provision for income tax	-	-	-	-	-
Net income (loss)	$(6,098,944)	$1,261,594	$-	$2,525,723	$(2,311,627)
Basic and diluted income (loss) per share	$(1.92)	$-	$-	$-	$(0.73)
Weighted average common shares outstanding - basic and diluted	3,169,000	-	-	-	3,169,000

F-26

AMERICAN REBEL HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS

	American Rebel Holdings, Inc	Champion Acquisition	Purchase Transaction Accounting	Financing Transaction Accounting	Pro Forma
	Historical	Historical	Adjustments	Adjustments	Combined
	31-Dec-22	31-Dec-22	31-Dec-22	31-Dec-22	31-Dec-22
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$1,018,363	$17,909,282	$-	$(301,762)	$18,625,883
Cost of goods sold	776,063	13,569,736	-	(549,629)	13,796,170
Gross margin	242,300	4,339,546	-	247,867	4,829,713

Expenses:
Consulting/payroll and other payroll	1,016,212	2,083,574	-	-	3,099,786
Product development costs	746,871	44,408	-	-	791,279
Marketing and brand development costs	487,624	30,442	-	-	518,066
Administrative and other	3,002,418	1,685,052	-	(79,133)	4,608,337
Depreciation expense	1,355	54,014	-	-	55,369
Operating expenses	5,254,480	3,897,490	-	(79,133)	9,072,837
Operating income (loss)	(5,012,180)	442,056	-	327,000	(4,243,124)

Other Income (Expense)
Interest expense	(699,149)	(59,950)	-	-	(759,099)
Interest income	4,892	6,926	-	-	11,818
Gain/loss on sale of assets	-	1,995	-	-	1,995
Gain (Loss) on extinguishment of debt	(1,376,756)	-	-	-	(1,376,756)
Net income (loss) before income tax provision	(7,083,193)	391,027	-	327,000	(6,365,166)
Provision for income tax	-	-	-	-	-
Net income (loss)	$(7,083,193)	$391,027	$-	$327,000	$(6,365,166)
Basic and diluted income (loss) per share	$(0.95)	$-	$-	$-	$(0.85)
Weighted average common shares outstanding - basic and diluted	7,469,000	-	-	-	7,469,000

Basis of Presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the transaction and certain other adjustments. The final determination of the purchase price allocation was based on the fair values of assets acquired and liabilities assumed as of the date the transaction closed, which was July 29, 2022.

The Company’s and Champion Entities’ historical results reflect the audited condensed statements of operations for the twelve months ended December 31, 2022, and December 31, 2021, and the audited condensed balance sheet as of December 31, 2022.

F-27

Description of Transaction

On June 29, 2022, the Company entered into and executed a stock and membership interest purchase agreement with Champion Safe Co., Inc., Superior Safe, LLC, Safe Guard Security Products, LLC, Champion Safe De Mexico, S.A. de C.V. (the “Champion Entities”) and Mr. Ray Crosby (“Seller”) (the “Champion Purchase Agreement”), pursuant to which the Company acquired all of the issued and outstanding capital stock and membership interests of Champion Entities from the Seller.

Under the terms of the Champion Purchase Agreement, the Company paid the Seller (i) cash consideration of approximately $9,150,000, along with (ii) previously provided cash deposits in the amount of $350,000, and (iii) reimbursed Seller for approximately $397,000 of agreed upon acquisitions and equipment purchases which were completed by the Seller through Champion Entities since June 30, 2021. Of total cash consideration paid to the Seller, the Seller commensurate with the closing retired a line of credit held by Champion Entities of approximately $1,442,000 and approximately $291,000 in related party loans due to the Seller by Champion Entities. All were recorded on Champion Entities books and recorded prior to July 29, 2022, the closing date.

Reclassification Adjustments

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those as set out in the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2022, and for the fiscal year ended December 31, 2021. With the information currently available, the Company determined that no significant adjustments are necessary to conform Champion Entities’ consolidated financial statements to the accounting policies used by the Company. The Company determined that the Right-to-Use assets and liabilities of the Champion Acquisition provided a net, net effect of zero to its financial presentation and condition, therefore leaving out of the unaudited pro forma condensed combined financial information as of December 31, 2022.

The reclassification adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available, reasonable, and reflective of any adjustments necessary to report the Company’s financial condition and results of operations as if the acquisition were completed in the presentation.

The combined company finalized the review of all accounting policies and reclassifications, which were not deemed to be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein. The reclassification adjustments for proforma presentation currently identified are as follows:

Transaction Consideration

Total transaction consideration was approximately $9,900,000 as determined through the actual purchase price of $9,897,420 as described above in Note 2 to this unaudited pro forma condensed combined financial information.

The following table summarizes the consideration transferred as a result of the combination.

Deposits paid with contract	$350,000
Cash payment due at closing	9,150,000
Reimbursement for equipment purchased since June 30, 2021	400,000
Transaction Consideration	$9,900,000

Total additional costs directly attributed to the purchase of the Champion Entities was and additional $340,000 as determined through various expenditures or costs that the Company incurred in completing the transaction with the Champion Entities. Those costs were approximately $200,000 paid to the Company’s investment banker for its services on the acquisition as well as approximately $150,000 in fees paid to the auditors of Champion Entities which so happen to be the Company’s auditor.

F-28

Allocation of Consideration

Under the acquisition method of accounting, the identifiable assets acquired, and liabilities assumed of Champion Entities are recognized and measured at fair value as of the closing date of the combination and added to those of the Company. The determination of fair value used in the transaction-related adjustments presented herein are based on management estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the effect of the acquisition. The Company used the assistance of outside professionals and valuation experts to determine if there should be any impairment charges or other to these estimated numbers as of December 31, 2022. Final allocation of consideration, upon completion of the acquisition, was based on Champion’s assets acquired and liabilities assumed as of the acquisition date, July 29, 2022.

The following table sets forth an allocation of the approximate consideration plus additional costs to acquire the identifiable tangible and intangible assets acquired and liabilities assumed of Champion Entities based on Champion Entities’ unaudited consolidated balance sheet as of December 31, 2022, with the estimated excess recorded to goodwill:

Total assets (approximate)	$7,070,000
Total liabilities (approximate)	1,730,000
Net acquired tangible assets	5,340,000
Goodwill and other intangible assets	4,900,000
Allocation of the Estimated Transaction Consideration	$10,240,000

Pro Forma Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

a.	To record estimated working capital financing (of which there was none required) in addition to Transaction Consideration, as of December 31, 2022.

	American Rebel Holdings, Inc.	Champion Entities		Total
Additional working capital	$-	$-		$-
Additional paid in capital	-	-		-
Pro forma net adjustment	$-		$		$-

Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

b.	To adjust Revenue and Cost of Goods Sold for estimated transactions between companies:

	Year Ended December 31, 2022	Year Ended December 31, 2021
Revenue	$(300,000)	$(600,000)
Cost of Goods Sold	(550,000)	(600,000)
General and Administrative Costs	80,000	-
Pro forma net adjustment	$(330,000)	$-

c.	To adjust interest expense and loss on extinguishment of debt based upon debt obligations eliminated by working capital financing (of which there is none required) in connection with the acquisition:

	Year Ended December 31, 2022	Year Ended December 31, 2021
Interest expense	$-	$(1,800,000)
Loss on extinguishment of debt	-	(725,000)
Pro forma net adjustment	$-	$(2,525,000)

F-29

Interim Condensed Consolidated Financial Statements (unaudited)

AMERICAN REBEL HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022
		(audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,733,253	$356,754
Accounts receivable	1,982,483	1,613,489
Prepaid expense	160,295	207,052
Inventory	8,563,465	7,421,696
Inventory deposits	310,587	309,684
Total Current Assets	13,750,083	9,908,675

Property and Equipment, net	402,157	456,525

OTHER ASSETS:
Lease deposits	29,120	18,032
Right-of-use lease assets	1,487,271	1,977,329
Goodwill	4,200,000	4,200,000
Total Other Assets	5,716,391	6,195,361

TOTAL ASSETS	$19,868,630	$16,560,561

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and other accrued expense	$2,288,920	$2,523,551
Accrued interest	103,919	103,919
Loan – Officer – related party	146,000	-
Loans – Working capital	1,482,449	602,643
Line of credit	1,359,683	-
Right-of-use lease liabilities, current	965,529	992,496
Total Current Liabilities	6,346,500	4,222,609

Right-of-use lease liabilities, long-term	521,742	984,833

TOTAL LIABILITIES	6,868,242	5,207,442

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 175,000, and 175,000 issued and outstanding, respectively at June 30, 2023 and December 31, 2022
Series C Preferred Shares	100	100
Series B Preferred Shares	75	75

Common Stock, $0.001 par value; 600,000,000 shares authorized; 748,720 and 677,221 issued and outstanding, respectively at June 30, 2023 and December 31, 2022	749	677
Additional paid in capital	47,929,533	45,465,077
Accumulated deficit	(34,930,069)	(34,112,810)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	13,000,388	11,353,119

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$19,868,630	$16,560,561

See Notes to Financial Statements.

F-30

AMERICAN REBEL HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended June 30, 2023	For the three months ended June 30, 2022
Revenue	$3,670,571	$338,706
Cost of goods sold	2,982,688	241,078
Gross margin	687,883	97,628

Expenses:
Consulting/payroll and other costs	931,505	246,407
Rental expense, warehousing, outlet expense	275,474	-
Product development costs	-	113,190
Marketing and brand development costs	172,617	149,249
Administrative and other	833,851	1,172,418
Depreciation and amortization expense	25,275	455
	2,238,722	1,681,719
Operating income (loss)	(1,550,839)	(1,584,091)

Other Income (Expense)
Interest expense, net	(148,437)	(18,001)
Employee retention credit funds, net of costs to collect	1,107,672	-
Gain/(loss) on sale of equipment	1,400	-
Net income (loss) before income tax provision	(590,204)	(1,602,092)
Provision for income tax	-	-
Net income (loss)	$(590,204)	$(1,602,092)
Basic and diluted income (loss) per share	$(0.87)	$(20.75)
Weighted average common shares outstanding - basic and diluted	679,000	126,760

See Notes to Financial Statements.

F-31

AMERICAN REBEL HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the six months ended June 30, 2023	For the six months ended June 30, 2022
Revenue	$8,072,670	$492,786
Cost of goods sold	5,774,014	337,797
Gross margin	2,298,656	154,989

Expenses:
Consulting/payroll and other costs	1,876,104	709,396
Rental expense, warehousing, outlet expense	502,134	-
Product development costs	16,495	146,463
Marketing and brand development costs	425,342	230,219
Administrative and other	1,195,000	1,610,723
Depreciation and amortization expense	54,365	1,355
	4,069,440	2,698,156
Operating income (loss)	(1,770,784)	(2,543,167)

Other Income (Expense)
Interest expense, net	(155,547)	(310,406)
Employee retention credit funds, net of costs to collect	1,107,672	-
Gain/(loss) on sale of equipment	1,400	-
Gain/(loss) on extinguishment of debt	-	(1,376,756)
Net income (loss) before income tax provision	(817,259)	(4,230,329)
Provision for income tax	-	-
Net income (loss)	$(817,259)	$(4,230,329)
Basic and diluted income (loss) per share	$(1.21)	$(33.37)
Weighted average common shares outstanding - basic and diluted	678,000	126,760

See Notes to Financial Statements.

F-32

AMERICAN REBEL HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY/(DEFICIT)

	Common Stock	Common Stock Amount	Preferred Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total

Balance – December 31, 2021	63,895	$64	$377	$22,798,839	$(26,969,657)	$(4,170,337)

Sale of common stock, net	106,345	106	-	9,038,350	-	9,038,456
Common stock issued as compensation	9,345	9	-	969,526	-	969,535
Preferred stock converted into common stock	10,068	10	(202)	192	-	-
Conversion of debt into warrants	-	-	-	1,566,559	-	1,566,559
Net loss for the six months ending June 30, 2022	-	-	-	-	(4,230,329)	(4,230,329)

Balance – June 30, 2022	189,653	$189	$175	$34,373,466	$(31,199,986)	$3,173,844

Balance – December 31, 2022	677,221	$677	$175	$45,465,077	$(34,112,810)	$11,353,119

Sale of common stock	71,499	72	-	312,380	-	312,452
Sale of 615,000 pre-funded common stock warrants $4.36 per share, exercise price of $0.01	-	-	-	2,681,400	-	2,681,400
Prefunded common stock warrant offering costs and fees	-	-	-	(529,324)	-	(529,324)
Effect o reverse stock split round lot shares of 2,093,591	2,093,591	2,094	-	(2,094)	-	-
Post quarter effectuation	(2,093,591)	(2,094)	-	2,094	-	-
Net loss for the six months ending June 30, 2023	-	-	-	-	(817,259)	(817,259)

Balance – June 30, 2023	748,720	$749	$175	$47,929,533	$(34,930,069)	$13,000,388

See Notes to Financial Statements.

F-33

AMERICAN REBEL HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the six months ended June 30, 2023	For the six months ended June 30, 2022

CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)	$(817,259)	$(4,230,329)
Depreciation and amortization	54,365	1,355
Gain on sale of equipment	(1,400)	-
Compensation paid through issuance of common stock	-	969,535
Amortization of loan discount	-	1,000,457
Adjustments to reconcile net loss to cash (used in) operating activities:
Accounts receivable	(368,993)	(172,307)
Prepaid expenses	46,756	(469,295)
Inventory	(1,142,671)	(140,639)
Inventory deposits and other	(11,087)	(224,894)
Accounts payable and accrued expense	(234,630)	(637,706)
Net Cash (Used in) Operating Activities	(2,474,919)	(3,903,823)

CASH FLOW FROM INVESTING ACTIVITIES:
Disposition/(purchase) of fixed assets	1,402	(13,651)
Net Cash Provided by/(Used in) Investing Activities	1,402	(13,651)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock and prefunded warrants, net of offering costs paid of $529,324 and $1,461,544, respectively	2,464,528	9,038,456
Proceeds from line of credit	1,700,000	-
Proceeds (repayments) of loans – officer - related party	146,000	(81,506)
Principal payments on line of credit, net	(340,317)	-
Proceeds from working capital loan	1,000,000	-
Principal payments on working capital loan – recent	(117,800)	-
Proceeds from working capital loan – pre-existing lender	-	60,000
Principal payments on working capital loan - pre-existing lender	(2,395)	-
Principal payment on loans – nonrelated parties	-	(2,607,108)
Net Cash Provided by Financing Activities	4,850,016	6,409,842

CHANGE IN CASH	2,376,499	2,492,368

CASH AT BEGINNING OF PERIOD	356,754	17,607

CASH AT END OF PERIOD	$2,733,253	$2,509,975

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$156,252	$206,607
Income taxes	$-	$-

Non-cash investing and financing activities:
Conversion of debt into equity	$-	$1,950,224

See Notes to Financial Statements.

F-34

AMERICAN REBEL HOLDINGS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2023

(unaudited)

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on December 15, 2014, under the laws of the State of Nevada, as CubeScape, Inc. Effective January 5, 2017, the Company amended its articles of incorporation and changed its name to American Rebel Holdings, Inc. On June 19, 2017, the Company completed a business combination with its majority stockholder, American Rebel, Inc. As a result, American Rebel, Inc. became a wholly-owned subsidiary of the Company.

Nature of operations

The Company develops and sells branded products in the self-defense, safe storage and other patriotic product areas using a wholesale distribution network, utilizing personal appearances, musical venue performances, as well e-commerce and television. The Company’s products are marketed under the American Rebel Brand and are proudly imprinted with such branding. Through its acquisition of the “Champion Entities” (which consists of Champion Safe Co., Inc., Superior Safe, LLC, Safe Guard Security Products, LLC, and Champion Safe De Mexico, S.A. de C.V.) the Company promotes and sells its safe and storage products through a growing network of dealers, in select regional retailers and local specialty safe, sporting goods, hunting and firearms retail outlets, as well as through online avenues, including website and e-commerce platforms. The Company sells its products under the Champion Safe Co., Superior Safe Company and Safe Guard Safe Co. brands as well as the American Rebel Brand.

To varying degrees, the consequences of the COVID-19 pandemic continue to affect our operating business. Significant government and private sector actions have taken place to control the spread and mitigate the economic effects of the virus and its variants. The development of geopolitical conflicts, supply chain disruptions and government actions to slow rapid inflation in recent years have produced varying effects on our business. The economic effects from these events over long term cannot be reasonably estimated at this time. Accordingly, estimates used in the preparation of our financial statements, including those associated with the evaluation of certain long-lived assets, goodwill and other intangible assets for impairment, expected credit losses on amounts owed to us (through accounts receivable) and the estimations of certain losses assumed under warranty and other liability contracts, may be subject to significant adjustments in future periods.

Interim Financial Statements and Basis of Presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the Commission set forth in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by the U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read along with the Annual Report filed on Form 10-K of the Company for the period ended December 31, 2022, and notes thereto contained, filed on April 14, 2023.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, American Rebel, Inc., and the Champion Entities. All significant intercompany accounts and transactions have been eliminated.

F-35

Year-end

The Company’s year-end is December 31.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Inventory and Inventory Deposits

Inventory consists of backpacks, jackets, safes, other storage products and accessories manufactured to our design and held for resale and are carried at the lower of cost (First-in, First-out Method) or market value. The Company determines an estimate for the reserve of slow moving or obsolete inventories by regularly evaluating individual inventory levels, projected sales and current economic conditions. The Company makes deposit payments on certain inventory to be manufactured that are carried separately until the manufactured goods are received into inventory.

Fixed assets and depreciation

Property and equipment are stated at cost, net of accumulated depreciation. Additions and improvements are capitalized while ordinary maintenance and repair expenditures are charged to expense as incurred. Depreciation is recorded using the straight-line method over the estimated useful life of the asset, which ranges from five to seven years.

Revenue recognition

In accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, revenues are recognized when control of the promised goods or services is transferred to our clients, in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods and services. To achieve this core principle, we apply the following five steps: (1) Identify the contract with a client; (2) Identify the performance obligations in the contract; (3) Determine the transaction price; (4) Allocate the transaction price to performance obligations in the contract; and (5) Recognize revenues when or as the company satisfies a performance obligation.

These steps are met when an order is received, a price is agreed, and the product is shipped or delivered to that customer.

Advertising costs

Advertising costs are expensed as incurred; Marketing costs which we consider to be advertising costs incurred were $172,617 and $149,249 for the three-month periods ended June 30, 2023, and 2022, respectively, and $425,342 and $230,219 for the six-month period then ended, respectively.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2023, and December 31, 2022, respectively. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

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Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation

The Company records stock-based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with ASC 718-10 and the conclusions reached ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by ASC 505-50.

Earnings per share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by ASC 260 - Earnings per Share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. Dilutive common share equivalents are negligible or immaterial as dilutive shares to be issued during net loss years were non-existent. For the three months ended June 30, 2023 and June 30, 2022, net loss per share was $(0.87) and $(20.75), respectively, and for the six months ended June 30, 2023 and June 30, 2022, net loss per share was $(1.21) and $(33.37), respectively

Fully diluted shares outstanding is the total number of shares that the Company would theoretically have if all dilutive securities were exercised and converted into shares. Dilutive securities include options, warrants, convertible debt, preferred stock and anything else that can be converted into shares. Potential dilutive shares consist of the incremental common shares issuable upon the exercise of dilutive securities, calculated using the treasury stock method. The calculation of dilutive shares outstanding excludes out-of-the-money options (i.e., such options’ exercise prices were greater than the average market price of our common shares for the period) because their inclusion would have been antidilutive. Out-of-the-money stock options totaled none and none as of June 30, 2023 and December 31, 2022, respectively. All other dilutive securities are listed below.

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The following table illustrates the total number of common shares that would be converted from common stock equivalents issued and outstanding at the end of each period presented; as of June 30, 2023 and as of June 30, 2022, respectively.

	June 30, 2023	June 30, 2022

Shares used in computation of basic earnings per share for the periods ended	678,000	126,760
Total dilutive effect of outstanding stock awards or common stock equivalents	1,078,000	75,500
Shares used in computation of fully diluted earnings per share for the periods ended June 30, 2023 and June 30, 2022, respectively	1,756,000	202,260

Net income (loss)	$(817,259)	$(4,230,329)
Fully diluted income (loss) per share	$(0.47)	$(20.92)

In periods of losses, diluted loss per share is computed on the same basis as basic loss per share as the inclusion of any other potential shares outstanding would be anti-dilutive.

Income taxes

The Company follows ASC Topic 740 for recording provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expense or benefit is based on the changes in the asset or liability for each period. If available evidence suggests that it is more likely than not that some portion or the entire deferred tax asset will not be realized, a valuation allowance is required to reduce the deferred tax asset to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income tax in the period of change.

Deferred income tax may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by taxing authorities. As of June 30, 2023, and December 31, 2022, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. For the three-month and six-month periods ended June 30, 2023, and 2022, respectively, no income tax expense has been recorded.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

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Warranties

The Company’s safe manufacturing business estimates its exposure to warranty claims based on both current and historical (with respect to the Champion Entities) product sales data and warranty costs (actual) incurred. The Company assesses the adequacy of its recorded warranty liability each quarter and adjusts the amount as necessary. Warranty liability is included in our accrued expense accounts in the accompanying condensed consolidated balance sheets. We estimate that warranty liability is nominal or negligible based on the superior quality of products and our excellent customer relationships. Warranty liability recorded was $93,458 as of December 31, 2022 and $99,238 as of June 30, 2023.

Business Combinations

The Company accounts for business combinations in accordance with ASC Topic 805, Business Combinations, and as further defined by ASU 2017-01, Business Combinations (Topic 805), which requires the purchase price to be measured at fair value. When the purchase consideration consists entirely of shares of our common stock, the Company calculates the purchase price by determining the fair value, as of the acquisition date, of shares issued in connection with the closing of the acquisition and, if the transaction involves contingent consideration based on achievement of milestones or earn-out events, the probability-weighted fair value, as of the acquisition date, of shares issuable upon the occurrence of future events or conditions pursuant to the terms of the agreement governing the business combination. If the transaction involves such contingent consideration, our calculation of the purchase price involves probability inputs that are highly judgmental due to the inherent unpredictability of future results, particularly by growth-stage companies. The Company recognizes estimated fair values of the tangible assets and intangible assets acquired, including in process research and development (“IPR&D”), and liabilities assumed as of the acquisition date, and we record as goodwill any amount of the purchase price of the tangible and intangible assets acquired and liabilities assumed in excess of the fair value (see Note 8 - Goodwill and Acquisition of Champion Entities for further information in accordance with ASC 805-10-55-37 through ASC 805-10-55-50).

Right of Use Assets and Lease Liabilities

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). The standard requires lessees to recognize almost all leases on the balance sheet as a Right-of-Use (“ROU”) asset and a lease liability and requires leases to be classified as either an operating or a finance type lease. The standard excludes leases of intangible assets or inventory. The standard became effective for the Company beginning January 1, 2019. The Company adopted ASC 842 using the modified retrospective approach, by applying the new standard to all leases existing at the date of initial application. Results and disclosure requirements for reporting periods beginning after January 1, 2019, are presented under ASC 842, while prior period amounts have not been adjusted and continue to be reported in accordance with our historical accounting under ASC 840. The Company elected the package of practical expedients permitted under the standard, which also allowed the Company to carry forward historical lease classifications. The Company also elected the practical expedient related to treating lease and non-lease components as a single lease component for all equipment leases as well as electing a policy exclusion permitting leases with an original lease term of less than one year to be excluded from the ROU assets and lease liabilities.

Under ASC 842, the Company determines if an arrangement is a lease at inception. ROU assets and liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As most of the Company’s leases do not provide an implicit rate, the Company estimated the incremental borrowing rate in determining the present value of lease payments. The ROU asset also includes any lease payments made prior to commencement and is recorded net of any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options.

Operating leases are included in operating lease Right-of-Use assets and operating lease liabilities, current and non-current, on the Company’s condensed consolidated balance sheets.

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Recent pronouncements

The Company evaluated recent accounting pronouncements through June 30, 2023, and believes that none have a material effect on the Company’s financial statements.

Concentration risks

Prior to the closing of the Champion Entities, the Company purchased a substantial portion (over 20%) of its inventory from 2 third-party vendors. With the closing and integration of the Champion Entities, the Company no longer purchases a substantial portion (over 20%) of its inventory from the 2 third-party vendors. As of June 30, 2023, the net amount due to these 2 third-party vendors (accounts payable and accrued expense) was $0. The loss of vendor relationships could have a material effect on the Company; however, the Company believes sufficient suppliers could be substituted should these third-party vendors/suppliers become unavailable or non-competitive for us.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the growth and acquisition stage and, accordingly, has not yet reached profitability from its operations. Since inception, the Company has been engaged in financing activities and executing its business plan of operations and incurring costs and expenses related to product development, branding, inventory buildup and product launch. As a result, the Company has continued to incur net losses for the six months ended June 30, 2023, and 2022 of ($817,259) and ($4,230,329), respectively. The Company’s accumulated deficit was ($34,930,069) as of June 30, 2023, and ($34,112,810) as of December 31, 2022. The Company’s working capital was $7,403,583 as of June 30, 2023, compared to $6,678,562 as of December 31, 2022. The increase in working capital from December 31, 2022, to June 30, 2023, is due to the Company increasing its overall inventory and accounts receivable balances offset by smaller increases in liabilities as well as incurring a net loss during the six months ending June 30, 2023.

The ability of the Company to continue as a going concern is dependent upon its ability to raise capital from the sale of its equity and, ultimately, the achievement of significant operating revenues and profitability.

Management believes that sufficient funding can be secured through the obtaining of loans, as well as future offerings of its preferred and common stock. However, no assurance can be given that the Company will obtain this additional working capital, or if obtained, that such funding will not cause substantial dilution to its existing stockholders. If the Company is unable to secure such additional funds from these sources, it may be forced to change or delay some of its business objectives and efforts. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – INVENTORY AND DEPOSITS

Inventory and deposits include the following:

	June 30, 2023	December 31, 2022
	(unaudited)	(audited)
Inventory – finished goods	$8,563,465	$7,421,696
Inventory deposits	310,587	309,684
Total Inventory and deposits	$8,874,052	$7,731,380

F-40

With the integration of Champion we eliminated the need to hold inventory with our American Rebel, Inc. subsidiary at its facility. We do not believe we have a risk of concentration in our purchasing of inventory materials, sourcing needs or manufacturing. As reported in our Annual Report filed on Form 10-K Champion added approximately $5,400,000 in inventory on the date of purchase less intercompany deposits of approximately $600,000 which is included in our balances as of December 31, 2022.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment include the following:

	June 30, 2023	December 31, 2022
	(unaudited)	(audited)

Plant, property and equipment	$367,317	$367,317
Vehicles	423,515	448,542
Property and equipment gross	790,832	815,859
Less: Accumulated depreciation	(388,675)	(359,334)
Net property and equipment	$402,157	$456,525

For the six months ended June 30, 2023, and 2022 we recognized $54,365 and $1,355 in depreciation expense, respectively. We depreciate these assets over a period of sixty (60) months which has been deemed their useful life.

NOTE 5 – RELATED PARTY NOTE PAYABLE AND RELATED PARTY TRANSACTIONS

Charles A. Ross, Jr. serves as the Company’s CEO. Compensation for Mr. Ross includes a base salary and a bonus based upon certain performance measures approved by the Board of Directors.

Doug Grau serves as the Company’s President. Compensation for Mr. Grau includes a base salary and a bonus based upon certain performance measures approved by the Board of Directors. Mr. Grau lent the Company approximately $146,000 during the six months ended June 30, 2023, the loan is an unsecured non-interest-bearing demand note.

NOTE 6 – LINE OF CREDIT – FINANCIAL INSTITUTION

During February 2023, the Company entered into a $2 million master credit agreement (credit facility) with a major financial institution (“Line of Credit”). The Line of Credit accrues interest at a rate determined by the Bloomberg Short-Term Bank Yield Index (“BSBY”) Daily Floating Rate plus 2.05 percentage points (which at June 30, 2023 for the Company was 7.22%), and is secured by all the assets of the Champion Entities. The Line of Credit expires February 28, 2024. The outstanding amount due on the Line of Credit at June 30, 2023 and December 31, 2022 was, respectively.

	June 30, 2023	December 31, 2022
	(unaudited)	(audited)

Line of credit from a financial institution.	$1,359,683	$-

Total recorded as a current liability	$1,359,683	$-

Current and long-term portion. As of June 30, 2023 the total balance due of $1,359,683 reported as current as the Line of Credit is to be repaid within one year, with subsequent drawdowns as needed by the Company. The Company paid a one-time loan fee equal to 0.1% of the Line of Credit amount available. In the likelihood of default, the default interest automatically increases to 6% over the BSBY plus 2.05% rate.

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The Company drew down on the Line of Credit initially in the amount of $1.7 million, with subsequent net payments and draws on the Line of Credit in the amount of $340,317. The Company has not increased the Line of Credit amount beyond the initial drawdown and has paid interest expense of $XX to the financial institution for the six months ended June 30, 2023. The Company intends to keep the Line of Credit open and in existence to enhance the profitability and working capital needs of the Champion entities.

NOTE 7 – NOTES PAYABLE – WORKING CAPITAL

	June 30, 2023	December 31, 2022
	(unaudited)	(audited)
Working capital loan with a limited liability company domiciled in the state of Georgia. The working capital loan is demand loan and accrues interest at 12% per annum and interest only payments that are due by the 15th of month following the close of the quarter.	600,000	600,000

Working capital loans with a major financial institution converted from a revolving line of credit to a strict payoff loan agreement with the major financial institution. Annual interest rate approximates 22.5% per annum and consists of two revolving line of credit accounts.	249	2,643

Working capital loan agreement with a limited liability company domiciled in the state of New York. The working capital loan is secured by all the assets of the Company that is not secured by the first priority interest of the major financial institution line of credit facility as well as a personal guaranty by our CEO, Mr. Charles A Ross. The working capital loan requires payments of $20,000 each for 64 weeks on the Friday following funding. The working capital loan is due and payable on July 5, 2024 with a final payment of $20,000.	882,200	-

	$1,482,449	$602,643

Total recorded as a current liability	$1,482,449	$602,643

On April 14, 2023, the Company entered into a $1,000,000 Business Loan and Security Agreement (the “Secured Loan”) with an accredited investor lending source (the “Lender”). Under the Secured Loan, the Company received the loan net of fees of $20,000. The Secured Loan requires 64 weekly payments of $20,000 each, for a total repayment of $1,280,000. The Secured Loan bears interest at 41.4%. The Secured Loan is secured by all of the assets of the Company and its subsidiaries second to a first priority lien secured the holder of the Line of Credit. Furthermore, the Company’s Chief Executive Officer, provided a personal guaranty for the Secured Loan. The Secured Loan provides for a default fee of $15,000 for any late payments on the weekly payments. No prepayment of the loan is allowed as well as any default by the Company allows the Lender to take necessary actions to secure its collateral and recovery of funds. The Company also is required to pay a a fee associated with the Lender and its introduction to the Company of $80,000 to be made in equity of the Company.

During the six months ending June 30, 2022, the Company completed the sale of several short-term notes under similar terms as its other short-term notes totaling $60,000. The notes are secured by a pledge of certain inventory items and the Company’s Chief Executive Officer’s personal guaranty.

During the six months ending June 30, 2022, the Company repaid $2,541,634 of these short-term notes and completed the conversion of short-term notes with a face value of $1,950,224 along with accrued interest into shares of common stock with a fair value of $2,803,632, resulting in a loss on extinguishment of $1,376,756. The conversion was done in connection with the Company’s registered public offering in February 2022.

F-42

At June 30, 2023, and December 31, 2022, the outstanding balance due on all of the working capital notes payable was $1,482,449 and $602,643, respectively. These amounts do not include interest payable on the various notes where interest was not paid in full per the terms of the notes. As of June 30, 2023, the Company was in default on $600,000 of the notes payable – working capital as the $600,000 in notes were due and payable by March 31, 2023. Subsequent to June 30, 2023, the Company refinanced this $600,000 note with the accredited investor and this note is no longer in default. Please see Note 15 – SUBSEQUENT EVENTS.

NOTE 8 – GOODWILL AND ACQUISITION OF THE CHAMPION ENTITIES

Goodwill

Goodwill is initially recorded as of the acquisition date and is measured as any excess of the purchase price over the estimated fair value of the identifiable net assets acquired. Goodwill is not amortized, but rather is subject to impairment testing annually (on the first day of the fourth quarter), or between annual tests whenever events or changes in circumstances indicate that the fair value of a reporting unit may be below its carrying amount. We first perform a qualitative assessment to evaluate goodwill for potential impairment. If based on that assessment it is more likely than not that the fair value of the reporting unit is below its carrying value, a quantitative impairment test is necessary. The quantitative impairment test requires determining the fair value of the reporting unit. We use the income approach, whereby we calculate the fair value based on the present value of estimated future cash flows using a discount rate that approximates our weighted average cost of capital. The process of evaluating the potential impairment of goodwill is subjective and requires significant estimates and assumptions about the future such as sales growth, gross margins, employment costs, capital expenditures, inflation and future economic and market conditions. Actual future results may differ from those estimates. If the carrying value of the reporting unit’s assets and liabilities, including goodwill, exceeds its fair value, impairment is recorded for the excess, not to exceed the total amount of goodwill allocated to the reporting unit.

As of June 30, 2023 and December 31, 2022, we had goodwill of $4,200,000 and $4,200,000, respectively, presented within other long-term assets in our condensed consolidated balance sheets, primarily related to our 2022 acquisition of Champion Entities. During the 2nd quarter of 2023, we performed a qualitative assessment of potential goodwill impairment and determined it was more likely than not that the fair value of our reporting units exceeded its carrying value. Accordingly, no further impairment testing of goodwill was performed, and we did not recognize any goodwill impairment for the six months ending June 30, 2023.

The Company policy is to review its goodwill for impairment periodically (based on economic conditions) and more specifically in the 4th quarter of its financial reporting year and determine whether impairment is to be recognized within its condensed consolidated statement of operations. See Note 1, Summary of Significant Accounting Policies to our Annual Report filed on Form 10-K, for more information on impairment testing.

Business Combination Consideration

On June 29, 2022, the Company entered into a stock and membership interest purchase agreement with Champion Safe Co., Inc., Superior Safe, LLC, Safe Guard Security Products, LLC, Champion Safe De Mexico, S.A. de C.V. (the “Champion Entities” or “Champion”) and Mr. Ray Crosby (the “Seller”) (the “Champion Purchase Agreement”), pursuant to which the Company agreed to acquire all of the issued and outstanding capital stock and membership interests of the Champion Entities from the Seller.

The acquisition occurred on July 29, 2022. Under the terms of the Champion Purchase Agreement, the Company paid the Seller (i) cash consideration of approximately $9,150,000, along with (ii) cash deposits in the amount of $350,000, and (iii) reimbursed the Seller for approximately $400,000 of agreed upon acquisitions and equipment purchases completed by the Seller and the Champion Entities since June 30, 2021. In addition to the payments to the Seller, the Company paid costs specifically associated with the acquisition of Champion and its integration of $350,000; $200,000 was paid to our investment banker in analyzing the acquisition and purchase of Champion as well as we paid $150,000 to Champion’s independent PCAOB registered accounting firm to conduct a two year of audit and subsequent interim review report of their financial condition and reports.

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Accounting for the Business Combination

Under the acquisition method of accounting, the acquired tangible and intangible assets and assumed liabilities are recognized based on their estimated fair values as of the business combination closing date. Pro forma adjustments were preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of December 31, 2022 which have been prepared to illustrate the estimated effect of the business combination (see Note 15 – Pro Forma Condensed Combined Financial Information (Unaudited) to our Annual Report filed on Form 10-K).

The Company may recognize a negligible deferred tax benefit as a result of the acquisition. Due to the acquisition, a temporary differences between book and tax basis for the intangible assets acquired may result in a deferred tax liability and additional goodwill, which we believe to be negligible.

The acquisition was accounted for as a business combination in accordance with ASC 805. As such, the total purchase consideration was allocated to the assets acquired and liabilities assumed based on their fair values as of July 29, 2022. The purchase price allocation is dependent upon certain valuation and other studies that have not yet been completed, nor may never be completed. Accordingly, the pro forma purchase price allocation may be subject to further adjustments. There can be no assurances that additional analyses and final determination of valuations will result in a change to the estimates of fair value set forth below.

The following is the estimate of the fair value of the assets acquired, liabilities assumed, and ensuing goodwill identified, reconciled to the purchase price transferred:

Cash	$-
Accounts receivable	1,337,130
Inventory	5,229,426
Fixed assets	473,326
Deposits and other assets	53,977
Customer list and other intangibles**	637,515
Accounts payable	(1,609,657)
Accrued expenses and other	(84,297)
Goodwill	4,200,000
Consideration	$10,237,420
Consideration:
Payments of cash direct to Seller	$8,455,177
Debt payments on behalf of Seller - guarantor	1,442,243
Payments to various service providers	340,000
$10,237,420

The Company’s estimates of fair values of the net assets acquired are based on the information that was available at the date of the acquisition, and the Company may continue to evaluate the underlying inputs and assumptions used in its valuations and would be subject to change. Preliminary estimates are subject to change during the measurement period, which we have determined to be one year from the date of the acquisition, which is July 29, 2023. (**- Customer lists and other intangibles are combined with goodwill at the end of each period and evaluated as to fair value. At June 30, 2023 and December 31, 2022, it was determined that total intangible assets (which includes goodwill) has a fair value of $4.2 million).

F-44

NOTE 9 – INCOME TAXES

At June 30, 2023 and December 31, 2022, the Company had a net operating loss carryforward of $34,930,069 and $34,112,810, respectively, which begins to expire in 2034.

Components of net deferred tax asset, including a valuation allowance, are as follows:

	June 30, 2023	December 31, 2022
	(unaudited)	(audited)
Deferred tax asset:
Net operating loss carryforward	$7,335,000	$7,163,690
Total deferred tax asset	7,335,000	7,163,690
Less: Valuation allowance	(7,335,000)	(7,163,690)
Net deferred tax asset	$-	$-

Valuation allowance for deferred tax assets as of June 30, 2023, and December 31, 2022, was $7,335,000 and $7,163,690, respectively. In assessing the recovery of the deferred tax asset, management considers whether it is more likely than not that some portion or the entire deferred tax asset will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not deferred tax assets will not be realized as of June 30, 2023, and December 31, 2022, and recognized 100% valuation allowance for each period.

Reconciliation between the statutory rate and the effective tax rate for both periods and as of June 30, 2023 and December 31, 2022:

Federal statutory rate	(21.0)%
State taxes, net of federal benefit	(0.0)%
Change in valuation allowance	21.0%
Effective tax rate	0.0%

On August 16, 2022, the Inflation Reduction Act of 2022 (“the 2022 act”) was signed into law. The 2022 act contains numerous provisions, including a 15% corporate alternative minimum income tax on “adjusted financial statement income”, expanded tax credits for clean energy incentives and a 1% excise tax on corporate stock repurchases. The provisions of the 2022 act become effective for tax years beginning after December 31, 2022. On December 27, 2022, the IRS and Department of Treasury issued initial guidance for taxpayers subject to the corporate alternative minimum tax. The guidance addresses several, but not all, issues that needed clarification. The IRS and Department of Treasury intend to release additional guidance in the future. We will continue to evaluate the impact of the 2022 act as more guidance becomes available. We currently do not expect an impact on our consolidated financial statements.

NOTE 10 – SHARE CAPITAL

The Company is authorized to issue 600,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of its $0.001 par value preferred stock.

On June 27, 2023, the Company effectuated a reverse split of its issued and outstanding shares of common stock at a ratio of 1-for-25. The share numbers and pricing information in this report are adjusted to reflect the reverse stock split as of June 30, 2023. The June 30, 2023 share numbers do not reflect any adjustment due to the 100-share round lot rounding up that has been inherent in the Company’s reverse stock splits since 2022. A shareholder that held a minimum of 100 shares pre-reverse split, based on the reverse stock split now holds less than 100 shares of our common stock will be issued an additional number of shares to ensure that they continue to maintain at least 100 shares of our common stock in ownership. This round lot adjustment or mechanism was effectuated in part to comply with NASDAQ’s rule requiring the Company to maintain a minimum float of 1 million shares in the public float. Based on the reverse stock split ratio that was approved by management this minimum number of shares in the public float would not have been obtained without the round lot minimum guarantee.

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Common stock and preferred stock

For the month of February 2022 the following transactions occurred: On February 3, 2022, multiple Series B Convertible Preferred stockholders converted 201,358 shares of their Series B Convertible preferred stock to 10,068 shares of common stock of the Company. On February 3, 2022, the Company converted two outstanding notes into 7,443 shares of common stock of the Company. On February 10, 2022, the Company received an equity investment of $10,500,000 to purchase 101,205 shares of the Company’s common stock through a registered public offering at $103.75 per share.

For the month of July 2022 the following transactions occurred: On July 12, 2022, we entered into a PIPE transaction with Armistice Capital Master Fund Ltd. for the purchase and sale of $12,887,976.31 of securities, consisting of (i) 20,372 shares of common stock at $27.75 per share, (ii) prefunded warrants (the “Prefunded Warrants”) that are exercisable into 448,096 shares of common stock (the “Prefunded Warrant Shares”) at $27.50 per Prefunded Warrant, and (iii) immediately exercisable warrants to purchase up to 936,937 shares of common stock at an initial exercise price of $21.50 per share and will expire five years from the date of issuance.

For the month of August 2022 the following transactions occurred: On August 22, 2022, 4,000 shares of common stock were issued in return for services as a component of a February 2022 services agreement. During the month of August 2022, Armistice Capital Master Fund Ltd. exercised 17,618 Prefunded Warrants. Along with the exercise notice and payment of $4,404.41, 17,618 shares of common stock were issued.

For the month of September 2022 the following transactions occurred: During the month of September 2022, Armistice Capital Master Fund Ltd. exercised 107,318 Prefunded Warrants. Along with several exercise notices and payments totaling $26,829.60, 107,318 shares of common stock were issued.

For the month of October 2022 the following transactions occurred: During the month of October 2022, Armistice Capital Master Fund Ltd. exercised 323,160 Prefunded Warrants. Along with several exercise notices and payments totaling $80,790.00, 323,160 shares of common stock were issued.

For the month of November 2022 the following transactions occurred: During the month of November 2022, Calvary Fund exercised 15,099 Calvary Warrants (see Note 11 – Warrants and Options). Along with an exercise notice and payment totaling $3,774.84, 15,099 shares of common stock were issued.

For the month of June 2023 the following transactions occurred: On June 27, 2023, we entered into a PIPE transaction with Armistice Capital Master Fund Ltd. for the purchase and sale of $2,993,850.63 of securities, consisting of (i) 71,499 shares of common stock at $4.37 per share, (ii) prefunded warrants (the “2023 Prefunded Warrants”) that are exercisable into 615,000 shares of common stock (the “ 2023 Prefunded Warrant Shares”) at $4.37 per Prefunded Warrant, and (iii) immediately exercisable warrants to purchase up to 686,499 shares of common stock at an initial exercise price of $4.24 per share and will expire five years from the date of issuance.

At June 30, 2023 and December 31, 2022, there were 748,720 and 677,221 shares of common stock issued and outstanding, respectively; and 75,143 and 75,143 shares of Series B preferred stock issued and outstanding, respectively, and 100,000 and 100,000 shares of its Series C preferred stock issued and outstanding, respectively.

NOTE 11 – WARRANTS AND OPTIONS

On February 10, 2022, the Company received an equity investment of $10,500,000 to purchase 101,205 shares of the Company’s common stock through a registered public offering at $103.75 per share. Along with the issuance of the shares of common stock, the Company issued immediately exercisable warrants (the “Uplist Warrants”) to purchase up to 101,205 shares of common stock with an exercise price of $129.6875 per warrant and will expire five years from the date of issuance. Commensurate with the February 10, 2022 offering the Company issued to its underwriters immediately exercisable warrants to purchase up to 15,181 shares of common stock with an exercise price of $129.6875 per warrant and will expire five years from the date of issuance. On July 8, 2022, the Company issued a dilutive issuance notice that in accordance with Section 3(b) of the Uplist Warrants, upon closing of the July 12, 2022 PIPE transaction, the exercise price of the Uplist Warrants shall be reduced from the current exercise price of $129.6875 to $50.25.

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On February 11, 2022, we entered into a transaction with Calvary Fund, the provider of our 2021 bridge financing for the retirement of its debt instrument, principal and interest with a combined value of $1,566,659.00 through the issuance of securities, consisting of (i) prefunded warrants (the “Calvary Warrants”) that are exercisable into 15,099 shares of common stock (the “Calvary Warrant Shares”) at $103.75 per Calvary Warrant, and (iii) immediately exercisable Uplist Warrants to purchase up to 15,099 shares of common stock with an exercise price of $129.6875 per warrant and will expire five years from the date of issuance. On July 8, 2022, the Company issued a dilutive issuance notice that in accordance with Section 3(b) of the Uplist Warrants, upon closing of the July 12, 2022 PIPE transaction, the exercise price of the Uplist Warrants shall be reduced from the current exercise price of $129.6875 to $50.25.

On July 12, 2022, we entered into a PIPE transaction with Armistice Capital Master Fund Ltd. for the purchase and sale of $12,887,976.31 of securities, consisting of (i) 20,372 shares of common stock at $27.75 per share, (ii) prefunded warrants (the “Prefunded Warrants”) that are exercisable into 448,096 shares of common stock (the “Prefunded Warrant Shares”) at $27.50 per Prefunded Warrant, and (iii) immediately exercisable warrants to purchase up to 936,937 shares of common stock with an exercise price of $21.50 per warrant and will expire five years from the date of issuance.

On June 27, 2023, we entered into a PIPE transaction with Armistice Capital Master Fund Ltd. for the purchase and sale of $2,993,850.63 of securities, consisting of (i) 71,499 shares of common stock at $4.37 per share, (ii) prefunded warrants (the “2023 Prefunded Warrants”) that are exercisable into 615,000 shares of common stock (the “ 2023 Prefunded Warrant Shares”) at $4.37 per Prefunded Warrant, and (iii) immediately exercisable warrants to purchase up to 686,499 shares of common stock at an initial exercise price of $4.24 per share and will expire five years from the date of issuance.

As of December 31, 2022, no Prefunded Warrants remained issued and outstanding with respect to the July PIPE transaction. The Prefunded Warrants were purchased in their entirety by the holders of the warrants for $27.50 per warrant. The Prefunded Warrants required the payment of an additional $0.25 per warrant and the written notice of exercise to the Company to convert the Prefunded Warrant into one share of common stock of the Company. During the period from July 12, 2022 through December 31, 2022, the Company received notice on 448,096 Prefunded Warrants converting into 448,096 shares of common stock.

Calvary Fund exercised all of its Calvary Warrants by November 30, 2022 requiring the payment of an additional $0.25 per warrant and the written notice of exercise to the Company to convert the Calvary Warrant into one share of common stock of the Company. Calvary Fund continues to hold the 15,099 warrants exercisable at a price of $50.25 per warrant.

Along with the Prefunded Warrants the PIPE investors were issued immediately exercisable warrants to purchase up to 936,937 shares of the Company’s common stock with an exercise price of $21.50 per share expiring five years from the date of issuance, or July 11, 2027. Each Prefunded Warrant and share of common stock issued in the PIPE transaction received two warrants that were exercisable at $21.50 per share with a five-year expiry. None of these warrants have been exercised by the holders.

As of December 31, 2022, there were 1,096,455 warrants issued and outstanding to acquire additional shares of common stock. As of June 30, 2023, there were 2,397,954 warrants issued and outstanding to acquire additional shares of common stock.

The Company evaluates outstanding warrants as derivative liabilities and will recognize any changes in the fair value through earnings. The Company determined that the warrants have an immaterial fair value at December 31, 2022 and June 30, 2023. The warrants do not trade in a highly active securities market, and as such, the Company estimated the fair value of these common stock equivalents using Black-Scholes and the following assumptions:

Expected volatility was based primarily on historical volatility. Historical volatility was computed using daily pricing observations for recent periods. The Company believes this method produced an estimate that was representative of the Company’s expectations of future volatility over the expected term which due to their maturity period as expiry, it was three years. The Company had no reason to believe future volatility over the expected remaining life of these common stock equivalents was likely to differ materially from historical volatility. Expected life was based on three years due to the expiry of maturity. The risk-free rate was based on the U.S. Treasury rate that corresponded to the expected term of the common stock equivalents.

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	June 30, 2023	December 31, 2022
	(unaudited)	(audited)

Stock Price	$3.50	$4.75
Exercise Price	$21.50	$21.50
Term (expected in years)	4.3	4.5
Volatility	32.12%	38.14%
Annual Rate of Dividends	0.0%	0.0%
Risk Free Rate	4.64%	4.69%

Stock Purchase Warrants

The following table summarizes all warrant activity for the year ended December 31, 2022, and for the six months ended June 30, 2023.

	Shares	Weighted- Average Exercise Price Per Share	Remaining term	Intrinsic value

Outstanding and Exercisable at December 31, 2021	28,072	$220.00	2.95 years	-
Granted	116,386	$129.6875	5.00 years	-
Granted in Debt Conversion	15,099	$129.6875	5.00 years
Granted Prefunded Warrants	463,195	$0.25	5.00 years
Granted in PIPE transaction	936,937	$21.50	5.00 years
Exercised	(463,195)	$0.25	-	-
Expired	(38)	-	-	-
Outstanding and Exercisable at December 31, 2022 (audited)	1,096,455	30.50	4.50 years
Granted	1,301,499	$4.37	5.00 years	-
Exercised	-	$0.01	5.00 years	-
Expired	-	-	-	-
Outstanding and Exercisable at June 30, 2023 (unaudited)	2,397,954	$26.50	4.50 years	-

NOTE 12 – LEASES AND LEASED PREMISES

Rental Payments under Non-cancellable Operating Leases and Equipment Leases

The Company through its purchase of Champion acquired several long term (more than month-to-month) leases for two manufacturing facilities, three office spaces, five distribution centers and five retail spaces. Four of its distribution centers also have retail operations for which it leases facilities. Lease terms on the various spaces expiry from a month-to-month lease (30 days) to a long-term lease expiring in March of 2027.

Rent expense for operating leases totaled approximately $453,320 and $0 for the six months ended June 30, 2023, and 2022, respectively.

The Company does not have any equipment leases whereby we finance this equipment needed for operations at competitive finance rates. New equipment to be financed in the near term, if necessary, may not be obtainable at competitive pricing with increasing interest rates.

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Rental equipment expense for finance leases totaled approximately $0 and $0 for the six months ended June 30, 2023, and 2022, respectively.

Right of Use Assets and Lease Liabilities

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The standard requires lessees to recognize almost all leases on the balance sheet as a Right-of-Use (“ROU”) asset and a lease liability and requires leases to be classified as either an operating or a finance type lease. The standard excludes leases of intangible assets or inventory. The standard became effective for the Company beginning January 1, 2019. The Company adopted ASC 842 using the modified retrospective approach, by applying the new standard to all leases existing at the date of initial application. Results and disclosure requirements for reporting periods beginning after January 1, 2019, are presented under ASC 842, while prior period amounts have not been adjusted and continue to be reported in accordance with our historical accounting under ASC 840. The Company elected the package of practical expedients permitted under the standard, which also allowed the Company to carry forward historical lease classifications. The Company also elected the practical expedient related to treating lease and non-lease components as a single lease component for all equipment leases as well as electing a policy exclusion permitting leases with an original lease term of less than one year to be excluded from the ROU assets and lease liabilities.

Under ASC 842, the Company determines if an arrangement is a lease at inception. ROU assets and liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As most of the Company’s leases do not provide an implicit rate, the Company estimated the incremental borrowing rate in determining the present value of lease payments. The ROU asset also includes any lease payments made prior to commencement and is recorded net of any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options.

On January 1, 2019, the Company adopted ASC 842 which increases transparency and comparability by recognizing a lessee’s rights and obligations resulting from leases by recording them on the balance sheet as lease assets and lease liabilities. ASC 842 requires the recognition of the right-of-use (“ROU”) assets and related operating and finance lease liabilities on the balance sheet. The Company adopted the new guidance using the modified retrospective approach with a cumulative-effect adjustment recorded on January 1, 2019.

The adoption of ASC 842 resulted in the recognition of ROU assets of $0 and lease liabilities for operating leases of $0 on the Company’s condensed consolidated balance sheet as of January 1, 2019, with no material impact to its condensed consolidated statements of operations. The difference between the ROU assets and the operating lease liability represents the reclassification of (i) deferred rent balances, resulting from the historical operating leases, and (ii) certain accrued restructuring liabilities. The Company’s accounting for finance leases remained substantially unchanged from its accounting for capital leases in prior periods.

The Company elected the package of practical expedients permitted within the standard, which allow an entity to forgo reassessing (i) whether a contract contains a lease, (ii) classification of leases, and (iii) whether capitalized costs associated with a lease meet the definition of initial direct costs. Also, the Company elected the expedient allowing an entity to use hindsight to determine the lease term and impairment of ROU assets and the expedient related to land easements which allows the Company not to retrospectively treat land easements as leases; however, the Company must apply lease accounting prospectively to land easements if they meet the definition of a lease.

For contracts entered into on or after the effective date, at the inception of a contract the Company will assess whether the contract is, or contains, a lease. The Company’s assessment is based on: (i) whether the contract involves the use of a distinct identified asset, (ii) whether the Company obtained the right to substantially all the economic benefit from the use of the asset throughout the period, and (iii) whether the Company has the right to direct the use of the asset. Leases entered into prior to January 1, 2019, are accounted for under ASC 840 and were not reassessed for classification.

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For operating leases, the lease liability is initially and subsequently measured at the present value of the unpaid lease payments. For finance leases, the lease liability is initially measured in the same manner and date as for operating leases, and is subsequently measured at amortized cost using the effective interest method. The Company generally uses its incremental borrowing rate as the discount rate for leases, unless an interest rate is implicitly stated in the lease. The lease term for all of the Company’s leases includes the noncancellable period of the lease plus any additional periods covered by either a Company option to extend the lease that the Company is reasonably certain to exercise, or an option to extend the lease controlled by the lessor. All ROU assets are reviewed for impairment.

Lease expense for operating leases consists of the lease payments plus any initial direct costs, net of lease incentives, and is recognized on a straight-line basis over the lease term. Lease expense for finance leases consists of the amortization of the asset on a straight-line basis over the earlier of the lease term or its useful life and interest expense determined on an amortized cost basis. The lease payments are allocated between a reduction of the lease liability and interest expense.

The Company’s operating leases are comprised primarily of facility leases and as such we have no finance leases for our vehicles or equipment currently at this time.

Balance sheet information related to our leases is presented below:

		June 30,
	Balance Sheet location	2023	2022
Operating leases:
Right-of-use lease assets	Right-of-use operating lease assets	$1,487,271	$-
Right-of-use lease liability, current	Other current liabilities	965,529	-
Right-of-use lease liability, long-term	Right-of-use operating lease liability	521,742	-

Finance leases:
Right-of-use lease assets	Property, plant and equipment	-	-
Right-of-use lease liability, current	Current portion of long-term debt	-	-
Right-of-use lease liability, long-term	Long-term debt	-	-

The following provides details of the Company’s lease expense:

	Six Months Ended June 30,
	2023	2022
Operating lease expense, net	$453,320	$-
Finance lease expense:
Amortization of assets	-	-
Interest on lease liabilities	-	-
Total finance lease expense	-	-
Operating lease expense, net	$453,320	$-

Other information related to leases is presented below:

	2023		2022
Right-of-use assets acquired in exchange for operating lease obligations	$1,487,271		$-
Cash Paid For Amounts Included In Measurement of Liabilities:
Operating cash flows from finance leases	-		-
Operating cash flows from operating leases	490,058		-
Weighted Average Remaining Lease Term:
Operating leases	3.0 years		0.0 years
Finance leases	0.0 years		0.0 years
Weighted Average Discount Rate:
Operating leases	5.00%		5.00%
Finance leases	n/a	%	n/a	%

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The minimum future annual payments under non-cancellable leases during the next five years and thereafter, at rates now in force, are as follows:

	Finance leases	Operating leases
2023 (six months remaining)	$-	$596,892
2024	-	688,526
2025	-	163,794
2026	-	62,792
2027	-	3,733
Thereafter	-	-
Total future minimum lease payments, undiscounted	-	1,515,737
Less: Imputed interest	(-)	(85,257)
Present value of future minimum lease payments	$-	$1,430,480

Rental expense totaled approximately $453,000 and $0 for the six months ended June 30, 2023 and 2022, respectively.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings

During the six-month periods ended June 30, 2023 and 2022, various claims and lawsuits, incidental to the ordinary course of our business, may be brought against the Company from time-to-time. In the opinion of management, and after consultation with legal counsel, resolution of any of these matters (of which there are none) is not expected to have a material effect on the condensed consolidated financial statements.

Contractual Obligations

The Company does not believe there are any off-balance sheet arrangements that have, or are reasonably likely to have, a material effect on the condensed consolidated financial statements. As of June 30, 2023 and December 31, 2022 there was approximately $0 and $0, respectively, in outstanding letters of credit issued during the normal course of business. These letters of credit could reduce our available borrowings, if we had any. During the six months ended June 30, 2023 the Company entered into a line of credit with a major financial institution. The amount due on the line of credit as of June 30, 2023 was $1,359,683. The Company is in compliance with the terms and covenants.

Executive Employment Agreements and Independent Contractor Agreements

The Company has written employment agreements with various other executive officers. All payments made to its executive officers and significant outside service providers are analyzed and determined by the board of directors compensation committee; some payments made to independent contractors (or officer payments characterized as non-employee compensation) may be subject to backup withholding or general withholding of payroll taxes, may make the Company responsible for the withholding and remittance of those taxes. Generally outside service providers are responsible for their own withholding and payment of taxes. Certain state taxing authorities may otherwise disagree with that analysis and Company policy.

NOTE 14 – OTHER INCOME – EMPLOYEE RETENTION CREDIT

The Company retained the services of a tax service professional to provide the Company with the specialized tax services. The services included identifying various tax initiatives as well as specifically tasking the tax service professional in applying for and the tax filings for (tax) credits available under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The Company received approximately $1,286,000 in tax credits under the CARES Act from the US Department of Treasury and paid approximately $178,500 to the service provider, netting the Company approximately $1,107,500 in credits for retaining its employees during COVID.

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NOTE 15 – SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of June 30, 2023, through the date the financial statements were issued and determined that there were the following subsequent events:

The Company refinanced a $600,000 note with an accredited investor that was due March 31, 2023 with a new note dated July 1, 2023. The total amount refinanced with an accredited investor is $450,000, with $150,000 due December 31, 2023, and $300,000 due June 30, 2024. Interest will be paid quarterly in the amount of 12% on the outstanding principal amounts.

The Depository Trust and Clearing Corporation (the “DTCC”) which handles the clearing and settlement of virtually all broker-to-broker equity, listed corporate and municipal bond and unit investment trust (UIT) transactions in the U.S. equities markets submitted numerous requests for share allocations. In connection with the Company’s June 27, 2023 1-for-25 reverse split DTCC made these requests. In connection with these numerous requests an additional 2.1 million shares of the Company’s common stock was created and added to the post-reverse stock split numbers. As described in the Company’s Information Statement filed on Schedule 14C dated December 14, 2022, shareholders holding at least a “round lot” (100 shares or more) prior to the reverse stock split shall have no less than one round lot (100 shares) after the reverse stock split. For the nine months ending September 30, 2023, the approximately 2.1 million in new shares of common stock will be added to its outstanding shares and earnings per share calculations.

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PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description

1.1**	Selling Agency Agreement, dated [*], 2023, between American Rebel Holdings, Inc. and Digital Offering, LLC

1.2*	Side Letter, dated June 28, 2023, between Digital Offering LLC and EF Hutton, division of Benchmark Investment, LLC

2.1	Second Amended and Restated Articles of Incorporation effective January 22, 2022 (Incorporated by reference to Exhibit 3.4 to Form 10-K, filed March 31, 2022)

2.2	Amended and Restated Bylaws of American Rebel Holdings, Inc. effective as of February 9, 2022 (Incorporated by reference to Exhibit 3.1 to Form 8-K, filed February 15, 2022)

2.3	Certificate of Amendment to the Second Amended and Restated Articles effectuating 25:1 Reverse Stock Split (Incorporated by reference to Exhibit 3.1 to Form 8-K filed on June 26, 2023)

3.1	Certificate of Designation of Series A Preferred Stock (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on February 24, 2020)

3.2	Certificate of Designation of Series B Preferred Stock (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on June 3, 2021)

3.3	Amended Certificate of Designation of Series B Preferred Stock ((Incorporated by reference to Exhibit 4.1 to Form 8-K filed on July 28, 2021)

3.4	Certificate of Designation of Series C Preferred Stock (Incorporated by reference to Exhibit 4.2 to Form 8-K filed on November 6, 2023)

3.5	Warrant Agency Agreement with Action Stock Transfer dated February 9, 2022 (Incorporated by reference to Exhibit 4.2 to Form 8-K, filed February 10, 2022)

3.6	Form of Pre-funded Warrant (Incorporated by reference to Exhibit 4.1 to Form 8-K, filed February 15, 2022)

3.7	Line of Credit Agreement dated February 10, 2023 (Incorporated by reference to Exhibit 4.6 to Form 10-Q, filed May 15, 2023)

3.8	Financing Agreement dated April 14, 2023 (Incorporated by reference to Exhibit 4.1 to Form 8-K, filed May 1, 2023)

3.9	Armistice Form of New Warrant A (Incorporated by reference to Exhibit 4.1 to Form 8-K/A, filed on September 8, 2023)

3.10	Armistice Form of New Warrant B (Incorporated by reference to Exhibit 4.2 to Form 8-K/A, filed on September 8, 2023)

4.1*	Form of Subscription Agreement

6.1	Ross Employment Agreement dated January 1, 2021 (Incorporated by reference to Exhibit 10.1 to Form 8-K, filed March 5, 2021)

6.2	Grau Employment Agreement dated January 1, 2021 (Incorporated by reference to Exhibit 10. 2 to Form 8-K, filed March 5, 2021)

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6.3	2021 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.3 to Form 8-K, filed March 5, 2021)

6.4	Ross Amendment to Employment Agreement dated April 9, 2021 (Incorporated by reference to Exhibit 10.42 to Form 10-K, filed May 17, 2021)

6.5	Grau Amendment to Employment Agreement dated April 9, 2021 (Incorporated by reference to Exhibit 10.43 to Form 10-K, filed May 17, 2021)

6.6	Securities Purchase Agreement, dated June 27, 2023, between American Rebel Holdings, Inc. and the Armistice Capital Master Fund Ltd. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on June 28, 2023)

6.7	Armistice Form of Warrant (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on June 28, 2023)

6.8	Armistice Form of Prefunded Warrant (Incorporated by reference to Exhibit 10.3 to Form 8-K filed on June 28, 2023)

6.9	Armistice Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.4 to Form 8-K filed on June 28, 2023)

6.10	Tony Stewart Racing Nitro Sponsorship Agreement dated July 1, 2023 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on August 7, 2023)

6.11	Master Brewing Agreement dated August 9, 2023 (Incorporated by reference to Exhibit 10.16 to Form 10-Q, filed August 15, 2023)

6.12	Armistice Form of Inducement Letter dated September 8, 2023 (Incorporated by reference to Exhibit 10.1 to Form 8-K/A, filed on September 8, 2023)

7.1	Securities Purchase Agreement, dated June 9, 2016, by and among CubeScape, Inc., American Rebel, Inc., and certain individual named therein (Incorporated by reference to Exhibit 2.1 to Form 8-K, filed June 15, 2016)

7.2	Champion Safe Co., Inc. Stock Membership Interest Purchase Agreement dated June 29, 2022 (Incorporated by reference to Exhibit 2.1 to Form 8-K, filed July 6, 2022)

8.1**	Escrow Agreement, dated [*], 2023, by and among American Rebel Holdings, Inc., Digital Offering LLC and Wilmington Trust, National Association

10.1*	Power of attorney (included on the signature page of this offering statement)

11.1**	Consent of BF Borgers CPA, P.C.

11.2**	Consent of DeMint Law, PLLC (included in Exhibit 12.1)

12.1**	Opinion of DeMint law, PLLC

*	Filed herewith.
**	To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on November 13, 2023.

American Rebel Holdings, Inc.

By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Charles A. Ross, Jr. as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-qualification amendments) to this Offering Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Charles A. Ross, Jr.	Chief Executive Officer (Principal Executive Officer), Secretary, Treasurer and Director	November 13, 2023
Charles A. Ross, Jr.

/s/ Doug E. Grau	President (Interim Principal Financial Officer) and Director	November 13, 2023
Doug E. Grau

/s/ Corey Lambrecht	Lead Director	November 13, 2023
Corey Lambrecht

/s/ Michael Dean Smith	Director	November 13, 2023
Michael Dean Smith

/s/ C. Stephen Cochennet	Director	November 13, 2023
C. Stephen Cochennet

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